As filed with the U.S. Securities and Exchange Commission on July 26, 2021.

Registration No. 333-255106

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1/A
(Amendment No. 4)
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

International Media Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	6770	86-1627460
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1604 US Highway 130

North Brunswick, NJ 08902

Telephone: (212) 960-3677
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shibasish Sarkar

1604 US Highway 130

North Brunswick, NJ 08902

Telephone: (212) 960-3677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. Giovanni Caruso, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel: (212) 407-4000	S Arun, Esq. Rajat Bopaiah, Esq. ALMT Legal 2 Lavelle Road Bangalore 560001, India Tel: +91 (80) 40160000	Rajiv Gupta Latham & Watkins LLP 9 Raffles Place #42-02 Republic Plaza Singapore 048619 Tel: +65.6437.5467	Ryan J. Maierson Latham & Watkins LLP 811 Main Street Suite 3700 Houston, TX 77002 Tel: (713) 546-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $0.0001 par value, one Right to acquire one-twentieth (1/20) share of Common Stock and one Warrant to purchase three-fourths (3/4) share of Common Stock	23,000,000	$10.00	$230,000,000	$25,093
Shares of Common Stock, $0.0001 par value, included as part of the Units	23,000,000	—	—	—	(3)
Rights included as part of the Units	23,000,000	—	—	—	(3)
Shares of Common Stock, $0.0001 par value, underlying the Rights included as part of the Units	1,150,000	10.00	11,500,000	1,255
Redeemable Warrants included as part of the Units	23,000,000	—	—	—	(3)
Total			$241,500,000	$26,348	(4)

(1)	Includes(A) an aggregate of 20,000,000 Units to be issued in the offering and an aggregate of 3,000,000 additional Units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, and (B) shares of Common Stock, Rights and Redeemable Warrants underlying in such Units.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3)	No fee pursuant to Rule 457(g).
(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 26, 2021

$200,000,000

International Media Acquisition Corp.

20,000,000 Units

International Media Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Although there is no restriction or limitation on what industry or geographic region our target operates in, we intend to pursue targets in North America, Europe and Asia (excluding China) in the media and entertainment industry. We shall not undertake our initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau).

This is an initial public offering of our securities. We are offering 20,000,000 units at an offering price of $10.00 per unit. Each unit consists of one share of common stock, one right and one redeemable warrant, as described in more detail in this prospectus. Each right entitles the holder thereof to receive one-twentieth (1/20) of one share of common stock upon the consummation of an initial business combination, as described in more detail in this prospectus. Each warrant entitles the holder thereof to purchase three-fourths (3/4) of one share of common stock at a price of $11.50 per whole share, subject to adjustment as described in the prospectus. We will not issue fractional shares. As a result, you must have 20 rights to receive a share of common stock at the closing of the initial business combination and exercise warrants in multiples of four warrants. Each warrant will become exercisable on the later of the completion of an initial business combination and 12 months from the date of this prospectus, and will expire five years after the completion of an initial business combination, or earlier upon redemption.

We will have until 12 months (or up to 18 months if our time to complete a business combination is extended as described herein) from the closing of this offering to consummate our initial business combination. If we are unable to complete our initial business combination within the applicable time period, we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to applicable law and as further described herein.

We have granted Chardan Capital Markets, LLC, the representative of the underwriters, a 45-day option to purchase up to 3,000,000 additional units solely to cover over-allotments, if any.

Our sponsor, Content Creation Media LLC, an entity affiliated with our Chairman and Chief Executive Officer, has committed to purchase from us an aggregate of 714,400 units (or 796,900 units if the over-allotment option is exercised in full), at $10.00 per private unit (for a total purchase price of $7,144,000, or $7,969,000 if the over-allotment option is exercised in full). These private units will be identical to the units sold in this offering, except as described in this prospectus. The private units will be sold in a private placement that will close simultaneously with the closing of this offering. A portion of the proceeds we receive from these purchases will be placed in the trust account described below.

On February 9, 2021, our sponsor purchased 5,750,000 shares of our common stock for an aggregate purchase price of $25,000, which we refer to herein as “insider shares.” The insider shares include an aggregate of up to 750,000 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

There is presently no public market for our units, common stock, rights or warrants. We have applied to have our units listed on The NASDAQ Capital Market, or NASDAQ, under the symbol “IMAQU.” We cannot guarantee that our securities will be approved for listing on NASDAQ. We expect that the common stock, rights and warrants comprising the units to begin separate trading on the 30th day following the date of this prospectus unless Chardan Capital Markets LLC determines that an earlier date is acceptable, subject to our filing a current report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading as described in this prospectus, we expect that the common stock, rights and warrants will be listed on NASDAQ under the symbols “IMAQ,” “IMAQR” and “IMAQW,” respectively. We cannot assure you that our securities will continue to be listed on NASDAQ after this offering.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and as a “smaller reporting company” under applicable federal securities laws and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risks Factors” beginning on page 26 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, before expenses, to us
Per Unit	$10.00	$0.55	$9.45
Total	$200,000,000	$11,000,000	$189,000,000

(1)	Includes $0.35 per unit, or $7,000,000 (or $8,050,000 if the over-allotment option is exercised in full) in the aggregate, equal to 3.5% of the gross proceeds of this offering payable to the underwriters as deferred underwriting discounts and commissions to be placed in a trust account described herein. Such funds will be released to the underwriters only upon consummation of an initial business combination, as described in this prospectus. If the business combination is not consummated, such deferred discounts and commissions will be forfeited by the underwriters. The underwriters will not be entitled to any interest accrued on the deferred discounts and commissions. Does not include certain fees and expenses payable to the underwriters in connection with this offering. See “Underwriting” for further information relating to the underwriters’ compensation.

Upon consummation of the offering, $10.00 per unit sold to the public in this offering (whether or not the underwriters’ over-allotment option has been exercised in full or part) will be deposited into a United States-based trust account at JP Morgan Chase Bank, N.A. (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) and at a brokerage institution with Continental Stock Transfer & Trust Company acting as trustee. Such amount includes $0.35 per unit, or $7,000,000 (or $8,050,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate payable to the underwriters as deferred underwriting discounts and commissions. Except as described in this prospectus, these funds will not be released until the earlier of the completion of our initial business combination and our redemption of the shares of common stock sold in this offering upon our failure to consummate a business combination within the required period.

The underwriters are offering the units on a firm commitment basis. Chardan Capital Markets, LLC, acting as the sole book-running manager and representative of the underwriters, expects to deliver the units to purchasers on or about         , 2021.

Sole Book-Running Manager

Chardan

The date of this prospectus is         , 2021

We are responsible for the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus, references to:

•	“we,” “us,” “our company” or “the company” refer to International Media Acquisition Corp., a Delaware corporation;

•	“insider shares” refer to the 5,750,000 shares of common stock held or controlled by our insiders (as defined below) prior to this offering, which include up to an aggregate of 750,000 shares of common stock subject to forfeiture by our insiders to the extent that the underwriters’ over-allotment option is not exercised in full or in part;

•	“private units” refer to the 714,400 units (up to a maximum of 796,900 units if over-allotment option is exercised in full) we are selling privately to our sponsor and/or its designee upon consummation of this offering and references to “private shares” refer to the shares included in the private units, references to “private rights” refer to the rights included in the private units and references to “private warrants” refer to the warrants included in the private units;

•	our “public shares” refer to shares of common stock which are being sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market) and references to “public stockholders” refer to the holders of our public shares, including our insiders to the extent our insiders purchase public shares, provided that their status as “public stockholders” shall exist only with respect to such public shares;

•	our “rights” or “public rights” refer to the rights which are being sold as part of the units in this offering;

•	our “warrants” or “public warrants” refer to the warrants which are being sold as part of the units in this offering;

•	our “management” or our “management team” refer to our officers and directors;

•	our “insiders” refer to our officers, directors, sponsor and any holder of our insider shares;

•	our “sponsor” refers to Content Creation Media LLC, a Delaware limited liability company, an entity affiliated with our Chairman and Chief Executive Officer.

Except as specifically provided otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Overview

We are a blank check company formed under the laws of the State of Delaware on January 15, 2021. We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any specific business combination, nor has anyone on our behalf initiated or engaged in any substantive discussions, formal or otherwise, related to such a transaction. Our efforts to date are limited to organizational activities related to this offering.

While we may pursue an initial business combination target in any business, industry or geographic location, we intend to search globally, with a focus on North America, Europe and Asia (excluding China), for target companies within the media and entertainment (“M&E”) sector. We shall not undertake our initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau). We intend to focus specifically on companies that are positioned to benefit directly from the growth of digitally available content. While our efforts to identify a target will not be limited to any particular M&E segment or geography, we intend to focus our search on content, film, post-production and/or visual effects facilities, animation, streaming, augmented and virtual reality, music, digital media, gaming and e-sports.

In recent years, the M&E industry has seen a significant convergence with other industries (for example, telecommunications) driven by the widespread adoption of digitized content. Within M&E, there are several high growth segments such as gaming, content and digital media while others, such as print, are facing existential challenges unless they innovate their business models to provide digital content. We have also seen the consumption of products by end users in the space increase in this new environment.

The global media and entertainment industry – including the production and distribution of motion pictures, television programming, streaming content, music and audio recordings, broadcast, radio, book publishing, video games, and ancillary advertising, services, and analytical products – is forecast to reach US$2.5 trillion by 2024, according to PWC’s Global Entertainment & Media Outlook Report.

The global COVID-19 pandemic has created significant challenges for most media and entertainment sectors and accelerated many trends that were already underway. For example, increased working from home, social distancing, and travel restrictions have increased demand for internet bandwidth to support distributed information delivery, including entertainment media consumption.

Historically, media and entertainment spending by consumers have been considered discretionary and tied to general macroeconomic conditions. In addition, content previously delivered exclusively by cable, broadcast, and satellite platforms is now increasingly being consumed via mobile and other streaming online delivery services. Together with the necessity of online connectivity for many individual consumers working from home, we believe many consumers consider their spending on mobile data or streaming media delivery (“over the top” or “OTT” delivery) of media and entertainment content to be on par with utility bills and therefore an essential, non-discretionary expenditure.

Accelerated in part by COVID-19-enforced stay-at-home rules, global OTT video revenue surged by 26.0% in 2020 according to research from PwC. The same research goes on to state that, as recently as 2015, theatrical box office revenue was three times the amount spent on subscription video on demand (“SVOD”). While SVOD and theatrical box office revenues were approximately the same in 2019 at approximately $46.4 billion, SVOD revenues are expected to outpace box office revenues in 2020 and more than double in size from US$46.4 billion in 2019 to US$86.8 billion in 2024. Digitalization of content media has been a major force in shaping the media narrative, and consumer demand for an array of media choices continues to grow.

The International Media and Entertainment Markets

The U.S. media and entertainment industry is the largest in the world at $660 billion in 2020, employing more than 11.6 million workers and representing approximately one-third of the global M&E industry according to the U.S. International Trade Administration. The U.S. industry is expected to reach more than $825 billion by 2023. However, emerging and smaller markets are growing at much faster rates than the U.S. and other developed nations. India is forecast to be the fastest growing global media market between 2019 and 2024 at a compound annual growth rate (CAGR) of 8.8%, followed by Nigeria (8.6%), Philippines (5.8%), Saudi Arabia (5.4%) and Pakistan (5.4%), according to research from PwC. While we may seek a target in any geographic market outside of China (including Hong Kong and Macau), we believe India and other emerging economics markets represent excellent markets in which to find strong candidates for our initial business combination because of their relatively high growth rates.

The evidence of powerful newer markets can be seen in the industry growth in India, the fifth largest economy in the world. Post-COVID-19 dynamics indicate that Indian consumers have accelerated their adaption of the industry’s digital services providing outsized opportunities for investment. Research reports show that India will be the fastest growing entertainment and media market globally in terms of pure consumer revenue. Over the next four years, the outlook remains highly positive for digital segments such as OTT, online advertising, online gaming and music and podcasts that were perfectly positioned to meet consumers where they were in 2020, predominantly at home and online. The Indian media and entertainment industry has a robust long-term outlook and is expected to grow at 10.1% compound annual growth rate to reach $55 billion by 2024, according to research from PwC India.

The India Media & Entertainment Industry / Sub sectors

Digital & OTT

India is a mobile first digital economy. The domestic data consumption per user is among the highest globally and will only increase with adoption of 5G. According to KPMG’s India’s Media and Entertainment Report 2020 (“KPMG Report”), online video viewers are projected to reach 555 million by March 2022. This demand, coupled with improving data affordability and accessibility, has made India an attractive destination for international players. Leading OTT players like Netflix, Amazon Prime Video and Disney+ Hotstar are focusing increasingly on India, and additional investments by other content providers such as Facebook, YouTube. Apple, Lionsgate, etc. will further expand the market.

The Indian OTT space will be the key driver of growth and revenue and is expected to overtake South Korea, Germany, and Australia to become the sixth-largest OTT market by 2024. Subscription video on demand, backed by localized content, attractive subscription rates, and telecom bundled packages will contribute to revenue increasing at a 30.7% CAGR from $708 million in 2019 to $2.7 billion in 2024, according to PwC India.

India is already the sixth-largest market in the Asia Pacific region for online advertising. Rapid growth in Internet and smartphone penetration will be the primary driver of revenue in this space due to increased data affordability, new mobile-first formats, ability to measure, and strategic targeting.

Television

Currently, the television viewership in India has an audience of over 180 million households, making India the second largest TV market in the world, comprised of approximately 900 satellite TV channels, approximately 6,000 multi-system operators, approximately 60,000 local cable operators, seven Direct To Home (or DTH) operators and a few IPTV service providers. While OTT video market is rapidly growing in significance, TV subscription will remain by far the biggest market in India in terms of overall and advertising revenues. The rise of OTT services has resulted in the industry expanding to US$10.3 billion, according to the KPMG report. This has clearly emerged and catalyzed the industry into launching premium products and enticements such as Ultra HD, 4K, video-on-demand services and next-generation set-top boxes. While Internet advertising happens to be the fastest growing ad segments in India, TV advertising is expected to still hold the largest share of ad revenues through 2024. India’s TV advertising is projected to become the world’s top TV advertising markets, overtaking the UK, Germany, France, and Brazil during this period, according to research from PwC.

Films

India is the world’s largest film industry in terms of tickets sold and number of films made. On average, almost two thousand films are produced every year in 20 languages, as reported by India Global Business. With approximately 9,500 screens, the theatrical segment is underpenetrated with headroom for growth. Theatrical revenue is expected to reach a total of $1.5 billion by 2024, according to the KPMG report. India has a film segment among its regional languages as well, apart from the mainstream language, Hindi, which is popularly known as Bollywood. Apart from Bollywood, regional language films in India contribute 45% of the aggregate revenue of the Indian entertainment industry. The majority share of the regional language entertainment industry is comprised amongst the South Indian languages, mainly Tamil and Telugu. The syndication of film rights to digital and TV platforms account for 20% of the industry revenue, though the percentage contribution could be higher for individual titles. International markets yield 10 to 15% revenue for Indian films and reach about 90 countries worldwide.

Animation & VFX

The Indian animation companies are key outsourcing partners to the global $250 billion animation industry. With animated content created in India representing approximately 20% of the cost of production in developed markets, Indian animation studios and companies generate approximately 70% of their revenues from international projects. International clients recognize Indian VFX services for their ability to handle complex and high-quality work in movies such as The Jungle Book, Spider-Man: Far From Home, and Avengers: Endgame. The Animation & VFX sector aggregates approximately $1.0 billion in revenue and with double digit growth year-over-year, according to the KPMG report.

Gaming and Mobile Data

India is among the top 5 mobile gaming markets in the world by user base with an estimated 400 million online gamers in 2020, according to the KPMG report. This segment is a mobile first market wherein 90% of gamers play on mobile devices, with the most popular game genre being casual, free-to-play (or f2p) games. Data usage growth is expected to rise from 1.4GB per active phone each month in 2016 to 7GB by 2021, according to a report released by Ericsson. We believe growth will continue for this category as the smartphone user base expands. The digital fantasy sports gaming and real money skill games have seen massive growth in the last couple of years. For example, there are close to 100 million real money gaming (RMG) stakeholders in the country, with Dream11, one of the most popular online fantasy sports companies in India, being valued recently at $2.5 billion, as reported by The Economic Times. Digital gaming and e-sports are capitalizing on the demand for bringing live experiences in more personalized and in more engaging ways. E-sports was less than 1% of the overall market in India in 2019 but has become one of the fastest-growing segments with a projected 33% CAGR by 2024, taking India into the top ten global digital gaming markets, according to PwC India. By 2023, app-based social/casual gaming is expected to account for 85% of India’s US$2.5 billion video games and e-sports market, according to research from PwC.

Music, Radio and Podcast

We believe India’s music, radio and podcasts markets are poised for growth. The Indian online streaming music market is estimated to have more than 200 million unique monthly active users (or MAUs), according to the Indian music industry trade group. Indian consumers spend 19.1 hours per week listening to music on digital platforms as compared to the global average of 18 hours per week. The growing adoption of smartphones and smart speakers will make all forms of audio increasingly accessible to listeners in the coming years. This industry segment is experiencing rapid growth. Post-COVID19 pandemic the overall space is expected to grow 13.5% annually until 2024 to $1.7 billion, according to PwC India. According to the International Federation of the Phonographic Industry (IFPI), 96% of smartphone users in India are using their devices to listen to music, the highest rate in the world. This figure climbs to 99% for 16–24-year-olds. Ease of voice search coupled with increasing penetration of smart speakers will further drive revenues over the next five years.

Our Management Team

Our officers, directors and strategic advisors consist of seasoned investors and industry executives with an extensive track record of identifying, investing, building, operating and advising leading businesses. In particular, the team possesses a deep understanding of the media and entertainment space, the evolution of these sectors and market opportunities. Our collective team has experience in:

•	management of industry life cycle and raising capital for varied businesses in different manners;
•	management of financial turnaround, structuring M&A deals and forging talent relationships;
•	forging strategic alliances and deep understanding of the India markets;
•	understanding and monetization of digital trends;
•	production of films, OTT content, new media platforms and digital video distribution;
•	sourcing, structuring, acquiring and integrating businesses; and
•	negotiating and executing transactions favorable to investors in multiple geographies and under varying economic and financial market conditions.

We believe our team will be able to source media and acquisition investment opportunities through an extensive network, including by forging strategic alliances and understanding of the India markets of film, OTT, new media platforms and digital video distribution. Additionally, we believe that our team has the operational expertise to drive efficiencies at a target company following a business combination, and, given their extensive experience with public market investors, are well positioned to develop a thoughtful investor relations strategy.

Our team includes two current and one former senior executives from Reliance Entertainment Holdings Private Limited, AP International Group and Walt Disney Company India, respectively. Shibasish Sarkar, our Chairman of the Board and Chief Executive Officer, Sanjay Wadhwa, our Director and who will serve as our strategic advisor as of the effective date of the registration statement, and Vishwas Joshi, our Chief Financial Officer, collectively hold decades of operational experience at the aforementioned companies.

Shibasish Sarkar has served as our Chairman of the Board of Directors and Chief Executive Officer since our inception. Mr. Sarkar has extensive experience of over 27 years in the media industry. Mr. Sarkar has been handling multiple verticals across films, television, animation, gaming content and operations of digital and new media platforms. Since January 2019, Mr. Sarkar has been the Group CEO at Reliance Entertainment and was Group COO from September 2015 to December 2018. Reliance Entertainment is a part of the Reliance ADA Group, a leading private sector business serving over 250 million customers across financial services, infrastructure, power, telecommunications, media and entertainment, and healthcare sectors. Mr. Sarkar is also a member of the senior leadership team of Reliance ADA Group and serves as a director on the board of various Reliance ADA Group companies. Mr. Sarkar has hands-on experience and domain expertise within geographic markets of India, UK, and China, having helmed the distribution and production of hundreds of films having collaborated with the leading filmmakers & actors of Indian film industry. Mr. Sarkar has been a pioneer in producing digital content with clients across major OTT and TV Video-On-Demand platforms like Netflix, Amazon Prime Video, Disney+ Hotstar and SonyLIV. Mr. Sarkar has set up a marquee roster of showrunners and directors, delivering shows worth $22 million in the preceding 24 months through multiple shows contracted with streaming platforms with an aggregate value in the pipeline of approximately $80 million. Mr. Sarkar’s significant experience in the media and entertainment industry makes him well qualified to serve as a member of our board of directors.

Sanjay Wadhwa has served as a member on our Board of Directors since our inception. Since 1993, Mr. Wadhwa has been the Managing Partner of AP International Group, established in 1958, now one of the oldest film studios in southern India. AP International Group has been involved in film financing, acquisition, distribution, and handling of over 1000 films since its inception. Mr. Wadhwa, with over 35 years of experience in the field of Indian media and entertainment industry, has expertise in film financing, international distribution and syndication, digital media services platform and content production. Mr. Wadhwa is a well-known media personality in Southern India and within the Tamil, Telugu, and Malayalam speaking markets in Middle East, North America and South-East Asia, with notable contribution to trade and film exporting organizations. Mr. Wadhwa has been a member of the Entrepreneurs Organization, Chennai since 2000 and was the second Indian to be on the global board of Entrepreneurs Organization, Alexandria, Virginia, USA (2014 to 2017). Mr. Wadhwa also serves as a director on the board of Phonographic Digital Limited and was also the former director in Recorded Music Performance Ltd. We believe that Mr. Wadhwa’s extensive experience in the Indian media and entertainment industry makes him qualified to serve as a member of our board of directors.

Vishwas Joshi has served as our Chief Financial Officer since our inception. Mr. Joshi is a certified cost accountant having over 28 years of experience in the fields of media and entertainment, consumer goods and manufacturing services. Until recently, Mr. Joshi was associated with Walt Disney Company India in the capacity of executive director and head of studio finance from June 2007 to September 2020. Mr. Joshi has also worked with Sahara One Media and Entertainment, Capital Foods, Tata Oil Mills, CEAT and Batliboi accounting firm. Mr. Joshi’s expertise is spread across finance, accounts (India and US standards), treasury, audits, business planning and strategy and general management. Mr. Joshi has expertise in M&A transactions and post-merger integrations. Mr. Joshi was employed with UTV during the time Disney acquired 100% stake in UTV, and he was extensively involved in the transaction. After the aforesaid acquisition, Mr. Joshi continued as head of studio finance for UTV Studio and Walt Disney Studio India. Subsequently, he was also involved in the transaction relating to Disney acquiring Fox Star Studio and continued as head of studio finance for UTV/ Disney/Fox.

David M. Taghioff will become a member our Board of Directors at the closing of this offering. Mr. Taghioff has lead Library Pictures International, LLC, a global local-language content financier, since May 2019. Library was launched in May 2019 to support industry-leading filmmakers across the globe by investing in local production slates. From August 2011 to April 2020, Mr. Taghioff served at leading entertainment and sports agency Creative Artists Agency (CAA) and finally in the capacity of Co-Head of Global Client Strategy where he worked across the agency identifying new business opportunities for the agency’s clients, with an emphasis on the international marketplace. He advised corporate clients on their international initiatives, and he also worked with film and television clients on cross-border opportunities, brokering multiple film slate deals as well as packaging episodic content and film deals for Netflix and Amazon in India. From April 2010 to August 2011, he was Chief Operating Officer of Octagon, Inc.’s entertainment division. Prior to Octagon, from August 2006 to January 2010, Mr. Taghioff served as the Co-Head of William Morris Agency’s London office. Mr. Taghioff graduated with a Bachelor of Science in Urban Planning (Economics) from the University of Southern California. He received his Juris Doctorate from Santa Clara University School of Law and is a member of the California State Bar. We believe that Mr. Taghioff’s talent management and film financing experience make him well qualified to serve as a member of our board of directors.

Deepak Nayar will become a member our Board of Directors at the closing of this offering. Based in Los Angeles, Mr. Nayar has worked as a film and television producer since 1996 and is known for his association with films like Lost Highway, Buena Vista Social Club, Bend It Like Beckham, Bride and Prejudice, Vampire Academy, Dredd, Partition 1947, and The Mistress of Spices. Mr. Nayar has won awards from the Imagen Foundation and the Online Film and Television Association. He has also been nominated for Grammy Awards, BAFTA Award and European Film Awards. He completed his Bachelor’s degree in English Literature from Hindu College, University of Delhi. We believe that Mr. Nayar’s extensive experience as a film and television producer makes him well qualified to serve as a member of our board of directors.

Greg Silverman will become a member our Board of Directors at the closing of this offering. Mr. Silverman has been the CEO and Founder of Stampede Ventures, LLC since April 2018. Stampede Ventures is a premiere entertainment company sitting at the intersection of Hollywood and Silicon Valley and wholly focused on creating the next generation of blockbuster franchises across four divisions: Film, TV, Alternative, and International. Prior to founding Stampede, from 1997 to March 2017, Mr. Silverman served at Warner Bros. Pictures and finally in the capacity of President, Creative Development and Worldwide Production where he had full oversight of Warner Bros. Pictures’ development activities, global production and budget and worked on new opportunities to diversify and build upon the success of the company. While at Warner Bros., he was responsible for such box office hits as The Hangover, The Dark Knight, Gravity, Batman Vs. Superman: Dawn Of Justice, Suicide Squad, The Lego Movie, Sully, The Accountant, Fantastic Beasts And Where To Find Them, Wonder Woman, Crazy Rich Asians, A Star Is Born, Christopher Nolan’s Dunkirk and Steven Spielberg’s Ready Player One. Mr. Silverman serves on the Executive Committee of The Oakwood School and is a board member of both the Art Center College of Design and the Time Warner Foundation. He holds a Bachelor of Arts in Communications from Stanford University. We believe that Mr. Silverman’s media and entertainment experience makes him well qualified to serve as a member of our board of directors.

Paul Pelosi Jr. will become a member our Board of Directors at the closing of this offering. Mr. Pelosi is an experienced advisor to emerging growth and Fortune 500 companies in the areas of finance, infrastructure, sustainability and public policy. From March 2020 to the present, Mr. Pelosi has provided business development management services to ST Biosciences. From January 2021 to the present, he has also provided sales services to St. Georges Eco-Mining. From January 2002 to the present, Mr. Pelosi has advised clients on real estate transactions as a registered broker. He has been a member of the California State Bar since 1996. From March 2006 to October 2008, Mr. Pelosi served as Vice President of Corporate Strategy at InfoUsa, where he identified and executed mergers, acquisitions, and business partnerships. Mr. Pelosi’s previous experience includes working in a variety of positions in sales, corporate finance, loan origination, and institutional sales at Bank of America Securities from 1996 to 2001, JP Morgan Chase from 2001 to 2003, Bank of America Countrywide from 2003 to 2008, and at WR Hambrecht from 2009 to 2012. Mr. Pelosi is a graduate of Georgetown University with a BA in History (Cum Laude) and graduate of the Georgetown Law Center with a joint JD/MBA with an emphasis in International Business. We believe that Mr. Pelosi’s financial and business development experience makes him well qualified to serve as a member of our board of directors.

Suresh Ramamurthi will become a member our Board of Directors at the closing of this offering. Mr. Ramamurthi has been Chairman of CBW Bank since 2013 and has also served as the bank’s CTO. Mr. Ramamurthi leads CBW Bank’s initiatives to support and foster innovation including working with financial services start-ups. In 2009, the current ownership acquired the struggling Citizens Bank in Weir, Kansas and transformed the 123-year-old single-branch institution through the use of disruptive financial technology. Mr. Ramamurthi was named American Banker’s Innovator of the Year for 2015. Mr. Ramamurthi served on the Board of Trustees for the Kansas Public Employees Retirement System (KPERS) from July 2013 to June 2021, having served as Chairman of the investment committee and Chairman of the Board of Trustees. KPERS has more than $23 billion AUM and serves more than 281,000 retirees. Previously, Mr. Ramamurthi served as a Board Member of Kansas Film Commission. He has a Bachelor’s degree in Electronics and Communication Engineering from Anna University, Guindy, India, a Master’s degree in Computer Science from the Rutgers-NJIT Joint Program and an MBA in Finance from the University of Chicago. We believe that Mr. Ramamurthi’s investment and financial experience makes him well qualified to serve as a member of our board of directors.

The past performance of our management team, or advisor or their respective affiliates is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination. No member of our management team has had management experience with special purpose acquisition corporations in the past. You should not rely on the historical record of our management team’s or advisor’s or their respective affiliates’ performance as indicative of our future performance.

Acquisition Strategy

Our goal is to identify and acquire a business with untapped opportunity for building a public company. We believe that our management’s and directors’ experiences, from evaluating assets through investing and company building, will enable us to source and execute a business combination with high-quality targets. Our selection process will leverage the relationships of our board with leading venture capitalists, private equity and hedge fund managers, respected peers, and our network of investment banking executives, attorneys, and accountants. Together with this network of trusted partners, we intend to capitalize the target business and create purposeful strategic initiatives in order to achieve attractive growth and performance after our initial business combination.

We also believe that the COVID-19 global pandemic will impact the M&E industry differently within various segments. Our management expects that there will be some strong businesses that may end up in special situations and may need capital and expertise to grow their business. Some examples of such scenarios are:

•	now at-risk companies with solid business fundamentals looking for capital to continue their growth trajectory;

•	studios and production houses with strong content libraries and pipelines seeking financing deals to make up for an unforeseen lack of liquidity;

•	media assets being valued significantly lower than they had been previously; and

•	new media entities (e.g., digital media, over-the-top (“OTT”), e-sports, animation and visual effects studios) housed within struggling traditional media companies.

As a result, we anticipate that there will be many potential targets within the M&E industry for our initial business combination.

In particular, we intend to focus our search for an initial business combination target on private companies in North America, Europe and Asia (excluding China) that have positive operating cash flow or compelling economics and clear paths to positive operating cash flow, significant assets, and successful management teams that are seeking access to the U.S. public capital markets. We shall not undertake our initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau). Our selection process is expected to leverage our board’s deep and broad network of relationships, industry expertise and deal sourcing capabilities to provide us with a strong pipeline of potential targets.

Business Combination Criteria

While we may acquire a business in any industry and in any geography, we plan to focus our pursuit for business combination opportunities with companies operating in the media and entertainment and adjacent industries including, but not limited to gaming, OTT distribution, online social media, online commerce, events, celebrity and talent management, app-based applications in media and entertainment such as royalty contracts, merchandising, sports, leisure and hospitality, publishing and marketing.

Our objective is to focus on seeking businesses combination in the media & entertainment and related industries which capitalize on our management team’s expertise. We expect to utilize our management team’s experience in operating and leading businesses in these media & entertainment sectors and leverage their network of relationships to identify attractive high-growth businesses within our areas of focus.

We believe our management team is well positioned to create value for our stockholders, and that our contacts and sources, including “A list” media personalities and film stars, film producers, talent management agencies and owners of private and public companies, private equity funds, and the investment bankers and legal and finance professionals advising these sectors, will allow us to generate attractive acquisition opportunities.

We believe many potential business combination targets within our universe of consideration could benefit from access to the public markets but have thus far been unable to do so due to a variety of reasons, including lack of scale and perceived volatility of the creative businesses. For the consummation of our initial business combination, we will be targeting entities that can provide meaningful financial scale and immediately identifiable cost and operational improvements that will support an expanded presence in the marketplace.

We intend to focus our investment effort broadly across the media, entertainment, and related technology markets. We believe that the operating expertise of our management in media and entertainment across multiple industry verticals will give us a large, addressable universe of prospective business combination targets. We intend to target an initial business combination that has one or more of the following characteristics:

Prospective Target Size: Enterprise value is between $150 million and $500 million.

Strong Fundamentals: Fundamentally sound entities that may currently be underperforming and can benefit from being a publicly traded company, with access to broader capital markets.

Strong creative and management professionals: Strong personnel with a proven track record of driving growth and profitability, and can benefit from the vast network, experience and guidance of our management and Board in the industry.

Established Brand: Reputable brands that can benefit from our management and Board’s operating experience to scale the business.

Recurring Business Operations: Recurring, predictable revenues with high year-on-year growth that produce or have the potential to generate large and sustainable free cash flows.

Attractive Valuations: We intend to focus on targets that can be acquired at reasonable valuations.

Opportunities for Expansion and Operational Enhancements: Situations where additional investment and/or innovation can result in improvements in operational and/or financial performance.

Benefit from Access to Capital and Public Markets: Targets with significant near-term growth and value creation through access to capital.

High-Growth Markets: Businesses in higher-growth sub-sectors and geographies in selected developed and emerging international markets.

Companies with Potential to Benefit from Digital Disruption: Targets with businesses at the intersection of media and technology that currently, or have the potential to, benefit from digital disruption, or a disruption of the traditional business model.

Multicultural / Multilingual Media opportunities: Targets that address the demand of minority communities and regional languages that are often underserved by media and entertainment options, and seek to provide better choices to match their audiences’ diverse interests.

Leverage Our Management Team Expertise: Targets that can particularly capitalize on our management team’s domain expertise acquired through decades of hands-on experience, deep geographic insights, long standing personal relationships, wide network of C-suite contacts, and strategic deal-making experience.

The parameters mentioned above are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy materials or tender offer documents, as applicable, that we would file with the SEC. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.

Our Business Combination Process

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as reviewing financial and other information that will be made available to us. We will also utilize our operational and capital allocation experience.

Our acquisition criteria, due diligence processes and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Sourcing of Potential Business Combination Targets

We believe that the operational and transactional experience of our management team and members of our sponsor and their respective affiliates and related entities and the relationships they have developed as a result of such experience, will provide us with a substantial number of potential business combination targets. These individuals and entities have developed a broad network of contacts and corporate relationships around the world. This network has grown through sourcing, acquiring and financing businesses and maintaining relationships with sellers, financing sources and target management teams. Our management team and members of our sponsor and their respective affiliates and related entities have significant experience in executing transactions under varying economic and financial market conditions. We believe that these networks of relationships and this experience will provide us with important sources of investment opportunities. In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest noncore assets or divisions.

In addition, we believe that we will be able to source potential targets from our sponsor’s and management’s contacts within private equity, investment banking, industry consulting firms, accounting firms, and investors in the M&E sector. Upon completion of this offering, our management team and sponsor will communicate with their networks on our acquisition criteria and immediately begin screening opportunities.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, officers or directors (or their respective affiliates or related entities) or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors (or their respective affiliates or related entities). In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors (or their respective affiliates or related entities), we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Initial Business Combination

We will have until 12 months (or up to 18 months if our time to complete a business combination is extended as described herein) from the closing of this offering to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 18 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. Pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case, up to an aggregate of $4,000,000 or $4,600,000 if the underwriters’ over-allotment option is exercised in full) on or prior to the date of the applicable deadline, for each three month extension. In the event that we receive notice from our sponsor five days prior to the applicable deadline of its wish for us to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our taxes, and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders. In the event of our dissolution and liquidation, the rights and warrants included in the private units will expire and will be worthless.

We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose, at which stockholders may seek to convert their shares, regardless of whether they vote or vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek stockholder approval of our proposed business combination or allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Any tender offer documents used in connection with a business combination will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.

The initial per public share redemption or conversion price will be $10.00 per share, regardless of whether the over-allotment option is exercised. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders.

Pursuant to the rules of the NASDAQ Stock Market, our initial business combination must occur with one or more target businesses having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the trust account), which we refer to as the 80% test, at the time of the agreement to enter into the initial business combination. Therefore, the fair market value of the target business will be calculated prior to any conversions of our shares in connection with a business combination and therefore will be a minimum of $160,000,000 (or $184,000,000 if the over-allotment option is exercised in full) in order to satisfy the 80% test. While the fair market value of the target business must satisfy the 80% test, the consideration we pay the owners of the target business may be a combination of cash (whether cash from the trust account or cash from a debt or equity financing transaction that closes concurrently with the business combination) or our equity securities. The exact nature and amount of consideration would be determined based on negotiations with the target business, although we will attempt to primarily use our equity as transaction consideration. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm with respect to the satisfaction of such criteria. We will also obtain a fairness opinion from an independent investment banking firm before consummating a business combination with an entity affiliated with any of our officers, directors or insiders. If we are no longer listed on NASDAQ, we will not be required to satisfy the 80% test.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons. However, we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares and/or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses. If our securities are not listed on the NASDAQ after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on the NASDAQ at the time of our initial business combination.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our officers, directors and director nominees currently have certain relevant pre-existing fiduciary duties or contractual obligations.

Private Placements

On February 9, 2021, our insiders purchased 5,750,000 insider shares for an aggregate purchase price of $25,000, or approximately $0.004 per share. The per share purchase price of the insider shares was determined by dividing the amount of cash contributed to the company by the aggregate number of insider shares issued. The number of insider shares issued was determined based on the expectation that the insider shares would represent 20% of the outstanding shares after this offering (not including the shares underlying the private units). As such, our insiders will collectively own 20% of our issued and outstanding shares after this offering. The 5,750,000 insider shares held or controlled by our insiders include an aggregate of up to 750,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our insiders will collectively own or control 20% of our issued and outstanding shares after this offering.

The insider shares are identical to the shares of common stock included in the units being sold in this offering. However, our insiders have agreed (A) to vote their insider shares, private shares and any public shares acquired in or after this offering in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or up to 18 months if our time to complete a business combination is extended as described herein) from the closing of this offering unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, (C) not to convert any shares (including the insider shares, private shares and any public shares acquired in or after this offering) into the right to receive cash from the trust account in connection with a stockholder vote to approve either our proposed initial business combination or an amendment to the provisions of our certificate of incorporation and not to tender any shares to us in any tender offer in connection with our proposed initial business combination, and (D) that the insider shares and private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

On the date of this prospectus, the insider shares will be placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, 50% of these shares will not be transferred, assigned, sold or released from escrow until the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and the remaining 50% of the insider shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions referred to above include (1) transfers among the insiders or their respective affiliates or members or to our officers, directors, advisors and employees, (2) transfers to an insider’s affiliates or its members upon its liquidation, (3) transfers to relatives and trusts for estate planning purposes, (4) transfers by virtue of the laws of descent and distribution upon death, (5) transfers pursuant to a qualified domestic relations order, (6) private sales made at prices no greater than the price at which the securities were originally purchased or (7) transfers to us for cancellation of up to 750,000 shares of our common stock subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part or in connection with the consummation of an initial business combination, in each case (except for clause 7) where the transferee agrees to the terms of the escrow agreement and forfeiture, as the case may be, as well as the other applicable restrictions and agreements of the holders of the insider shares.

Our sponsor, Content Creation Media LLC, has committed to purchase from us an aggregate of 714,400 units (or 796,900 units if the over-allotment option is exercised in full), or “private units,” at $10.00 per private unit (for a total purchase price of $7,144,000, or $7,969,000 if the over-allotment option is exercised in full). These private units will be identical to the units sold in this offering, except as described in this prospectus. The private units will be sold in a private placement that will close simultaneously with the closing of this offering. A portion of the proceeds we receive from these purchases will be added to the proceeds of this offering and placed in the same trust account described in this prospectus maintained by Continental Stock Transfer & Trust Company, as trustee.

The private shares are identical to the shares sold as part of the public units in this offering. However, our insiders have agreed (A) to vote their insider shares, private shares and any public shares purchased in or after this offering in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or up to 18 months if our time to complete a business combination is extended as described herein) from the closing of this offering, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, (C) not to convert any shares, including insider shares, private shares and any public shares purchased in or after this offering, into the right to receive cash from the trust account in connection with a stockholder vote to approve either our proposed initial business combination or an amendment to the provisions of our certificate of incorporation and not to tender any shares to us in any tender offer in connection with our proposed initial business combination, and (D) that the insider shares and private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

If public units or shares are purchased by any of our directors, officers or initial shareholders, they will be entitled to funds from the trust account to the same extent as any public stockholder upon our liquidation but will not have redemption rights related thereto.

Corporate Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of common stock held by non-affiliates exceeds $250 million as of the end of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates exceeds $700 million as of the prior June 30.

Our executive offices are located at 1604 US Highway 130, North Brunswick, NJ 08902, and our telephone number is (212) 960-3677.

The Offering

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 26 of this prospectus.

Securities offered	20,000,000 units, at $10.00 per unit, each unit consisting of one share of common stock, one right and one redeemable warrant. Each right entitles the holder thereof to receive one-twentieth (1/20) of one share of common stock upon the consummation of an initial business combination. Each redeemable warrant entitles the holder thereof to purchase three-fourths (3/4) of one share of common stock at a price of $11.50 per full share, subject to adjustment as described in this prospectus.

Proposed NASDAQ symbols	We anticipate the units, and the shares of common stock, rights and warrants once they begin separate trading, will be listed on NASDAQ under the symbols “IMAQU,” “IMAQ,” “IMAQR” and “IMAQW,” respectively.

Trading commencement and separate trading of common stock, rights and warrants

The units will begin trading on or promptly after the date of this prospectus. We expect the common stock, rights and warrants will begin separate trading on the 30th day after the date of this prospectus unless Chardan Capital Markets, LLC determines that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will Chardan allow separate trading of the common stock, rights and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. Once the shares of common stock, rights and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock, rights and warrants. We will file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission, or the SEC, including an audited balance sheet, promptly following the closing of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Chardan has allowed separate trading of the common stock, rights and warrants prior to the 30th day after the date of this prospectus.

Units:

Number outstanding before this offering	0 units

Number to be outstanding after this offering and sale of private units	20,714,400 units(1)

Shares of common stock:

Number outstanding before this offering	5,750,000 shares(2)

Number to be outstanding after this offering and sale of private units	25,714,400 shares(3)

Rights:

Number outstanding before this offering	0 rights

Number to be outstanding after this offering and sale of private units	20,714,400 rights(4)

Redeemable Warrants:

Number outstanding before this offering	0 warrants

Number to be outstanding after this offering and sale of private units	20,714,400 warrants(5)

(1)	Assumes the over-allotment option has not been exercised. If the over-allotment option is exercised in full, 23,796,900 units will be outstanding.
(2)	Consists solely of insider shares and includes an aggregate of up to 750,000 shares of common stock held by our insiders that are subject to forfeiture if the over-allotment option is not fully exercised by the underwriters.
(3)	Consists of 5,000,000 insider shares, 20,000,000 public shares and 714,400 shares underlying the private units. If the over-allotment option is exercised in full, there will be a total of 29,546,900 shares of common stock outstanding. Excludes 1,000,000 shares underlying rights included as part of the units sold in this offering and 35,720 shares underlying rights included in the private units.
(4)	Includes 20,000,000 public rights and 714,400 private rights. If the over-allotment option is exercised in full, there will be a total of 23,796,900 rights outstanding, including an aggregate of 796,900 rights underlying the private units.
(5)	Includes 20,000,000 public warrants and 714,400 private warrants. If the over-allotment option is exercised in full, there will be a total of 23,796,900 warrants outstanding, including an aggregate of 796,900 warrants underlying the private units.

Terms of Rights:	Except in cases where we are not the surviving company in a business combination, each holder of a public right will automatically receive one-twentieth (1/20) of a share of common stock upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-twentieth (1/20) of a share underlying each right upon consummation of the business combination. We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Delaware law. As a result, you must hold rights in multiples of 20 in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Terms of Warrants:

Each redeemable warrant entitles the holder thereof to purchase three-fourths (3/4) of one share of common stock at a price of $11.50 per full share, subject to adjustment as described in this prospectus. The warrants will become exercisable on the later of the completion of an initial business combination and 12 months from the date of this prospectus. Because the warrants may only be exercised for whole numbers of shares, only warrants in multiples of four may be exercised at any given time. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption.

No public warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares. It is our current intention to have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares in effect promptly following consummation of an initial business combination. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within 90 days following the consummation of our initial business combination, public warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the volume weighted average trading price of our common stock for the 20 trading days ending on the third trading day prior to the date of exercise. For example, if a holder held warrants to purchase 150 shares and the fair market value on the date prior to exercise was $15.00, that holder would receive 35 shares without the payment of any additional cash consideration. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

Exercise price:	$11.50 per full share. If (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per share (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of our shares of common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Price”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $16.50 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 165% of the Market Price.

Redemption of warrants:

We may redeem the outstanding public warrants, in whole and not in part, at a price of $0.01 per warrant:

•   at any time while the warrants are exercisable,

•   upon a minimum of 30 days’ prior written notice of redemption,

•   if, and only if, the last sales price of our shares of common stock equals or exceeds $16.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, and

•   if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of common stock may fall below the $16.50 trigger price as well as the $11.50 warrant exercise price per share after the redemption notice is issued and not limit our ability to complete the redemption.

The redemption criteria for our warrants have been established at a price that is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the volume weighted average trading price of our common stock for the 20 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors, including the price of our shares of common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The private warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the sponsor or its permitted transferees. If the private warrants are held by holders other than the sponsor or its permitted transferees, the private warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the public units being sold in this offering.

Accounting Treatment	Due to certain provisions contained in our warrant agreement, the private warrants will be treated as a derivative liability and we will be required to record the fair value of each private warrant as a liability in accordance with the guidance contained in ASC 815-40. As a result, each quarter, we will be required to determine the fair value of each private warrant and record the change on the value of the private warrants from the prior quarter as a gain or a loss on our income statement, which will change the value of the liability for the private warrants on our balance sheet.

Offering proceeds to be held in trust

$200,000,000 of the net proceeds of this offering and the private placement (or $230,000,000 if the over-allotment option is exercised in full), or $10.00 per unit sold to the public in this offering (regardless of whether or not the over-allotment option is exercised in full or part) will be deposited into a segregated trust account located in the United States with Continental Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be signed on the date of this prospectus. The proceeds to be placed in the trust account include $7,000,000 (or up to $8,050,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions. $800,000 of net proceeds of this offering will not be held in the trust account.

Except as set forth below, the proceeds in the trust account will not be released until the earlier of: (1) the completion of an initial business combination within the required time period and (2) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our income or other tax obligations. With this exception, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account of approximately $800,000. Additionally, in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our initial stockholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the relevant insider’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into private units at a price of $10.00 per unit (which, for example, would result in the holders being issued units consisting of 150,000 shares of common stock and warrants to purchase 112,500 shares if $1,500,000 of notes were so converted). If we do not complete a business combination, the loans will only be repaid with funds not held in the trust account, to the extent available.

Ability to extend time to complete business combination

If we anticipate that we may not be able to consummate our initial business combination within 12 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 18 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. Pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per share in either case), on or prior to the date of the applicable deadline, for each of the available three month extensions providing a total possible business combination period of 18 months at a total payment value of $4,000,000, or $4,600,000 if the underwriters’ over-allotment option is exercised in full. Any such payments would be made in the form of non-interest bearing loans. We may also seek to amend our charter or governing instruments to extend the time to consummate an initial business combination in order to effectuate our initial business combination. If we complete our initial business combination, we will, at the option of our sponsor, repay such loaned amounts out of the proceeds of the trust account released to us or convert a portion or all of the total loan amount into units at a price of $10.00 per unit, which units will be identical to the private units. If we do not complete a business combination, we will only repay such loans from funds held outside of the trust account. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. Our public shareholders will not be entitled to vote or redeem their shares in connection with any such extension. As a result, we may conduct such an extension even though a majority of our public shareholders do not support such an extension and will not be able to redeem their shares in connection therewith.

Insider shares

On February 9, 2021, our sponsor purchased 5,750,000 insider shares for an aggregate purchase price of $25,000, or approximately $0.004 per share. Prior to the initial investment in the company of $25,000 by our sponsor, the company had no assets, tangible or intangible. The per share purchase price of the insider shares was determined by dividing the amount of cash contributed to us by the aggregate number of insider shares issued. The number of insider shares issued was determined based on the expectation that the insider shares would represent 20% of the outstanding shares after this offering (not including the shares underlying the private units). The 5,750,000 insider shares held or controlled by our insiders include an aggregate of up to 750,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part. Our insiders will collectively beneficially own approximately 20% of our issued and outstanding shares after this offering (not including the private units and underlying shares and assuming our insiders do not purchase any public units in this offering). If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a stock dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the ownership of insider shares by our insiders at 20% of our outstanding shares of common stock after this offering.

The insider shares are identical to the shares of common stock included in the units being sold in this offering, except that:

•    the insider shares are subject to certain transfer restrictions, as described in more detail below;

•    our insiders have entered into letter agreements with us, pursuant to which they have agreed (i) to waive their conversion rights with respect to their insider shares and any public shares they purchase in connection with the completion of our initial business combination and (ii) to waive their redemption rights with respect to their insider shares if we fail to complete our initial business combination within 12 months (or up to 18 months if our time to complete a business combination is extended as described herein) from the closing of this offering (although they will be entitled to redemption rights with respect to any public shares they hold if we fail to complete our business combination within the prescribed time frame);

•    if we submit our initial business combination to our public stockholders for a vote, our insiders have agreed to vote their insider shares, private shares and any public shares purchased during or after this offering in favor of our initial business combination; and

•    the insider shares are subject to registration rights.

Transfer restrictions on insider shares	Our insiders have agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until, with respect to 50% of the insider shares, the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our common stock equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following the consummation of our initial business combination and, with respect to the remaining 50% of the insider shares, six months after the date of the consummation of our initial business combination, or earlier in each case if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The insider shares will be held in escrow with Continental Stock Transfer & Trust Company during the period in which they are subject to the transfer restrictions described above.

Private units

Our sponsor has committed to purchase from us an aggregate of 714,400 private units (or 796,900 private units if the over-allotment option is exercised in full) at a price of $10.00 per private unit (for a total purchase price of $7,144,000, or $7,969,000 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Each private unit is identical to the units offered by this prospectus except as described below. A portion of the proceeds we receive from this purchase will be added to the proceeds from this offering to pay for the expenses of this offering and to be held in the trust account. If we do not complete our initial business combination within 12 months (or up to 18 months if our time to complete a business combination is extended as described herein) from the closing of this offering, the proceeds of the sale of the private units will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private units will be worthless.

Transfer restrictions on private units

The private placement units and their component securities will not be transferable, assignable or salable until 30 days after the consummation of our initial business combination except to permitted transferees.

Limited payments to insiders

There will be no fees, reimbursements or other cash payments paid to our insiders or any of the members of our management team prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than:

•   repayment at the closing of this offering of non-interest bearing loans up to an aggregate amount of $500,000;

•   payment of $10,000 per month to the sponsor for office space and related services, subject to deferral as described herein;

•   reimbursement of out-of-pocket expenses incurred by our insiders or any of their affiliates in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations; and

•   repayment of loans that may be made by our insiders or any of their affiliates to finance transaction costs in connection with an initial business combination, the terms of which have not been determined.

There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. We have no policy that prohibits our insiders or any member of our management team from negotiating the reimbursement of such expenses by a target business. Our audit committee will review and approve all reimbursements and payments made to any insider or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Potential revisions to agreements with insiders	We could seek to amend certain agreements made by our management team disclosed in this prospectus without the approval of stockholders, although we have no intention to do so. For example, restrictions on our executives relating to the voting of securities owned by them, the agreement of our management team to remain with us until the closing of a business combination, the obligation of our management team to not propose certain changes to our organizational documents or the obligation of the management team and its affiliates to not receive any compensation in connection with a business combination could be modified without obtaining stockholder approval. Although stockholders would not be given the opportunity to redeem their shares in connection with such changes, in no event would we be able to modify the redemption or liquidation rights of our stockholders without permitting our stockholders the right to redeem their shares in connection with any such change. We will not agree to any such changes unless we believe that such changes are in the best interests of our stockholders (for example, if such a modification is necessary to complete a business combination).

Stockholder approval of, or tender offer in connection with, initial business combination

In connection with any proposed initial business combination, we will either (1) seek stockholder approval of such initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares into the right to receive cash from the trust account, regardless of whether they vote or vote for or against the proposed business combination; or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek stockholder approval of our proposed business combination or allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we provide stockholders with the opportunity to sell their shares to us by means of a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek stockholder approval of our initial business combination, we will consummate the business combination only if, assuming a quorum is present at the meeting, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting are voted in favor of the business combination.

In addition, we will not consummate our initial business combination if public stockholders exercise conversion rights in an amount that would cause our net tangible assets to be less than $5,000,001 (so that this offering is not subject to Rule 419 promulgated under the Securities Act) or if we do not satisfy any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration needed to satisfy cash conditions pursuant to the terms of the proposed business combination exceeds the aggregate amount of cash available to us (including any cash we may obtain from financing from third parties or our insiders or their affiliates, which may not be available on terms acceptable to us or at all), we will not complete the business combination (as we may be required to have a lesser number of shares converted). As a result, we may not be able to locate another suitable target within the applicable time period, if at all. However, if we seek stockholder approval of a business combination and if a significant number of public stockholders properly seek to convert their public shares in connection with a proposed business combination, we or our insiders or their affiliates could purchase some or all of such shares in the open market or in private transactions in order to seek to satisfy the cash conditions. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. No funds from the trust account can be released from the trust account prior to the consummation of a business combination to make such purchases (although such purchases could be made using funds available to us after the closing of a business combination). We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Notwithstanding the foregoing, we or our insiders and their affiliates will not make purchases of shares of common stock if the purchases would violate Sections 9(a)(2) or 10(b) of the Exchange Act or Regulation M, which are rules that prohibit manipulation of a company’s stock, and we and they will comply with Rule 10b-18 under the Exchange Act in connection with any open-market purchases. If purchases cannot be made without violating applicable law, no such purchases will be made.

Our insiders have agreed (A) to vote their insider shares, private shares and any public shares acquired in or after this offering in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or up to 18 months if our time to complete a business combination is extended as described herein) from the closing of this offering, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, (C) not to convert any shares (including the insider shares and private shares) into the right to receive cash from the trust account in connection with a stockholder vote to approve either our proposed initial business combination or an amendment to the provisions of our certificate of incorporation and not to tender any shares to us in any tender offer in connection with our proposed initial business combination and (D) that the insider shares and private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. Depending on how a business combination was structured, any stockholder approval requirement could be satisfied by obtaining the approval of either (i) a majority of the shares of our common stock that were voted at the meeting (assuming a quorum was present at the meeting), or (ii) a majority of the outstanding shares of our common stock. Because our insiders will collectively beneficially own approximately 20.0% of our issued and outstanding shares of common stock (not including the private units and underlying securities and assuming our insiders do not purchase any units in this offering) upon consummation of this offering, a minimum of approximately 714,201 public shares, or approximately 3.6% of the outstanding shares of our common stock (if the approval requirement was a majority of shares voted and assuming that only a quorum was present at the meeting, that the over-allotment option is not exercised and an aggregate of 750,000 insider shares have been forfeited as a result thereof, and that the insiders do not purchase any units in this offering or units or shares in the after-market), would need to be voted in favor of a business combination in order for it to be approved.

None of our insiders, director nominees or their affiliates has committed to purchase units in this offering or any units or shares of common stock in the open market or in private transactions. However, if a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our insiders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Notwithstanding the foregoing, our insiders and their affiliates will not make purchases of shares of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Conditions to completing our initial business combination

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. If we are no longer listed on NASDAQ, we will not be required to satisfy the 80% test.

If our board is not able to independently determine the fair market value of the target business or businesses, we may obtain an opinion from an independent investment banking or accounting firm as to the fair market value of the target business. We will complete our initial business combination only if the post-transaction company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test, provided that in the event that the business combination involves more than one target business, the 80% test will be based on the aggregate value of all of the target businesses.

Conversion rights

In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he, she or it votes or is voting for or against such proposed business combination, to demand that we convert his, her or its public shares into a pro rata share of the trust account upon consummation of the business combination.

We may require public stockholders wishing to exercise conversion rights, whether they are a record holder or hold their shares in “street name,” to either tender the certificates they are seeking to convert to our transfer agent or to deliver the shares they are seeking to convert to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at any time at or prior to the vote on the business combination. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders to deliver their shares prior to the vote on the business combination in order to exercise conversion rights. This is because a holder would need to deliver shares to exercise conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders to deliver their shares prior to the vote on the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to stockholders.

Under Delaware law, we may be required to give a minimum of only ten days’ notice for each general meeting. As a result, if we require public stockholders who wish to convert their shares of common stock into the right to receive a pro rata portion of the funds in the trust account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for conversion. Accordingly, investors may not be able to exercise their conversion rights and may be forced to retain our securities when they otherwise would not want to.

If we require public stockholders who wish to convert their shares of common stock to comply with specific delivery requirements for conversion described above and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders.

Release of funds in trust account on closing of our initial business combination	On the completion of our initial business combination, all amounts held in the trust account will be released to us, other than funds the trustee will use to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption rights for public stockholders upon completion of our initial business combination.” We will use the remaining funds to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Liquidation if no business combination

If we are unable to complete our initial business combination within 12 months (or up to 18 months if our time to complete a business combination is extended as described herein) from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining holders of common stock and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Holders of rights or warrants will receive no proceeds in connection with the liquidation with respect to such rights or warrants, which will expire worthless.

In connection with our redemption of 100% of our outstanding public shares, each holder will receive an amount equal to (1) the number of public shares being converted by such public holder divided by the total number of public shares multiplied by (2) the amount then in the trust account (initially $10.00 per share), which includes the deferred underwriting commission, plus a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes (subject in each case to our obligations under Delaware law to provide for claims of creditors).

The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. We may not have funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. The underwriters will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case less taxes payable, provided that such liability will not apply to any claims by a third-party who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third-party, our sponsor will not be responsible to the extent of any liability for such third-party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per share.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

The holders of the insider shares and private units (and underlying securities) will not participate in any redemption distribution with respect to their insider shares and private units (and underlying securities), but may have any public shares redeemed upon liquidation.

If we are unable to conclude our initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share redemption price will be approximately $10.00.

We will pay the costs of any liquidation following the redemptions from our remaining assets outside of the trust account. If such funds are insufficient, our insiders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

The underwriters have agreed to waive their rights to the deferred underwriting commissions held in the trust account in the event we do not consummate a business combination within 12 months (or up to 18 months if our time to complete a business combination is extended as described herein) from the closing of this offering and in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Audit committee	Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will have established and will maintain an audit committee (which will be composed entirely of independent directors) to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 26 of this prospectus.

Summary of Risk Factors

A brief summary of some of the risk factors that make an investment in us speculative or risky include:

•	We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

•	Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

•	Your only opportunity to effect your investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

•	If we seek stockholder approval of our initial business combination, our initial stockholders and management team have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

•	The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

•	The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

•	The requirement that we complete our initial business combination within the prescribed time frame after the closing of this offering may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.

•	Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the coronavirus (COVID-19) outbreak and other events and the status of debt and equity markets.

•	If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may elect to purchase shares or warrants from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of our securities.

•	If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for submitting or tendering its shares, such shares may not be redeemed.

•	You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares, rights or warrants, potentially at a loss.

•	NASDAQ may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

•	You will not be entitled to protections normally afforded to investors of many other blank check companies.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	March 31, 2021
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficit)	$(328,402)	$193,530,571
Total assets	$358,852	$200,823,475
Total liabilities(2)	$335,377	$7,292,904
Value of common stock subject to possible conversion/tender(3)	$—	$188,530,570
Stockholders’ equity	$23,475	$5,000,001

(1)	Includes $7,144,000 we will receive from the sale of the private units.

(2)	The “as adjusted” liabilities represents up to $7,000,000 of deferred underwriting commissions and $292,904 of warrant liability.

(3)	The “as adjusted” value of common stock which may be subject to possible conversion/tender for cash is derived by taking 18,853,057 shares of common stock which may be converted, representing the maximum number of shares that may be converted or sold while maintaining at least $5,000,001 in net tangible assets after this offering, multiplied by a conversion price of $10.00.

The “as adjusted” information gives effect to the sale of the units we are offering and the sale of the private units, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

The “as adjusted” total assets amount includes the $200,000,000 to be held in the trust account (which would be $230,000,000 if the underwriters’ over-allotment option is exercised in full), including the deferred underwriting discounts and commissions of $7,000,000 (which would be $8,050,000 if the underwriters’ over-allotment option is exercised in full), plus $800,000 in cash held outside the trust account. If our initial business combination is not consummated, the trust account, less amounts we are permitted to withdraw as described in this prospectus, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors)

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to Our Business and
Our Search for, and Consummation of or Inability to Consummate, a Business Combination

We are a newly formed blank check company with no operating history and no revenues and, accordingly, you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly formed blank check company with no operating results, and we will not commence operations until obtaining funding through this offering and consummating our initial business combination. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective, which is to complete our initial business combination with one or more target businesses. We have not engaged in any substantive discussions and we have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our business combination. If we fail to complete our business combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of March 31, 2021, we had $6,975 in cash and a working capital deficit of $328,402. Further, we have incurred and expect to continue to incur significant costs in pursuit of our finance and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

If we are unable to consummate our initial business combination, our public stockholders may be forced to wait more than 18 months before receiving distributions from the trust account.

We will have until 12 months (or up to 18 months if our time to complete a business combination is extended as described herein) from the closing of this offering to consummate our initial business combination. We have no obligation to return funds to investors prior to such date unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to convert their shares. Only after the expiration of this full time period will holders of our common stock be entitled to distributions from the trust account if we are unable to complete our initial business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, public security holders may be forced to sell their public shares, potentially at a loss.

Our public stockholders may not be afforded an opportunity to vote on our proposed business combination.

We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their shares, regardless of whether they vote or vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our public stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, in each case subject to the limitations described elsewhere in this prospectus. Accordingly, it is possible that we will consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. For instance, NASDAQ rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination instead of conducting a tender offer.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete our initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,001 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete our initial business combination within 12 months (or up to 18 months if our time to complete a business combination is extended as described herein) of the effective date of the initial registration statement and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of our initial business combination and we may have a longer period of time to complete such a business combination than we would if we were subject to such rule.

Our public shareholders will not be entitled to vote or redeem their shares in connection with our potential extensions.

If we anticipate that we may not be able to consummate our initial business combination within 12 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to two times, each by an additional three months, as long as our sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, deposits into the trust account $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case, up to an aggregate of $4,000,000 or $4,600,000 if the underwriters’ over-allotment option is exercised in full) on or prior to the date of the applicable deadline, for each three-month extension. Our public shareholders will not be entitled to vote or redeem their shares in connection with any such extension. As a result, we may conduct such an extension even though a majority of our public shareholders do not support such an extension. This feature is different than the traditional special purpose acquisition company structure, in which any extension of the company’s period to complete a combination requires a vote of the company’s shareholders and shareholders have the right to redeem their public shares in connection with such vote.

If we determine to amend certain agreements made by our management team, many of the disclosures contained in this prospectus regarding those agreements would no longer apply.

We could seek to amend certain agreements with our management team disclosed in this prospectus without the approval of our stockholders, although we have no current intention to do so. For example, restrictions on our executives relating to the voting of securities owned by them, the agreement of our management team to remain with us until the closing of a business combination, the obligation of our management team to not propose certain changes to our organizational documents or the obligation of the management team and its affiliates to not receive any compensation in connection with a business combination could be modified without obtaining stockholder approval. Although stockholders would not be given the opportunity to redeem their shares in connection with such changes, in no event would we be able to modify the redemption or liquidation rights of our stockholders without permitting our stockholders the right to redeem their shares in connection with any such change. We will not agree to any such changes unless we believe that such changes are in the best interests of our stockholders (for example, if such a modification is necessary to complete a business combination).

If we deviate from the acquisition criteria or guidelines set forth in this prospectus, investors in this offering may have rescission rights or may bring an action for damages against us or we could be subject to civil or criminal actions taken by governmental authorities.

If we were to elect to deviate from the acquisition criteria or guidelines set forth in this prospectus, each person who purchased units in this offering and still held such securities upon learning of the facts relating to the deviation may seek rescission of the purchase of the units he or she acquired in the offering (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or bring an action for damages against us (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security). In such event, we could also be subject to civil or criminal actions taken by governmental authorities. For instance, the SEC can seek injunctions under Section 20(b) of the Securities Act if it believes a violation under the Securities Act has occurred or is imminent. The SEC can also seek civil penalties under Sections 20(d) and 24 if a party has violated the Securities Act or an injunctive action taken by the SEC or if a party willfully, in a registration statement filed under the Securities Act, makes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Furthermore, Section 20 allows the SEC to refer matters to the attorney general to bring criminal penalties against an issuer.

We may issue shares of our capital stock to complete our initial business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation will authorize the issuance of up to 500,000,000 shares of common stock, par value $0.0001 per share. Immediately after this offering and the purchase of the private units (assuming no exercise of the underwriters’ over-allotment option), there will be approximately 457,714,080 authorized but unissued shares of common stock available for issuance (after appropriate reservation for the issuance of the shares underlying the private units, the public and private rights and the public and private warrants). Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of common stock to complete our initial business combination. The issuance of additional shares of common stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

•	may cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our shares of common stock.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete our business combination. However, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may issue our shares to investors in connection with our initial business combination at a price that is less than the prevailing market price of our shares at that time.

In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions) at a price of $10.00 per share or which approximates the per-share amounts in our trust account at such time, which is generally approximately $10.00. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time.

We may be limited to the funds held outside of the trust account to fund our search for target businesses, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, $800,000 is anticipated to be available to us initially outside the trust account to fund our working capital requirements. Especially if the over-allotment option is exercised in full, we may not have sufficient funds available with which to structure, negotiate or close our initial business combination. In such event, we would need to borrow funds from our insiders to operate or may be forced to liquidate. Our insiders are under no obligation to loan us any funds. If we are unable to obtain the funds necessary, we may be forced to cease searching for a target business and may be unable to complete our initial business combination.

Reimbursement of out-of-pocket expenses incurred by our insiders or any of their affiliates in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations, could reduce the funds available to us to consummate a business combination. In addition, an indemnification claim by one or more of our officers and directors in the event that any of them are sued in their capacity as an officer or director could also reduce the funds available to us outside of the trust account.

We may reimburse our insiders or any of their affiliates for out-of-pocket expenses incurred in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided that, to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. In addition, pursuant to our certificate of incorporation and Delaware law, we may be required to indemnify our officers and directors in the event that any of them are sued in their capacity as an officer or director. We will also enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our certificate of incorporation and under Delaware law. In the event that we reimburse our insiders or any of their affiliates for out-of-pocket expenses prior to the consummation of a business combination or are required to indemnify any of our officers or directors pursuant to our certificate of incorporation, Delaware law, or the indemnity agreements that we will enter into with them, we would use funds available to us outside of the trust account for our working capital requirements. Any reduction in the funds available to us could have a material adverse effect on our ability to locate and investigate prospective target businesses and to structure, negotiate, conduct due diligence in connection with or consummate our initial business combination.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption price received by stockholders may be less than approximately $10.00.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to consummate an initial business combination within 12 months (or up to 18 months if our time to complete a business combination is extended as described herein) from the closing of this offering, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (excluding our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case less taxes payable, provided that such liability will not apply to any claims by a third-party who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third-party, our sponsor will not be responsible to the extent of any liability for such third-party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we have not completed our initial business combination within 12 months (or up to 18 months if our time to complete a business combination is extended as described herein) from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining holders of common stock and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We may not properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by us.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Holders of rights will not have redemption rights.

If we are unable to complete an initial business combination within the required time period and we redeem the funds held in the trust account, the rights will expire and holders will not receive any of the amounts held in the trust account in exchange for such rights.

Since we have not yet selected a particular industry or target business with which to complete our initial business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

Although we intend to focus our search on target businesses in North America, Europe and Asia (excluding China) in the media and entertainment industry, we may consummate our initial business combination with a target business in any industry or geographic region we choose and are not limited to any particular industry, type of business or geographic region. We shall not, however, undertake our initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau). Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately consummate our initial business combination. To the extent we complete our initial business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete our initial business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. We may not properly ascertain or assess all of the significant risk factors. An investment in our shares may not ultimately prove to be more favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

The requirement that our initial business combination occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the trust account at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies that we may complete such a business combination with.

Pursuant to the NASDAQ listing rules, our initial business combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the trust account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies that we may complete a business combination with. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account, which may be less than $10.00 per share. If we are no longer listed on NASDAQ, we will not be required to satisfy the 80% test.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

It is likely we will consummate our initial business combination with a single target business, although we have the ability to simultaneously consummate our initial business combination with several target businesses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

Alternatively, if we determine to simultaneously consummate our initial business combination with several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the target companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our public stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public stockholders may exercise conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third-party financing to help fund our initial business combination. In the event that the business combination involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

We may be unable to consummate an initial business combination if a target business requires that we have a certain amount of cash at closing, in which case public stockholders may have to remain stockholders of our company and wait until our redemption of the public shares to receive a pro rata share of the trust account or attempt to sell their shares in the open market.

A potential target may make it a closing condition to our initial business combination that we have a certain amount of cash in excess of the $5,000,001 of net tangible assets we are required to have pursuant to our organizational documents available at the time of closing. If the number of our public stockholders electing to exercise their conversion rights has the effect of reducing the amount of money available to us to consummate an initial business combination below such minimum amount required by the target business and we are not able to locate an alternative source of funding, we will not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. In that case, public stockholders may have to remain stockholders of our company and wait the full 18 months in order to be able to receive a portion of the trust account, or attempt to sell their shares in the open market prior to such time, in which case they may receive less than they would have in a liquidation of the trust account.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 20% of the shares of common stock sold in this offering.

In connection with any meeting held to approve an initial business combination, we will offer each public stockholder (but not our insiders) the right to have his, her, or its shares of common stock converted into cash. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or hers or any other person with whom he or she is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 20% of the shares of common stock sold in this offering. Generally, in this context, a stockholder will be deemed to be acting in concert or as a group with another stockholder when such stockholders agree to act together for the purpose of acquiring, voting, holding or disposing of our equity securities. Accordingly, if you purchase more than 20% of the shares of common stock sold in this offering and our proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares of common stock or sell them in the open market. The value of such additional shares may not appreciate over time following our initial business combination, and the market price of our shares of common stock may not exceed the per-share conversion price.

Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Therefore, our ability to compete in consummating our initial business combination with certain sizable target businesses may be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a business combination with certain target businesses. Furthermore, seeking stockholder approval of our initial business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and the future dilution they represent, may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating our initial business combination.

Our ability to consummate an attractive business combination may be impacted by the market for initial public offerings.

Our efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although we intend to pursue targets that are in North America, Europe and Asia (excluding China) in the media and entertainment industry. We shall not undertake our initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau). If the market for initial public offerings is limited, we believe there will be a greater number of attractive target businesses open to consummating an initial business combination with us as a means to achieve publicly held status. Alternatively, if the market for initial public offerings is robust, we believe that there will be fewer attractive target businesses amenable to consummating an initial business combination with us to become a public reporting company. Accordingly, during periods with strong public offering markets, it may be more difficult for us to complete an initial business combination.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors.

We may be unable to obtain additional financing, if required, to complete our initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, the capital requirements for any particular transaction remain to be determined. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or other reasons, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination.

Our insiders will control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering and sale of the private units, our insiders will collectively beneficially own approximately 20% of our issued and outstanding shares of common stock (not including the private units and underlying securities and assuming our insiders do not purchase any units in this offering). None of our insiders, director nominees or their affiliates has committed to purchase units in this offering or any units or shares from persons in the open market or in private transactions. However, our insiders or their affiliates could determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to influence the vote. In connection with any vote for a proposed business combination, our insiders have agreed to vote the shares of common stock owned by them immediately before this offering as well as the private shares and any shares of common stock acquired in this offering or in the aftermarket in favor of such proposed business combination, and therefore will have a significant influence on the vote.

Our board of directors is divided into three classes and, therefore, our insiders will continue to exert control over us until the closing of a business combination.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights under corporate law for up to 12 months (or up to 18 months if our time to complete a business combination is extended as described herein). If there is an annual meeting, as a consequence of our “staggered” board of directors, fewer than half of the board of directors will be considered for election and our insiders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our insiders will continue to exert control at least until the consummation of our initial business combination.

We may not hold an annual meeting of stockholders until after the consummation of our initial business combination.

In accordance with NASDAQ corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on NASDAQ. Under Section 211(b) of the Delaware General Corporation Law, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the Delaware General Corporation Law, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

If our insiders exercise their registration rights, it may have an adverse effect on the market price of our shares of common stock and the existence of these rights may make it more difficult to affect our initial business combination.

Our insiders are entitled to make a demand that we register the resale of the insider shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the purchasers of the private units and our insiders or their affiliates are entitled to demand that we register the resale of the private units and any units our insiders or their affiliates may be issued upon conversion of working capital loans or extension loans made to us (and any securities underlying the private units or units issued upon conversion of the working capital loans or extension loans) commencing on the date that we consummate our initial business combination. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these warrants may make it more difficult to effectuate our initial business combination or increase the cost of consummating our initial business combination with the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such warrants may have on the trading market for our shares of common stock.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial business combination, and, therefore, such consultants or financial advisers may have conflicts of interest.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial business combination. If we pay consultants or financial advisers fees that are tied to the consummation of our initial business combination, they may have conflicts of interest when providing services to us, and their interests in such fees may influence their advice with respect to a potential business combination. For example, if a consultant’s or financial advisor’s fee is based on the size of the transaction, then they may be influenced to present us with larger transactions that may have lower growth opportunities or long-term value versus smaller transactions that may have greater growth opportunities or provide greater value to our stockholders. Similarly, consultants whose fees are based on consummation of a business combination may be influenced to present potential business combinations to us regardless of whether they provide longer-term value for our stockholders. While we will endeavor to structure agreements with consultants and financial advisors to minimize the possibility and extent of these conflicts of interest, we cannot assure you that we will be able to do so and that we will not be impacted by the adverse influences they create.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities,

•	each of which may make it difficult for us to complete our business combination.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the completion of our primary business objective, which is a business combination; or (ii) absent a business combination, our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of our trust account.

The requirement that we complete our initial business combination within 12 months (or up to 18 months if our time to complete a business combination is extended as described herein) from the closing of this offering may give potential target businesses leverage over us in negotiating our initial business combination.

We have 12 months (or up to 18 months if our time to complete a business combination is extended as described herein) from the closing of this offering to complete our initial business combination. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limit referenced above.

We may not obtain a fairness opinion with respect to the target business that we seek to consummate our initial business combination with and therefore you may be relying solely on the judgment of our board of directors in approving a proposed business combination.

We will only be required to obtain a fairness opinion with respect to the target business that we seek to consummate our initial business combination with if it is an entity that is affiliated with any of our insiders. In all other instances, we will have no obligation to obtain an opinion. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of our trust account.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons, including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of our trust account, and our rights and warrants will expire worthless.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal control and may require that we have such system of internal control audited. If we fail to maintain the adequacy of our internal control, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal control, although as an “emerging growth company” as defined in the JOBS Act, we may take advantage of an exemption to this requirement. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal control. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such initial business combination.

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

In addition, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we are unable to do so, our operations may suffer.

If we reincorporate in another jurisdiction in connection with our initial business combination, the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

If we effect our initial business combination with a target business located outside of the United States, the laws applicable to such target business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a target business located outside of the United States, the laws of the country in which such target business is domiciled will govern almost all of the material agreements relating to its operations. The target business may not be able to enforce any of its material agreements in such jurisdiction and appropriate remedies to enforce its rights under such material agreements may not be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we consummate our initial business combination with a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws of the United States.

Provisions in our certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Because we must furnish our stockholders with target business financial statements prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards, or IFRS as issued by the International Accounting Standards Board or the IASB, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. We will include the same financial statement disclosure in connection with any tender offer documents we use, whether or not they are required under the tender offer rules. These financial statement requirements may limit the pool of potential target businesses we may consummate our initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

Risks Relating to Our Management Team

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. None of our officers are required to commit any specified amount of time to our affairs (although we expect them to devote approximately 10 hours per week to our business) and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to their other business activities, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. In addition, we do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel after our initial business combination, however, remains to be determined. Although some of our key personnel may serve in senior management or advisory positions following our initial business combination, it is likely that most, if not all, of the management of the target business will remain in place. These individuals may be unfamiliar with the requirements of operating a public company, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to consummate our initial business combination with.

We may consummate a business combination with a target business in any industry or geographic location (excluding China) we choose. Our officers and directors may not have enough experience or sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding our initial business combination.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and, as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Our insiders and their affiliates may be owed reimbursement for out-of-pocket expenses which may cause them to have conflicts of interest in determining whether a particular business combination is most advantageous.

Our insiders and their affiliates may incur out-of-pocket expenses in connection with certain activities on our behalf, such as identifying and investigating possible business targets and combinations. We have no policy that would prohibit these individuals and their affiliates from negotiating the reimbursement of such expenses by a target business. As a result, the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Members of our management team may have affiliations with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Members of our management team may have affiliations with companies, including companies that are engaged in business activities similar to those intended to be conducted by us. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. For a more detailed description of the potential conflicts of interest of our management, see the section titled “Management — Conflicts of Interest.”

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or insiders, which may raise potential conflicts of interest.

In light of the involvement of our insiders and director nominees with other entities, we may decide to acquire one or more businesses affiliated with our insiders and director nominees. Our directors and director nominees also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Our insiders and director nominees are not currently aware of any specific opportunities for us to complete our business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting Our Initial Business Combination — Selection of a Target Business and Structuring of Our Initial Business Combination,” such transaction was approved by a majority of our disinterested and independent directors (if we have any at that time), and we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our insiders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

The shares beneficially owned by our insiders, including our officers and directors, will not participate in a redemption and, therefore, our insiders may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

In February 9, 2021, our sponsor paid $25,000, or approximately $0.004 per share, in consideration of 5,750,000 insider shares. Prior to the initial investment in the company of $25,000 by our sponsor, the company had no assets, tangible or intangible. As such, our insiders will own 20% of our issued and outstanding shares after this offering (assuming they do not purchase units in this offering). If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the ownership of our insiders prior to this offering at 20% of our issued and outstanding shares of common stock upon the consummation of this offering. In addition, our sponsor has committed to purchase an aggregate of 714,400 private units (or 796,900 private units if the over-allotment option is exercised in full) at a price of $10.00 per unit ($7,144,000 in the aggregate, or $7,969,000 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering.

Our insiders, including our officers and directors, have waived their right to convert their insider shares and private shares in connection with a business combination and their redemption rights with respect to their insider shares and private shares if we are unable to consummate our initial business combination. Accordingly, these securities will be worthless if we do not consummate our initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

If we are unable to consummate a business combination, any loans made by our insiders, including our officers and directors, or their affiliates would not be repaid, resulting in a potential conflict of interest in determining whether a potential transaction is in our stockholders’ best interest.

In order to meet our working capital needs following the consummation of this offering, our insiders, including our officers and directors, or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. The loans would be non-interest bearing and would be payable at the consummation of a business combination. If we fail to consummate a business combination within the required time period, the loans would not be repaid. Consequently, our directors and officers may have a conflict of interest in determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination such that the post-transaction company owns less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

The nominal purchase price paid by our sponsor for the insider shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.

We are offering our units at an offering price of $10.00 per unit and the amount in our trust account is initially anticipated to be $10.00 per public share, implying an initial value of $10.00 per public share. However, prior to this offering, our sponsor paid a nominal aggregate purchase price of $25,000 for the insider shares, or approximately $0.004 per share. As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination. For example, the following table shows the dilutive effect of the insider shares on the implied value of the public shares upon the consummation of our initial business combination, assuming that our equity value at that time is $193,000,000, which is the amount we would have for our initial business combination in the trust account after payment of $7,000,000 of deferred underwriting commissions, assuming the underwriters’ over-allotment option is not exercised, no interest is earned on the funds held in the trust account, and no public shares are redeemed in connection with our initial business combination, and without taking into account any other potential impacts on our valuation at such time, such as the trading price of our public shares, the business combination transaction costs, any equity issued or cash paid to the target’s sellers or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects, as well as the value of our public and private warrants. At such valuation, each of our shares of common stock would have an implied value of $7.51 per share upon consummation of our initial business combination, which would be a 24.9% decrease as compared to the initial implied value per public share of $10.00 (the price per unit in this offering, assuming no value to the public warrants).

Public shares	20,000,000
Insider shares	5,000,000
Private shares	714,400
Total shares	25,714,400
Total funds in trust available for initial business combination (less deferred underwriting commissions)	$193,000,000
Initial implied value per public share	$10.00
Implied value per share upon consummation of initial business combination	$7.51

The value of the insider shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our common stock at such time is substantially less than $10.00 per share.

Upon the closing of this offering, assuming no exercise of the underwriters’ over-allotment option, our sponsor will have invested in us an aggregate of $7,169,000, comprised of the $25,000 purchase price for the insider shares and the $7,144,000 purchase price for the private units. Assuming a trading price of $10.00 per share upon consummation of our initial business combination, the 5,000,000 insider shares would have an aggregate implied value of $50,000,000. Even if the trading price of our common stock was as low as $1.4338 per share, and the private rights and private warrants were worthless, the value of the insider shares would be equal to the sponsor’s initial investment in us. As a result, our sponsor is likely to be able to recoup its investment in us and make a substantial profit on that investment, even if our public shares have lost significant value. Accordingly, our management team, which owns founder shares and/or interests in our sponsor, may have an economic incentive that differs from that of the public stockholders to pursue and consummate an initial business combination rather than to liquidate and to return all of the cash in the trust to the public stockholders, even if that business combination were with a riskier or less-established target business. For the foregoing reasons, you should consider our management team’s financial incentive to complete an initial business combination when evaluating whether to redeem your shares prior to or in connection with the initial business combination.

Risks Relating to our Securities

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

NASDAQ may delist our securities from quotation on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on NASDAQ, a national securities exchange, upon consummation of this offering. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the NASDAQ listing standards, we cannot assure you that our securities will be, or will continue to be, listed on NASDAQ in the future or prior to our initial business combination. In order to continue listing our securities on NASDAQ prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally $5.0 million) and a minimum number of holders of our securities (generally 300 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with NASDAQ’s initial listing requirements, which are more rigorous than NASDAQ’s continued listing requirements, in order to continue to maintain the listing of our securities on NASDAQ. For instance, our stock price would generally be required to be at least $4.00 per share and our stockholders’ equity would generally be required to be at least $5.0 million. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If NASDAQ delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our shares are a “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

Our insiders paid an aggregate of $25,000, or approximately $0.004 per share, for the insider shares, and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to the investors in this offering. Our insiders acquired the insider shares for $0.004 per share, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 93.4% or $8.89 per share, the difference between the pro forma net tangible book value per share of $0.63, and the average price per share after this offering and the private placement (including the shares of common stock underlying the rights) of $9.52, taking into account that the net tangible book deficit per share prior to this offering was $(0.06). This is because investors in this offering will be contributing approximately 96.54% of the total amount paid to us for our outstanding shares of common stock after this offering but will own approximately 78.51% of our outstanding shares of common stock (including the shares of common stock underlying the rights). Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the rights and the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with the representative of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock, rights and warrants underlying the units, include:

•	the history of other similarly structured blank check companies;

•	prior offerings of those companies;

•	our prospects for consummating an initial business combination with an operating business at attractive values;

•	our capital structure;

•	securities exchange listing requirements;

•	market demand;

•	expected liquidity of our securities;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.00 per share.

The proceeds held in the trust account will be held as cash or invested only in the U.S. government treasury bills with a maturity of 180 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated certificate of incorporation, our public stockholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable. Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.00 per share.

We may require public stockholders who wish to convert their shares of common stock in connection with a vote of stockholders on a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he, she or it votes or is voting for or against such proposed business combination, to demand that we convert his or her shares of common stock into a share of the trust account. We may require public stockholders seeking to convert their shares in connection with a stockholder vote on a proposed business combination, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at least two business days on the initial business combination (a tender of shares is always required in connection with a tender offer). In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, this may not be the case. Under Delaware law and our bylaws, we are required to provide at least 10 days’ advance notice of any stockholder meeting, which would be the minimum amount of time a public stockholder would have to determine whether to exercise conversion rights. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

If we require public stockholders who wish to convert their shares of common stock to comply with the delivery requirements discussed above for conversion, such converting stockholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If we require public stockholders who wish to convert their shares of common stock to comply with the delivery requirements discussed above for conversion and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders. Accordingly, investors who attempted to convert their shares in such a circumstance will be unable to sell their securities after the failed business combination until we have returned their securities to them. The market price for our shares of common stock may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek conversion may be able to sell their securities.

Holders of warrants will not have redemption rights.

If we are unable to complete an initial business combination within the required time period and we redeem the funds held in the trust account, the warrants will expire and holders will not receive any of the amounts held in the trust account in exchange for the warrants.

We have no obligation to net cash settle the warrants.

In no event will we have any obligation to net cash settle the warrants. Accordingly, the warrants may expire worthless.

If we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the redeemable warrants, public holders will only be able to exercise such redeemable warrants on a “cashless basis” which would result in a fewer number of shares being issued to the holder had such holder exercised the redeemable warrants for cash.

Except as set forth below, if we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis,” provided that an exemption from registration is available. As a result, the number of shares of common stock that a holder will receive upon exercise of its warrants will be fewer than it would have been had such holder exercised its warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise their warrants on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced or the warrants may expire worthless. Notwithstanding the foregoing, the private warrants may be exercisable for unregistered shares of common stock for cash even if the prospectus relating to the shares of common stock issuable upon exercise of the warrants is not current and effective.

An investor will only be able to exercise warrants if the issuance of shares of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable for cash and we will not be obligated to issue shares of common stock unless the shares of common stock issuable upon such exercise have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable, we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. However, we cannot assure you of this fact. If the shares of common stock issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

Our management’s ability to require holders of our redeemable warrants to exercise such redeemable warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the redeemable warrants than they would have received had they been able to exercise their redeemable warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrants (including any warrants held by our initial shareholders or their permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrants for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

Due to certain provisions contained in our warrant agreement, the private warrants will be treated as a derivative liability, which could cause us to recognize certain adverse changes to our financial statements from similar special purpose companies that do not have these provisions.

Due to certain provisions contained in our warrant agreement, the private warrants will be treated as a derivative liability and we will be required to record the fair value of each private warrant as a liability in accordance with the guidance contained in ASC 815-40. As a result, each quarter, we will be required to determine the fair value of each private warrant and record the change on the value of the private warrants from the prior quarter as a gain or a loss on our income statement, which will change the value of the liability for the private warrants on our balance sheet. This accounting treatment could cause the market to react negatively to our financial performance and the obligation of a company with which we pursue our initial business combination to continue this accounting treatment could make it less likely that we will be able to consummate our initial business combination.

We may amend the terms of the rights or warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding rights or warrants, respectively.

Our rights will be issued in registered form under a rights agreement, and our warrants will be issued in registered form under a warrant agreement, each between Continental Stock Transfer & Trust Company, as rights or warrant agent, as applicable, and us. Each of the rights agreement and warrant agreement provides that the terms of the rights or warrants, as applicable, may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. Each of the rights agreement and warrant agreement requires the approval by the holders of a majority of the then outstanding rights or warrants (including the private warrants), as applicable, in order to make any change that adversely affects the interests of the registered holders of the rights or warrants, as applicable. With respect to any amendment to the terms of only the private warrants, the warrant agreement requires the approval of the registered holders of a majority of the then outstanding private warrants.

Our outstanding rights, warrants and insider shares may have an adverse effect on the market price of our shares of common stock and make it more difficult to effectuate our initial business combination.

We will be issuing rights that will result in the issuance of up to 1,000,000 shares of common stock (or up to 1,150,000 shares if the underwriters’ over-allotment option is exercised in full) and warrants that will result in the issuance of up to 15,000,000 shares of common stock (or up to 17,250,000 shares if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering in a private placement, we will be issuing rights convertible into an aggregate of 35,720 shares of common stock (or up to 39,845 shares if the underwriters’ over-allotment option is exercised in full) and private warrants to purchase an aggregate of 535,800 shares of common stock (or up to 597,675 shares if the underwriters’ over-allotment option is exercised in full). To the extent we issue shares of common stock to effectuate a business transaction, the potential for the issuance of a substantial number of additional shares of common stock upon conversion of the rights and exercise of the warrants could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding shares of common stock and reduce the value of the shares of common stock issued to complete the business transaction. Therefore, our rights, warrants and insider shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. If and to the extent the rights are converted or the warrants are exercised, you may experience dilution to your holdings.

Each of our rights agreement and warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights and holders of our warrants, which could limit the ability of rights holders and warrant holders to obtain a favorable judicial forum for disputes with our company.

Each of our rights agreement and warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the rights agreement or the warrant agreement, as applicable, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the rights agreement and the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our rights or warrants, as applicable, shall be deemed to have notice of and to have consented to the forum provisions in our rights agreement or warrant agreement, as applicable. If any action, the subject matter of which is within the scope the forum provisions of the rights agreement or the warrant agreement, as applicable, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (for purposes of this subsection, a “foreign action”) in the name of any holder of our rights or warrants, as applicable, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (for purposes of this subsection, an “enforcement action”), and (y) having service of process made upon such rights holder or warrant holder, as applicable, in any such enforcement action by service upon such rights holder’s counsel or warrant holder’s counsel, as applicable, in the foreign action as agent for such rights holder or warrant holder, as applicable.

These choice-of-forum provisions may limit the ability of rights holders and warrant holders to bring a claim in a judicial forum that such holders find favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our rights agreement or warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors. We note, however, that there is uncertainty as to whether a court would enforce these provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

There are no authorities addressing the proper allocation of tax basis to the components of a unit, and therefore, investors may not appropriately allocate such basis for U.S. federal income tax purposes.

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. We intend to treat the acquisition of a unit, for U.S. federal income tax purposes, as the acquisition of one share of our common stock, one right to receive one-twentieth (1/20) of a share of our common stock upon the consummation of an initial business combination and one redeemable warrant to purchase three-fourths (3/4) of one share of common stock, and, by purchasing a unit, you agree to adopt such treatment for U.S. federal income tax purposes. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one share of our common stock, one right to receive one-twentieth (1/20) of a share of our common stock upon the consummation of an initial business combination and one redeemable warrant to purchase three-fourths (3/4) of one share of common stock based on the relative fair market value of each at the time of issuance. The price allocated should be the stockholder’s tax basis in such share or warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of our share of our common stock, one right to receive one-twentieth (1/20) of a share of our common stock upon the consummation of an initial business combination and one redeemable warrant to purchase three-fourths (3/4) of one share of common stock comprising the unit, and the amount realized on the disposition should be allocated between the common stock, the right and the redeemable warrant based on their respective relative fair market values at the time of disposition. The foregoing treatment of the unit and a holder’s purchase price allocation are not binding on the Internal Revenue Service, or “IRS”, or the courts. The IRS or the courts may not agree with such characterization and investors could suffer adverse U.S. federal income tax consequences as a result. Accordingly, we urge each prospective investor to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit).

Redemptions of our common stock pursuant to the redemption provisions described in this prospectus could give rise to dividend income (rather than gain on a sale or exchange) in certain circumstances.

In the event that an investor’s common stock is redeemed pursuant to the redemption provisions described in this prospectus, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the common stock or is instead treated as a dividend. Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the investor (including any stock constructively owned by the investor as a result of owning rights or by attribution) relative to all of our shares outstanding both before and after the redemption. If the redemption does not qualify for sale treatment, all or a portion of such redemption could be treated as a taxable dividend to the extent of our current or accumulated earnings and profits for tax purposes (which include earnings for the entire year of such payment, including after such payment is made). Amounts treated as dividends to non-U.S. investors may be subject to withholding tax. Certain non-corporate U.S. investors may be eligible for reduced rates of taxation upon dividends. The rules regarding the tax treatment of such redemptions are complex and will depend on each investor’s own circumstances. Each investor should consult with its own tax advisors as to the tax consequences of a redemption.

General Risk Factors

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies. As long as we qualify as an emerging growth company, we would be permitted, and we intend to, omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above. We also intend to take advantage of the exemption provided under the JOBS Act from the requirements to submit say-on-pay, say-on-frequency and say-on-golden parachute votes to our stockholders and we will avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of these benefits until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

Following this offering, we will continue to be an emerging growth company until the earliest to occur of (i) the last day of the fiscal year during which we had total annual gross revenues of at least $1.07 billion (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of units under the registration statement of which this prospectus forms a part, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or (iv) the date on which we are deemed to be a “large accelerated filer,” as defined under the Exchange Act.

Until such time that we lose “emerging growth company” status, it is unclear if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and our stock prices may be more volatile and could cause our stock prices to decline.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the coronavirus (COVID-19) pandemic.

The COVID-19 pandemic has resulted in a widespread health crisis that has adversely affected and may continue to adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we may consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and service providers are unavailable to negotiate and consummate a transaction in a timely manner. In addition, countries or supranational organizations in our target markets may develop and implement legislation that makes it more difficult or impossible for entities outside such countries or target markets to acquire or otherwise invest in companies or businesses deemed essential or otherwise vital. The extent of which COVID-19 impacts our search for and ability to consummate a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, and result in protectionist sentiments and legislation in our target markets, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected. In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from seeking a business combination target.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the occurrence of a natural disaster.

Our business could be adversely affected by severe weather conditions and natural disasters. Any of such occurrences could cause severe disruption to our daily operations, and may even require a temporary closure of our operations across one or more markets. Such closures may disrupt our business operations and adversely affect our business, financial condition and results of operations. Our operations could also be disrupted if our third-party service providers, business partners or acquisition targets were affected by such natural disasters. If the disruptions posed by such events continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

Our amended and restated certificate of incorporation will designate the Court of Chancery of the State of Delaware (the “Court of Chancery”) as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with our company or our company’s directors, officers or other employees.

Our amended and restated certificate of incorporation will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (1) derivative action or proceeding brought on behalf of our company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of our company to our company or our stockholders, or any claim for aiding and abetting any such alleged breach, (3) action asserting a claim against our company or any director or officer of our company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our bylaws, or (4) action asserting a claim against us or any director or officer of our company governed by the internal affairs doctrine except for, as to each of (1) through (4) above, any claim (a) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (c) arising under the federal securities laws, including the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall concurrently be the sole and exclusive forums. Notwithstanding the foregoing, the inclusion of such provision in our amended and restated certificate of incorporation will not be deemed to be a waiver by our stockholders of our obligation to comply with federal securities laws, rules and regulations, and the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in our amended and restated certificate of incorporation. If any action the subject matter of which is within the scope the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.

This choice-of-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company or its directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our amended and restated certificate of incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, which reflect our current views with respect to future events and financial performance, and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purpose of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to complete our initial business combination;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	our ability to consummate an initial business combination due to the uncertainty resulting from the COVID-19 pandemic or the outbreak of other infectious diseases;

•	potential change in control if we acquire one or more target businesses for stock;

•	the delisting of our securities from NASDAQ or an inability to have our securities listed on NASDAQ following a business combination;

•	the potential liquidity and trading of our securities;

•	the lack of a market for our securities;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future results.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We are offering 20,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private units will be used as set forth in the following table.

	Without Over-Allotment Option	Over-Allotment Option Fully Exercised
Gross proceeds
Gross proceeds from units offered to public	$200,000,000	$230,000,000
Gross proceeds from private units offered in the private placement	7,144,000	7,969,000
Total gross proceeds	$207,144,000	$237,969,000

Offering expenses(2)
Underwriting commissions (2% of gross proceeds from units offered to public, excluding deferred underwriting commissions)(2)	4,000,000	4,600,000
Management consulting and advisory fees(3)	1,500,000	1,725,000
Legal fees and expenses	300,000	300,000
Accounting fees and expenses	89,025	89,025
SEC registration fee	26,348	26,348
FINRA registration and filing fees	36,725	36,725
NASDAQ listing and filing fees	75,000	75,000
Printing and engraving expenses	35,000	35,000
Miscellaneous	281,902	281,902
Total offering expenses (excluding underwriting commissions)	$2,344,000	$2,569,000

Net proceeds
Held in trust account(4)	$200,000,000	$230,000,000
Not held in trust account	$800,000	$800,000

The following table shows the use of the approximately $800,000 of net proceeds not held in the trust account.(5)

	Amount	% of Total
Legal, accounting and other third-party expenses attendant to the structuring and negotiation of a business combination	$100,000	12.50%
Due diligence, consulting, travel and miscellaneous expenses incurred during search for initial business combination target	100,000	12.50%
Legal and accounting fees related to regulatory reporting obligations, including NASDAQ and other regulatory fees	50,000	6.25%
Payment of office space, administrative and support services	120,000	15.00%
Director and Officer liability insurance premiums	400,000	50.00%
Working capital to cover miscellaneous expenses	30,000	3.75%
Total	$800,000	100.00%

(1)	The offering expenses relate to all expenses associated with the offering. However, a portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the NASDAQ listing fee and a portion of the legal and audit fees, have already been paid from the funds we received as loans from our insiders described below. Therefore, these loans will be repaid using the proceeds of the offering since they were used to pay the offering costs described in the Use of Proceeds table.

(2)	No discounts or commissions will be paid with respect to the purchase of the private units.
(3)	If this offering closes, we have agreed to pay Ontogeny Capital L T D (“Ontogeny”) $1,425,000 (or $1,650,000 if the size of the initial public offering is greater than or equal to $230 million) for certain management consulting and corporate advisory services. In addition, upon the consummation of our initial business combination, we have agreed to pay Ontogeny $2,875,000 for certain management consulting and corporate advisory services.

(4)	The underwriters have agreed to defer underwriting commissions equal to 3.5% of the gross proceeds of this offering. Upon completion of our initial business combination, $7,000,000, which constitutes the underwriters’ deferred commissions (or $8,050,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account, and the remaining funds, less amounts released to the trustee to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.
(5)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses.

The sponsor committed to purchase the private units for an aggregate purchase price of $7,144,000 (or $7,969,000 if the over-allotment option is exercised in full) from us on a private placement basis simultaneously with the consummation of this offering. A portion of the proceeds we receive from these purchases will be placed in the trust account described below.

NASDAQ rules provide that at least 90% of the gross proceeds from this offering and the sale of the private units be deposited in a trust account. Of the net proceeds of this offering and the sale of the private units, $200,000,000 (or $230,000,000 if the underwriters’ over-allotment option is exercised in full), including $7,000,000 (or up to $8,050,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will, upon the consummation of this offering, be placed in a trust account in the United States at JPMorgan Chase Bank, N.A. (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) and at a brokerage institution with Continental Stock Transfer & Trust Company acting as trustee. The funds held in the trust account will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of our initial business combination or our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete our initial business combination to the extent not used to pay converting stockholders. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to our sponsor, Content Creation Media LLC, of a monthly fee of $10,000 is for general and administrative services including office space, utilities and secretarial support. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination. This arrangement is being agreed to by our sponsor for our benefit. We believe that the fee charged by our sponsor is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of our initial business combination or the distribution of the trust account to our public stockholders. Other than the $10,000 per month fee, no compensation of any kind (including finder’s fees, consulting fees or other similar compensation) will be paid to our insiders, members of our management team or any of our or their respective affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Since the role of present management after our initial business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after our initial business combination.

The net proceeds from this offering available to us out of trust for our working capital requirements in searching for our initial business combination will be approximately $800,000.

The allocation of the net proceeds available to us outside of the trust account represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories. If our estimate of the costs of undertaking due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our insiders, members of our management team or third parties, but our insiders, members of our management team or third parties are not under any obligation to advance funds to, or invest in, us.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, in connection with our initial business combination and to pay our expenses relating thereto, including the deferred underwriting commission payable to Chardan Capital Markets, LLC in an amount equal to 3.5% of the total gross proceeds raised in the offering upon consummation of our initial business combination. To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways, including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our insiders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and have agreed not to seek repayment of such expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for up to the next 12 months (or up to 18 months if our time to complete a business combination is extended as described herein), assuming that our initial business combination is not consummated during that time. However, if necessary, in order to meet our working capital needs following the consummation of this offering, our insiders may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. Our stockholders have approved the issuance of the private units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. If we do not complete a business combination, any loans and advances from our insiders or their affiliates, will be repaid only from amounts remaining outside our trust account, if any.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, or their respective affiliates may also purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business — Permitted purchases of our securities” for a description of how such persons will determine which shareholders to seek to acquire shares from. The price per share paid in any such transaction may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

A public stockholder will be entitled to receive funds from the trust account only in the event of (1) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period, (2) if that public stockholder elects to convert public shares in connection with a stockholder vote or (3) if that public stockholder sells shares to us in any tender offer in connection with a proposed business combination. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their insider shares, private placement shares and any public shares they may hold in connection with the completion of our initial business combination. In addition, our sponsor, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to their insider shares and private placement shares if we fail to complete our initial business combination within the prescribed time frame. However, if our sponsor or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

DIVIDEND POLICY

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends subsequent to the completion of our initial business combination will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering, including pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in such amount as to maintain our insiders’ ownership at an aggregate of 20% of our issued and outstanding shares of our common stock upon the consummation of this offering (not including the private units and underlying securities and assuming our insiders do not purchase units in this offering). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the rights or warrants included in the units we are offering pursuant to this prospectus or the private units, and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of shares of common stock which may be redeemed for cash), by the number of issued and outstanding shares of common stock.

At March 31, 2021, our net tangible book deficit was $(328,402) or approximately $(0.06) per share of common stock. For purposes of the dilution calculation, in order to present the maximum estimated dilution as a result of this offering, we have assumed (i) the issuance of 0.05 of a share for each right outstanding, as such issuance will occur upon a business combination without the payment of additional consideration and (ii) the number of shares included in the units offered hereby will be deemed to be 21,000,000 (consisting of 20,000,000 shares included in the units we are offering by this prospectus and 1,000,000 shares for the outstanding rights), and the price per share in this offering will be deemed to be $9.52. After giving effect to the sale of 20,000,000 (or 23,000,000 if the underwriters exercise their over-allotment option in full) shares of common stock included in the units we are offering by this prospectus, the sale of the private units and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at March 31, 2021 would have been $5,000,001 or $0.63 per share (or $5,000,006 or $0.56 per share if the underwriters exercise their over-allotment option in full), representing an immediate increase in net tangible book value of $0.69 (or $0.62 if the underwriters exercise their over-allotment option in full) per share to our insiders and an immediate dilution of $8.89 (or $8.97 if the underwriters exercise their over-allotment option in full) per share or 93.4% (or 94.2% if the underwriters exercise their over-allotment option in full) to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is $188,530,570 (or $217,446,740 if the underwriters exercise their over-allotment option in full) less than it otherwise would have been because if we effect our initial business combination, the conversion rights of the public stockholders (but not our insiders) may result in the conversion or tender of up to 18,853,057 (or 21,744,674 if the underwriters exercise their over-allotment option in full) shares sold in this offering.

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the rights or warrants included in the units or the private units:

	Without Over- Allotment	With Over- Allotment Option
Average price per share after this offering and the private placement (including shares underlying rights)	$9.52	$9.52
Net tangible book value before this offering	(0.06)	(0.06)
Increase attributable to new investors	0.69	0.62
Pro forma net tangible book value after this offering and the sale of the units	0.63	0.56
Dilution to new investors	$8.89	$8.97
Percentage of dilution to new investors	93.4%	94.2%

The following table sets forth information with respect to our insiders and the new investors:

	Shares Purchased			Total Consideration		Average Price per
	Number		Percentage	Amount	Percentage	Share
Insider shares	5,000,000	(1)	18.69%	$25,000	0.01%	$0.005
Private units (including underlying shares of rights)	750,120	(2)	2.80%	7,144,000	3.45%	$9.52
New investors (including underlying shares of rights)	21,000,000	(3)	78.51%	200,000,000	96.54%	$9.52
	26,750,120		100.00%	$207,169,000	100.00%

(1)	Assumes over-allotment is not exercised and the forfeiture of an aggregate of 750,000 insider shares.
(2)	Assumes the issuance of an additional 35,720 shares for underlying shares of rights to the private unit holders.
(3)	Assumes the issuance of an additional 1,000,000 shares for underlying shares of rights to the public stockholders.

The pro forma net tangible book value per share after the offering and the sale of the private units is calculated as follows:

	Without Over-Allotment(1)	With Over-Allotment Option
Numerator
Net tangible book value before the offering	$(328,402)	$(328,402)

Net proceeds from this offering and private placement of private units	200,800,000	230,800,000
Plus: Offering costs accrued for and paid in advance	351,877	351,877
Less: Warrant liability	(292,904)	(326,729)
Less: Deferred underwriting fees	(7,000,000)	(8,050,000)
Less: Proceeds held in the trust account subject to conversion/tender	(188,530,570)	(217,446,740)
	$5,000,001	$5,000,006
Denominator
Shares of common stock outstanding prior to this offering	5,000,000	5,750,000
Shares of common stock to be sold in this offering	20,000,000	23,000,000
Shares of common stock underlying the rights to be included in the public units	1,000,000	1,150,000
Shares of common stock included in the private units	714,400	796,900
Shares of common stock underlying the rights to be included in the private units	35,720	39,845
Less: Shares subject to conversion/tender	(18,853,057)	(21,744,674)
	7,897,063	8,992,071

(1)	Reflects the forfeiture of an aggregate of 750,000 insider shares.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2021 and as adjusted to give effect to the sale of our 20,000,000 units in this offering for $200,000,000 (or $10.00 per unit) and the sale of 714,400 private units for $7,144,000 (or $10.00 per unit) and the application of the estimated net proceeds derived from the sale of such securities:

	March 31, 2021
	Actual	As Adjusted(1)
Deferred underwriting commissions	$—	$7,000,000
Warrant liability(2)		292,904
Notes payable(3)	296,737	—
Common stock, $0.0001 par value; 0 and 18,853,057 shares which are subject to conversion/tender	—	188,530,570
Stockholders’ equity:
Preferred stock, $0.0001 par value, no shares authorized or issued and outstanding (actual) 5,000,000 shares authorized, no shares issued and outstanding (as adjusted)	—	—
Common stock, $0.0001 par value, 10,000,000 shares authorized, 5,750,000(4) shares issued and outstanding (actual); 6,861,343(5) shares issued and outstanding (excluding 18,853,057 shares subject to possible conversion/tender) (as adjusted)	575	686
Additional paid-in capital(6)	24,425	5,003,851
Accumulated deficit	(1,525)	(4,536)
Total stockholders’ equity	23,475	5,000,001
Total capitalization	$320,212	$200,823,475

(1)	Includes the $7,144,000 in aggregate we will receive from the sale of the private units. Assumes the over-allotment option has not been exercised.

(2)	The private warrants are expected to be accounted for as a warrant liability and will be recorded at fair value upon issuance with changes in fair value each reporting period, as determined by the Company based upon a valuation report obtained from its independent third-party valuation firm, included in earnings.

(3)	Our sponsor has agreed to loan us up to an aggregate of $500,000 under unsecured promissory notes to be used for a portion of the expenses of this offering. As of March 31, 2021, we had borrowed $296,737 under the promissory notes with our sponsor.

(4)	Actual share amount is prior to any forfeiture of insider shares by our sponsor and as adjusted share amount assumes no exercise of the underwriters’ over-allotment option, excluding 1,035,720 shares of common stock underlying the rights in the public units and private units.

(5)	Assumes the over-allotment option has not been exercised and an aggregate of 750,000 insider shares have been forfeited by our insiders as a result thereof.

(6)	The “as adjusted” additional paid-in capital calculation is equal to the “as adjusted” total stockholders’ equity of $5,000,001, less shares of common stock (par value) of $686, plus the accumulated deficit of $(4,536).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Overview

We were formed on January 15, 2021 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although we intend to focus our search on target businesses in in North America, Europe and Asia (excluding China) in the media and entertainment industry. We shall not undertake our initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau). We intend to utilize cash derived from the proceeds of this offering and the private placement of the private units, our securities, debt or a combination of cash, securities and debt, in effecting our initial business combination.

The issuance of additional shares of common stock or preferred stock in our initial business combination:

•	may significantly dilute the equity interest of our investors in this offering who would not have pre-emption rights in respect of any such issuance;

•	may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is issued and outstanding;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our shares of common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, at March 31, 2021, we had $6,975 in cash and a working capital deficit of $328,402. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management plans to address this uncertainty through this offering. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern

Our liquidity needs have been satisfied to date through receipt of approximately $25,000 from the sale of the insider shares and loans from related parties up to an aggregate amount of $500,000 that are more fully described below. Our deferred offering costs through March 31, 2021 have been $351,877. We estimate that the net proceeds from (1) the sale of the units in this offering, after deducting offering expenses of approximately $2,344,000 (or $2,569,000 if the size of the initial public offering is greater than $230 million) and underwriting discounts and commissions payable in cash of $4,000,000 (or $4,600,000 if the over-allotment option is exercised in full) and (2) the sale of the private units for a purchase price of $7,144,000 (or $7,969,000 if the over-allotment option is exercised in full), will be 200,800,000 and 230,800,000 if the over-allotment option is exercised in full). Of this amount, $200,000,000 (or $230,000,000 if the over-allotment option is exercised in full), which includes $7,000,000 of deferred underwriting commissions ($8,050,000 if the underwriter’s over-allotment option is exercised in full) payable in cash will be held in the trust account. The remaining $800,000 will not be held in the trust account. Also, if this offering closes, we have agreed to pay Ontogeny Capital L T D $1,425,000 (or $1,650,000 if the size of the initial public offering is greater than or equal to $230 million) for certain management consulting and corporate advisory services. In addition, upon the consummation of our initial business combination, we have agreed to pay Ontogeny $2,875,000 for certain management consulting and corporate advisory services.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, in connection with our initial business combination and to pay our expenses relating thereto, including a deferred underwriting commission payable to the underwriters in an amount equal to 3.5% of the total gross proceeds raised in the offering upon consummation of our initial business combination. To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $800,000 of net proceeds not held in the trust account, will be sufficient to allow us to operate for at least the next 12 months (or up to 18 months if our time to complete a business combination is extended as described herein), assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective business combination candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to consummate our initial business combination with and structuring, negotiating and consummating the business combination.

We expect our primary liquidity requirements during that period to include approximately $100,000 for legal, accounting and other third-party expenses attendant to the structuring and negotiation of a business combination; $50,000 for legal and accounting fees related to regulatory reporting requirements, including NASDAQ and other regulatory fees; $100,000 for due diligence, consulting, travel and miscellaneous expenses incurred during search for initial business combination target; $120,000 for the payment of the administrative fee to our sponsor (of $10,000 per month for up to 12 months); $400,000 for Directors and Officers liability insurance premiums; and approximately $30,000 for working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

On February 9, 2021, our sponsor purchased an aggregate of 5,750,000 insider shares for an aggregate purchase price of $25,000, or approximately $0.004 per share. The purchase price of the insider shares was determined by dividing the amount of cash contributed to the company by the number of insider shares issued. As such, our insiders will own 20% of our issued and outstanding shares after this offering (assuming they do not purchase units in this offering). If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable with respect to our shares of common stock immediately prior to the consummation of the offering in such amount as to maintain the ownership of insider shares at 20% of our issued and outstanding shares of common stock upon the consummation of this offering. Our sponsor does not intend to purchase any units in this offering.

We will enter into an administrative services agreement pursuant to which we will pay our sponsor a total of $10,000 per month for office space, administrative and support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor, officers and directors, or any of their respective affiliates, are entitled to be reimbursed for certain bona-fide, documented out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor has agreed to loan us up to an aggregate of $500,000 under unsecured promissory notes to be used for a portion of the expenses of this offering. As of March 31, 2021, we had borrowed $296,737 under the promissory notes with our sponsor. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2021 or the closing of this offering. These loans will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the private units issued to our sponsor. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

In addition, our sponsor has committed to purchase an aggregate of 714,400 private units (or 796,900 private units if the over-allotment option is exercised in full) at a price of $10.00 per unit ($7,144,000 in the aggregate, or $7,969,000 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Our sponsor will be permitted to transfer the private units held by them to certain permitted transferees, including our officers and directors and other persons or entities affiliated with or related to them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as our sponsor. Otherwise, these units will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our initial business combination.

Pursuant to a registration rights agreement we will enter into with our insiders on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and holders of units issued upon conversion of working capital loans or extension loans, if any, are entitled under the registration rights agreement to make up to two demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until the securities covered thereby are released from their lock-up restrictions, as described herein. See “Certain Relationships and Related Party Transactions.”

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls.

Target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private units held in the trust account will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of March 31, 2021 and February 9, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date. If this offering closes, we have agreed to pay Ontogeny $1,425,000 (or $1,650,000 if the size of the initial public offering is greater than or equal to $230 million) for certain management consulting and corporate advisory services. In addition, upon the consummation of our initial business combination, we have agreed to pay Ontogeny $2,875,000 for certain management consulting and corporate advisory services.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company.” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

Overview

We are a blank check company formed under the laws of the State of Delaware on January 15, 2021. We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any specific business combination, nor has anyone on our behalf initiated or engaged in any substantive discussions, formal or otherwise, related to such a transaction. Our efforts to date are limited to organizational activities related to this offering.

While we may pursue an initial business combination target in any business, industry or geographic location, we intend to search globally, with a focus on North America, Europe and Asia (excluding China), for target companies within the media and entertainment (“M&E”) sector. We shall not undertake our initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau). We intend to focus specifically on companies that are positioned to benefit directly from the growth of digitally available content. While our efforts to identify a target will not be limited to any particular M&E segment or geography, we intend to focus our search on content, film, post-production and/or visual effects facilities, animation, streaming, augmented and virtual reality, music, digital media, gaming and e-sports.

In recent years, the M&E industry has seen a significant convergence with other industries (for example, telecommunications) driven by the widespread adoption of digitized content. Within M&E, there are several high growth segments such as gaming, content and digital media while others, such as print, are facing existential challenges unless they innovate their business models to provide digital content. We have also seen the consumption of products by end users in the space increase in this new environment.

The global media and entertainment industry – including the production and distribution of motion pictures, television programming, streaming content, music and audio recordings, broadcast, radio, book publishing, video games, and ancillary advertising, services, and analytical products – is forecast to reach US$2.5 trillion by 2024, according to PWC’s Global Entertainment & Media Outlook Report.

The global COVID-19 pandemic has created significant challenges for most media and entertainment sectors and accelerated many trends that were already underway. For example, increased working from home, social distancing, and travel restrictions have increased demand for internet bandwidth to support distributed information delivery, including entertainment media consumption.

Historically, media and entertainment spending by consumers have been considered discretionary and tied to general macroeconomic conditions. In addition, content previously delivered exclusively by cable, broadcast, and satellite platforms is now increasingly being consumed via mobile and other streaming online delivery services. Together with the necessity of online connectivity for many individual consumers working from home, we believe many consumers consider their spending on mobile data or streaming media delivery (“over the top” or “OTT” delivery) of media and entertainment content to be on par with utility bills and therefore an essential, non-discretionary expenditure.

Accelerated in part by COVID-19-enforced stay-at-home rules, global OTT video revenue surged by 26.0% in 2020 according to research from PwC. The same research goes on to state that, as recently as 2015, theatrical box office revenue was three times the amount spent on subscription video on demand (“SVOD”). While SVOD and theatrical box office revenues were approximately the same in 2019 at approximately $46.4 billion, SVOD revenues are expected to outpace box office revenues in 2020 and more than double in size from US$46.4 billion in 2019 to US$86.8 billion in 2024. Digitalization of content media has been a major force in shaping the media narrative, and consumer demand for an array of media choices continues to grow.

The International Media and Entertainment Markets

The U.S. media and entertainment industry is the largest in the world at $660 billion in 2020, employing more than 11.6 million workers and representing approximately one-third of the global M&E industry according to the U.S. International Trade Administration. The U.S. industry is expected to reach more than $825 billion by 2023. However, emerging and smaller markets are growing at much faster rates than the U.S. and other developed nations. India is forecast to be the fastest growing global media market between 2019 and 2024 at a compound annual growth rate (CAGR) of 8.8%, followed by Nigeria (8.6%), Philippines (5.8%), Saudi Arabia (5.4%) and Pakistan (5.4%), according to research from PwC. While we may seek a target in any geographic market outside of China (including Hong Kong and Macau), we believe India and other emerging economics markets represent excellent markets in which to find strong candidates for our initial business combination because of their relatively high growth rates.

The evidence of powerful newer markets can be seen in the industry growth in India, the fifth largest economy in the world. Post-COVID-19 dynamics indicate that Indian consumers have accelerated their adaption of the industry’s digital services providing outsized opportunities for investment. Research reports show that India will be the fastest growing entertainment and media market globally in terms of pure consumer revenue. Over the next four years, the outlook remains highly positive for digital segments such as OTT, online advertising, online gaming and music and podcasts that were perfectly positioned to meet consumers where they were in 2020, predominantly at home and online. The Indian media and entertainment industry has a robust long-term outlook and is expected to grow at 10.1% compound annual growth rate to reach $55 billion by 2024, according to research from PwC India.

The India Media & Entertainment Industry / Sub sectors

Digital & OTT

India is a mobile first digital economy. The domestic data consumption per user is among the highest globally and will only increase with adoption of 5G. According to KPMG’s India’s Media and Entertainment Report 2020 (“KPMG Report”), online video viewers are projected to reach 555 million by March 2022. This demand, coupled with improving data affordability and accessibility, has made India an attractive destination for international players. Leading OTT players like Netflix, Amazon Prime Video and Disney+ Hotstar are focusing increasingly on India, and additional investments by other content providers such as Facebook, YouTube. Apple, Lionsgate, etc. will further expand the market.

The Indian OTT space will be the key driver of growth and revenue and is expected to overtake South Korea, Germany, and Australia to become the sixth-largest OTT market by 2024. Subscription video on demand, backed by localized content, attractive subscription rates, and telecom bundled packages will contribute to revenue increasing at a 30.7% CAGR from $708 million in 2019 to $2.7 billion in 2024, according to PwC India.

India is already the sixth-largest market in the Asia Pacific region for online advertising. Rapid growth in Internet and smartphone penetration will be the primary driver of revenue in this space due to increased data affordability, new mobile-first formats, ability to measure, and strategic targeting.

Television

Currently, the television viewership in India has an audience of over 180 million households, making India the second largest TV market in the world, comprised of approximately 900 satellite TV channels, approximately 6,000 multi-system operators, approximately 60,000 local cable operators, seven Direct To Home (or DTH) operators and a few IPTV service providers. While OTT video market is rapidly growing in significance, TV subscription will remain by far the biggest market in India in terms of overall and advertising revenues. The rise of OTT services has resulted in the industry expanding to US$10.3 billion, according to the KPMG report. This has clearly emerged and catalyzed the industry into launching premium products and enticements such as Ultra HD, 4K, video-on-demand services and next-generation set-top boxes. While Internet advertising happens to be the fastest growing ad segments in India, TV advertising is expected to still hold the largest share of ad revenues through 2024. India’s TV advertising is projected to become the world’s top TV advertising markets, overtaking the UK, Germany, France, and Brazil during this period, according to research from PwC.

Films

India is the world’s largest film industry in terms of tickets sold and number of films made. On average, almost two thousand films are produced every year in 20 languages, as reported by India Global Business. With approximately 9,500 screens, the theatrical segment is underpenetrated with headroom for growth. Theatrical revenue is expected to reach a total of $1.5 billion by 2024, according to the KPMG report. India has a film segment among its regional languages as well, apart from the mainstream language, Hindi, which is popularly known as Bollywood. Apart from Bollywood, regional language films in India contribute 45% of the aggregate revenue of the Indian entertainment industry. The majority share of the regional language entertainment industry is comprised amongst the South Indian languages, mainly Tamil and Telugu. The syndication of film rights to digital and TV platforms account for 20% of the industry revenue, though the percentage contribution could be higher for individual titles. International markets yield 10 to 15% revenue for Indian films and reach about 90 countries worldwide.

Animation & VFX

The Indian animation companies are key outsourcing partners to the global $250 billion animation industry. With animated content created in India representing approximately 20% of the cost of production in developed markets, Indian animation studios and companies generate approximately 70% of their revenues from international projects. International clients recognize Indian VFX services for their ability to handle complex and high-quality work in movies such as The Jungle Book, Spider-Man: Far From Home, and Avengers: Endgame. The Animation & VFX sector aggregates approximately $1.0 billion in revenue and with double digit growth year-over-year, according to the KPMG report.

Gaming and Mobile Data

India is among the top 5 mobile gaming markets in the world by user base with an estimated 400 million online gamers in 2020, according to the KPMG report. This segment is a mobile first market wherein 90% of gamers play on mobile devices, with the most popular game genre being casual, free-to-play (or f2p) games. Data usage growth is expected to rise from 1.4GB per active phone each month in 2016 to 7GB by 2021, according to a report released by Ericsson. We believe growth will continue for this category as the smartphone user base expands. The digital fantasy sports gaming and real money skill games have seen massive growth in the last couple of years. For example, there are close to 100 million real money gaming (RMG) stakeholders in the country, with Dream11, one of the most popular online fantasy sports companies in India, being valued recently at $2.5 billion, as reported by The Economic Times. Digital gaming and e-sports are capitalizing on the demand for bringing live experiences in more personalized and in more engaging ways. E-sports was less than 1% of the overall market in India in 2019 but has become one of the fastest-growing segments with a projected 33% CAGR by 2024, taking India into the top ten global digital gaming markets, according to PwC India. By 2023, app-based social/casual gaming is expected to account for 85% of India’s US$2.5 billion video games and e-sports market, according to research from PwC.

Music, Radio and Podcast

We believe India’s music, radio and podcasts markets are poised for growth. The Indian online streaming music market is estimated to have more than 200 million unique monthly active users (or MAUs), according to the Indian music industry trade group. Indian consumers spend 19.1 hours per week listening to music on digital platforms as compared to the global average of 18 hours per week. The growing adoption of smartphones and smart speakers will make all forms of audio increasingly accessible to listeners in the coming years. This industry segment is experiencing rapid growth. Post-COVID19 pandemic the overall space is expected to grow 13.5% annually until 2024 to $1.7 billion, according to PwC India. According to the International Federation of the Phonographic Industry (IFPI), 96% of smartphone users in India are using their devices to listen to music, the highest rate in the world. This figure climbs to 99% for 16–24-year-olds. Ease of voice search coupled with increasing penetration of smart speakers will further drive revenues over the next five years.

Our Management Team

Our officers, directors and strategic advisors consist of seasoned investors and industry executives with an extensive track record of identifying, investing, building, operating and advising leading businesses. In particular, the team possesses a deep understanding of the media and entertainment space, the evolution of these sectors and market opportunities. Our collective team has experience in:

•	management of industry life cycle and raising capital for varied businesses in different manners;

•	management of financial turnaround, structuring M&A deals and forging talent relationships;
•	forging strategic alliances and deep understanding of the India markets;
•	understanding and monetization of digital trends;
•	production of films, OTT content, new media platforms and digital video distribution;
•	sourcing, structuring, acquiring and integrating businesses; and

•	negotiating and executing transactions favorable to investors in multiple geographies and under varying economic and financial market conditions.

We believe our team will be able to source media and acquisition investment opportunities through an extensive network, including by forging strategic alliances and understanding of the India markets of film, OTT, new media platforms and digital video distribution. Additionally, we believe that our team has the operational expertise to drive efficiencies at a target company following a business combination, and, given their extensive experience with public market investors, are well positioned to develop a thoughtful investor relations strategy.

Our team includes two current and one former senior executives from Reliance Entertainment Holdings Private Limited, AP International Group and Walt Disney Company India, respectively. Shibasish Sarkar, our Chairman of the Board and Chief Executive Officer, Sanjay Wadhwa, our Director and who will serve as our strategic advisor as of the effective date of the registration statement, and Vishwas Joshi, our Chief Financial Officer, collectively hold decades of operational experience at the aforementioned companies.

The past performance of our management team, or advisor or their respective affiliates is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination. No member of our management team has had management experience with special purpose acquisition corporations in the past. You should not rely on the historical record of our management team’s or advisor’s or their respective affiliates’ performance as indicative of our future performance.

Acquisition Strategy

Our goal is to identify and acquire a business with untapped opportunity for building a public company. We believe that our management’s and directors’ experiences, from evaluating assets through investing and company building, will enable us to source and execute a business combination with high-quality targets. Our selection process will leverage the relationships of our board with leading venture capitalists, private equity and hedge fund managers, respected peers, and our network of investment banking executives, attorneys, and accountants. Together with this network of trusted partners, we intend to capitalize the target business and create purposeful strategic initiatives in order to achieve attractive growth and performance after our initial business combination.

We also believe that the COVID-19 global pandemic will impact the M&E industry differently within various segments. Our management expects that there will be some strong businesses that may end up in special situations and may need capital and expertise to grow their business. Some examples of such scenarios are:

•	now at-risk companies with solid business fundamentals looking for capital to continue their growth trajectory;

•	studios and production houses with strong content libraries and pipelines seeking financing deals to make up for an unforeseen lack of liquidity;

•	media assets being valued significantly lower than they had been previously; and

•	new media entities (e.g., digital media, over-the-top (“OTT”), e-sports, animation and visual effects studios) housed within struggling traditional media companies.

As a result, we anticipate that there will be many potential targets within the M&E industry for our initial business combination.

In particular, we intend to focus our search for an initial business combination target on private companies in North America, Europe and Asia (excluding China) that have positive operating cash flow or compelling economics and clear paths to positive operating cash flow, significant assets, and successful management teams that are seeking access to the U.S. public capital markets. We shall not undertake our initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau). Our selection process is expected to leverage our board’s deep and broad network of relationships, industry expertise and deal sourcing capabilities to provide us with a strong pipeline of potential targets.

Business Combination Criteria

While we may acquire a business in any industry and in any geography, we plan to focus our pursuit for business combination opportunities with companies operating in the media and entertainment and adjacent industries including, but not limited to gaming, OTT distribution, online social media, online commerce, events, celebrity and talent management, app-based applications in media and entertainment such as royalty contracts, merchandising, sports, leisure and hospitality, publishing and marketing.

Our objective is to focus on seeking businesses combination in the media & entertainment and related industries which capitalize on our management team’s expertise. We expect to utilize our management team’s experience in operating and leading businesses in these media & entertainment sectors and leverage their network of relationships to identify attractive high-growth businesses within our areas of focus.

We believe our management team is well positioned to create value for our stockholders, and that our contacts and sources, including “A list” media personalities and film stars, film producers, talent management agencies and owners of private and public companies, private equity funds, and the investment bankers and legal and finance professionals advising these sectors, will allow us to generate attractive acquisition opportunities.

We believe many potential business combination targets within our universe of consideration could benefit from access to the public markets but have thus far been unable to do so due to a variety of reasons, including lack of scale and perceived volatility of the creative businesses. For the consummation of our initial business combination, we will be targeting entities that can provide meaningful financial scale and immediately identifiable cost and operational improvements that will support an expanded presence in the marketplace.

We intend to focus our investment effort broadly across the media, entertainment, and related technology markets. We believe that the operating expertise of our management in media and entertainment across multiple industry verticals will give us a large, addressable universe of prospective business combination targets. We intend to target an initial business combination that has one or more of the following characteristics:

Prospective Target Size: Enterprise value is between $150 million and $500 million.

Strong Fundamentals: Fundamentally sound entities that may currently be underperforming and can benefit from being a publicly traded company, with access to broader capital markets.

Strong creative and management professionals: Strong personnel with a proven track record of driving growth and profitability, and can benefit from the vast network, experience and guidance of our management and Board in the industry.

Established Brand: Reputable brands that can benefit from our management and Board’s operating experience to scale the business.

Recurring Business Operations: Recurring, predictable revenues with high year-on-year growth that produce or have the potential to generate large and sustainable free cash flows.

Attractive Valuations: We intend to focus on targets that can be acquired at reasonable valuations.

Opportunities for Expansion and Operational Enhancements: Situations where additional investment and/or innovation can result in improvements in operational and/or financial performance.

Benefit from Access to Capital and Public Markets: Targets with significant near-term growth and value creation through access to capital.

High-Growth Markets: Businesses in higher-growth sub-sectors and geographies in selected developed and emerging international markets.

Companies with Potential to Benefit from Digital Disruption: Targets with businesses at the intersection of media and technology that currently, or have the potential to, benefit from digital disruption, or a disruption of the traditional business model.

Multicultural / Multilingual Media opportunities: Targets that address the demand of minority communities and regional languages that are often underserved by media and entertainment options, and seek to provide better choices to match their audiences’ diverse interests.

Leverage Our Management Team Expertise: Targets that can particularly capitalize on our management team’s domain expertise acquired through decades of hands-on experience, deep geographic insights, long standing personal relationships, wide network of C-suite contacts, and strategic deal-making experience.

The parameters mentioned above are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy materials or tender offer documents, as applicable, that we would file with the SEC. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.

Status as a public company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their equity interests, shares and/or shares of stock in the target business for our shares or for a combination of our shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may have a negative view of us since we are a blank check company, without an operating history, and there is uncertainty relating to our ability to obtain shareholder approval of our proposed initial business combination and retain sufficient funds in our trust account in connection therewith.

Effecting Initial business combination

We will have until 12 months (or up to 18 months if our time to complete a business combination is extended as described herein) from the closing of this offering to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 18 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. Pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case, up to an aggregate of $4,000,000 or $4,600,000 if the underwriters’ over-allotment option is exercised in full) on or prior to the date of the applicable deadline, for each three month extension. In the event that we receive notice from our sponsor five days prior to the applicable deadline of its wish for us to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our taxes, and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders. In the event of our dissolution and liquidation, the rights and warrants included in the private units will expire and will be worthless.

We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose, at which stockholders may seek to convert their shares, regardless of whether they vote or vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek stockholder approval of our proposed business combination or allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Any tender offer documents used in connection with a business combination will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.

The initial per public share redemption or conversion price will be $10.00 per share, regardless of whether the over-allotment option is exercised. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders.

Pursuant to the rules of the NASDAQ Stock Market, our initial business combination must occur with one or more target businesses having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the trust account), which we refer to as the 80% test, at the time of the agreement to enter into the initial business combination. Therefore, the fair market value of the target business will be calculated prior to any conversions of our shares in connection with a business combination and therefore will be a minimum of $160,000,000 (or $184,000,000 if the over-allotment option is exercised in full) in order to satisfy the 80% test. While the fair market value of the target business must satisfy the 80% test, the consideration we pay the owners of the target business may be a combination of cash (whether cash from the trust account or cash from a debt or equity financing transaction that closes concurrently with the business combination) or our equity securities. The exact nature and amount of consideration would be determined based on negotiations with the target business, although we will attempt to primarily use our equity as transaction consideration. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm with respect to the satisfaction of such criteria. We will also obtain a fairness opinion from an independent investment banking firm before consummating a business combination with an entity affiliated with any of our officers, directors or insiders. If we are no longer listed on NASDAQ, we will not be required to satisfy the 80% test.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our officers, directors and director nominees currently have certain relevant pre-existing fiduciary duties or contractual obligations.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period until we are no longer an “emerging growth company.”

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Stockholder Approval of Business Combination

In connection with any proposed business combination, we will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders (but not our insiders, officers or directors) may seek to convert their shares of common stock, regardless of whether they vote or vote for or against the proposed business combination, into a portion of the aggregate amount then on deposit in the trust account, or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and therefore avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, in each case subject to the limitations described herein. If we determine to engage in a tender offer, such tender offer will be structured so that each stockholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. The decision as to whether we will seek stockholder approval of a proposed business combination or whether we will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. We anticipate that our business combination could be completed by way of a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar transaction. Stockholder approval will not be required under Delaware law if the business combination is structured as an acquisition of assets of the target company, a share exchange with target company stockholders or a purchase of stock of the target company; however, NASDAQ rules would require us to obtain stockholder approval if we seek to issue shares representing 20% or more of our outstanding shares as consideration in a business combination. A merger of our company into a target company would require stockholder approval under Delaware law. A merger of a target company into our company would not require stockholder approval unless the merger results in a change to our certificate of incorporation, or if the shares issued in connection with the merger exceed 20% of our outstanding shares prior to the merger. A merger of a target company with a subsidiary of our company would not require stockholder approval unless the merger results in a change in our certificate of incorporation; however, NASDAQ rules would require us to obtain stockholder approval of such a transaction if we week to issue shares representing 20% or more of our outstanding shares as consideration.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will provide our stockholders with an opportunity to tender their shares to us pursuant to a tender offer pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.

In the event we allow stockholders to tender their shares pursuant to the tender offer rules, our tender offer will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not purchase public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If, however, stockholder approval of the transaction is required by law or NASDAQ requirements, or we decide to obtain stockholder approval for business or other legal reasons, we will:

•	permit stockholders to convert their shares in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•	file proxy materials with the SEC.

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide stockholders with the conversion rights described above upon completion of the initial business combination.

We will consummate our initial business combination only if public stockholders do not exercise conversion rights in an amount that would cause our net tangible assets to be less than $5,000,001 and, assuming a quorum is present at the meeting, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting are voted in favor of the business combination. As a result, if stockholders owning approximately 94.2% (or approximately 94.5% if the over-allotment option is exercised in full) or more of the shares of common stock sold in this offering exercise conversion rights, the business combination will not be consummated. However, the actual percentages will only be able to be determined once a target business is located and we can assess all of the assets and liabilities of the combined company (which would include the fee payable to the underwriters in an amount equal to 3.5% of the total gross proceeds raised in the offering as described elsewhere in this prospectus, any out-of-pocket expenses incurred by our insiders or their affiliates in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations that have not been repaid at that time, as well as any other liabilities of ours and the liabilities of the target business) upon consummation of the proposed business combination, subject to the requirement that we must have at least $5,000,001 of net tangible assets upon closing of such business combination. As a result, the actual percentages of shares that can be converted may be significantly lower than our estimates. We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares converted) and may force us to seek third-party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public stockholders may therefore have to wait 12 months (or up to 18 months if our time to complete a business combination is extended as described herein) from the closing of this offering in order to be able to receive a portion of the trust account.

Our insiders, including our officers and directors, have agreed (1) to vote any shares of common stock owned by them in favor of any proposed business combination, (2) not to convert any shares of common stock into the right to receive cash from the trust account in connection with a stockholder vote to approve a proposed initial business combination or a vote to amend the provisions of our certificate of incorporation relating to stockholders’ rights or pre-business combination activity and (3) not to sell any shares of common stock in any tender in connection with a proposed initial business combination.

Depending on how a business combination was structured, any stockholder approval requirement could be satisfied by obtaining the approval of either (i) a majority of the shares of our common stock that were voted at the meeting (assuming a quorum was present at the meeting), or (ii) a majority of the outstanding shares of our common stock. Because our insiders, including our officers and directors, will collectively beneficially own approximately 20% of our issued and outstanding shares of common stock (not including the private units and underlying securities and assuming our insiders do not purchase any units in this offering) upon consummation of this offering, a minimum of approximately 714,201 public shares, or approximately 3.6% of the outstanding shares of our common stock (if the approval requirement was a majority of shares voted and assuming that only a quorum was present at the meeting, that the over-allotment option has not been exercised and an aggregate of 750,000 insider shares have been forfeited as a result thereof, and that the insiders do not purchase any units in this offering or units or shares in the after-market), would need to be voted in favor a business combination in order for it to be approved.

None of our insiders or their affiliates has indicated any intention to purchase units or shares of common stock from persons in the open market or in private transactions. However, if we seek stockholder approval of a business combination and if we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against such proposed business combination, we or our insiders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. No funds from the trust account can be released from the trust account prior to the consummation of a business combination to make such purchases (although such purchases could be made using funds available to us after the closing of a business combination). We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Notwithstanding the foregoing, we or our insiders or their affiliates will not make purchases of shares of common stock if the purchases would violate Sections 9(a)(2) or 10(b) of the Exchange Act or Regulation M, which are rules that prohibit manipulation of a company’s stock, and we and they will comply with Rule 10b-18 under the Exchange Act in connection with any open-market purchases. If purchases cannot be made without violating applicable law, no such purchases will be made. The purpose of such purchases would be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. Our insiders anticipate that they may identify the stockholders with whom our insiders or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our insiders or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination.

Conversion Rights

At any meeting called to approve an initial business combination, any public stockholder, whether voting or voting for or against such proposed business combination, will be entitled to demand that his, her or its shares of common stock be converted for a full pro rata portion of the amount then in the trust account (initially $10.00 per share), plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes. Alternatively, we may provide our public stockholders with the opportunity to sell their shares of our common stock to us through a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, net of taxes payable.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or hers or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking conversion rights with respect to 20% or more of the shares of common stock sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares of common stock owned by him or her, or his or her affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their shares at a significant premium to the then current market price. By not allowing a stockholder to convert more than 20% of the shares of common stock sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders.

None of our insiders will have the right to receive cash from the trust account in connection with a stockholder vote to approve a proposed initial business combination or a vote to amend the provisions of our certificate of incorporation relating to stockholders’ rights or pre-business combination activity with respect to any shares of common stock owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

We may also require public stockholders who wish to convert, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such delivery requirements. Accordingly, a stockholder would have from the time the stockholder received our proxy statement through the vote on the business combination to deliver his or her shares if he or she wishes to seek to exercise his or her conversion rights. Under Delaware law and our bylaws, we are required to provide at least 10 days’ advance notice of any stockholder meeting, which would be the minimum amount of time a public stockholder would have to determine whether to exercise conversion rights.

There is a nominal cost associated with the above-referenced delivery process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether or not to pass this cost on to the holder. However, this fee would be incurred regardless of whether or not we require holders to deliver their shares prior to the vote on the business combination in order to exercise conversion rights. This is because a holder would need to deliver shares to exercise conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders to deliver their shares prior to the vote on the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to stockholders.

The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, the company would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he or she could monitor the price of the company’s stock in the market. If the price rose above the conversion price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the conversion rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “continuing” right surviving past the consummation of the business combination until the holder delivered its certificate.

The requirement for physical or electronic delivery prior to the meeting ensures that a holder’s election to convert his or her shares is irrevocable once the business combination is approved.

Any request to convert such shares once made may be withdrawn at any time up to the vote on the proposed business combination. Furthermore, if a holder of a public share delivered his or her certificate in connection with an election of their conversion and subsequently decides prior to the vote on the proposed business combination not to elect to exercise such rights, he or she may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their conversion rights would not be entitled to convert their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.

Liquidation if No Business Combination

If we do not complete a business combination within 12 months (or up to 18 months if our time to complete a business combination is extended as described herein) from the closing of this, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. At such time, the rights will expire and holders of the rights will receive nothing upon a liquidation with respect to such rights, and the rights will be worthless.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any redemptions are made to stockholders, any liability of stockholders with respect to a redemption is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the Delaware General Corporation Law, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. It is our intention to redeem our public shares as soon as reasonably possible following the 12th or 15th or 18th month from the closing of this offering and, therefore, we do not intend to comply with the above procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280 of the Delaware General Corporation Law, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to seeking to complete an initial business combination, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

We will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. The underwriters in this offering will execute such a waiver agreement. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third-party that refused to execute a waiver would be the engagement of a third-party consultant who cannot sign such an agreement due to regulatory restrictions, such as our auditors who are unable to sign due to independence requirements, or whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. There is also no guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case less taxes payable, provided that such liability will not apply to any claims by a third-party who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third-party, our sponsor will not be responsible to the extent of any liability for such third-party claims. However, our sponsor may not be able to satisfy its indemnification obligations, as we have not required our sponsor to retain any assets to provide for its indemnification obligations, nor have we taken any further steps to ensure that the sponsor will be able to satisfy any indemnification obligations that arise. Moreover, our sponsor will not be liable to our public stockholders and instead will only have liability to us. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $10.00 due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then held in the trust account, inclusive of any interest not previously released to us, (subject to our obligations under Delaware law to provide for claims of creditors as described below).

If we are unable to consummate an initial business combination and are forced to redeem 100% of our outstanding public shares for a portion of the funds held in the trust account, we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate the redemption of our public shares. Our insiders have waived their rights to participate in any redemption with respect to their insider shares. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our insiders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses. Each holder of public shares will receive a full pro rata portion of the amount then in the trust account, plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of public stockholders.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our failure to complete our initial business combination in the required time period or if the stockholders seek to have us convert their respective shares of common stock upon a business combination which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per share redemption or conversion amount received by public stockholders may be less than $10.00.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Certificate of Incorporation

Our certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. If we hold a stockholder vote to amend any provisions of our certificate of incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, in connection with any such vote. Our insiders have agreed to waive any conversion rights with respect to any insider shares, private shares and any public shares they may hold in connection with any vote to amend our certificate of incorporation. Specifically, our certificate of incorporation provides, among other things, that:

•	prior to the consummation of our initial business combination, we shall either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their shares of common stock, regardless of whether they vote or vote for or against the proposed business combination, into a portion of the aggregate amount then on deposit in the trust account, net of taxes payable, or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, net of taxes payable, in each case subject to the limitations described herein;

•

we will consummate our initial business combination only if public stockholders do not exercise conversion rights in an amount that would cause our net tangible assets to be less than $5,000,001 and, assuming a quorum is present at the meeting, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting are voted in favor of the business combination;

•

if our initial business combination is not consummated within 12 months (or up to 18 months if our time to complete a business combination is extended as described herein) the closing of this offering, then our existence will terminate and we will distribute all amounts in the trust account to all of our public holders of shares of common stock;

•	upon the consummation of this offering, $200,000,000, or $230,000,000 if the over-allotment option is exercised in full, shall be placed into the trust account;

•	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination; and

•	prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination.

Potential Revisions to Agreements with Insiders

Each of our insiders has entered into letter agreements with us pursuant to which each of them has agreed to do certain things relating to us and our activities prior to a business combination. We could seek to amend these letter agreements without the approval of stockholders, although we have no intention to do so. In particular:

•	Restrictions relating to liquidating the trust account if we failed to consummate a business combination in the time-frames specified above could be amended, but only if we allowed all stockholders to redeem their shares in connection with such amendment;

•	Restrictions relating to our insiders being required to vote in favor of a business combination or against any amendments to our organizational documents could be amended to allow our insiders to vote on a transaction as they wished;

•	The requirement of members of the management team to remain our officer or director until the closing of a business combination could be amended to allow persons to resign from their positions with us if, for example, the current management team was having difficulty locating a target business and another management team had a potential target business;

•	The restrictions on transfer of our securities could be amended to allow transfer to third parties who were not members of our original management team;

•	The obligation of our management team to not propose amendments to our organizational documents could be amended to allow them to propose such changes to our stockholders;

•	The obligation of insiders to not receive any compensation in connection with a business combination could be modified in order to allow them to receive such compensation; and

•	The requirement to obtain a valuation for any target business affiliated with our insiders, in the event it was too expensive to do so.

Except as specified above, stockholders would not be required to be given the opportunity to redeem their shares in connection with such changes. Such changes could result in:

•	Our having an extended period of time to consummate a business combination (although with less in trust as a certain number of our stockholders would certainly redeem their shares in connection with any such extension);

•	Our insiders being able to vote against a business combination or in favor of changes to our organizational documents;

•	Our operations being controlled by a new management team that our stockholders did not elect to invest with;

•	Our insiders receiving compensation in connection with a business combination; and

•	Our insiders closing a transaction with one of their affiliates without receiving an independent valuation of such business.

We will not agree to any such changes unless we believe that such changes are in the best interests of our stockholders (for example, if we believe such a modification is necessary to complete a business combination). Each of our officers and directors has fiduciary obligations to us requiring that he or she act in our best interests and the best interests of our stockholders.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could complete a business combination with utilizing the net proceeds of this offering, our ability to compete in completing a business combination with certain sizable target businesses may be limited by our available financial resources.

The following also may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of our initial business combination or engage in a tender offer may delay the completion of a transaction;

•	our obligation to convert shares of common stock held by our public stockholders may reduce the resources available to us for our initial business combination;

•	our obligation to pay the deferred underwriting commission to the underwriters upon consummation of our initial business combination;

•	our obligation to either repay working capital loans or extension loans that may be made to us by our insiders or their affiliates;

•	our obligation to register the resale of the insider shares, as well as the private units (and underlying securities) and any units (and underlying securities) issued to our insiders or their affiliates upon conversion of working capital loans or extension loans; and

•	the impact on the target business’ assets as a result of unknown liabilities under the securities laws or otherwise depending on developments involving us prior to the consummation of a business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately held entities having a similar business objective as ours in connection with an initial business combination with a target business with significant growth potential on favorable terms.

If we succeed in effecting our initial business combination, there will be, in all likelihood, intense competition from competitors of the target business. Subsequent to our initial business combination, we may not have the resources or ability to compete effectively

Facilities

We currently maintain our principal executive offices at 1604 US Highway 130, North Brunswick, NJ 08902. The cost for this space is included in the $10,000 per-month fee (subject to deferral as described herein) payable to Content Creation Media LLC, for office space, utilities and secretarial services. Our agreement with Content Creation Media LLC provides that, commencing on the date that our securities are first listed on the NASDAQ Capital Market and until we consummate a business combination, such office space, as well as utilities and secretarial services, will be made available to us as may be required from time to time. We believe that the fee charged by Content Creation Media LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once a suitable target business to consummate our initial business combination with has been located, management will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than had been spent prior to locating a suitable target business. We presently expect our executive officers to devote an average of approximately 10 hours per week to our business. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock, rights and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of any proxy solicitation materials or tender offer documents sent to stockholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with or reconciled to United States GAAP or IFRS as issued by the IASB. A particular target business identified by us as a potential business combination candidate may not have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to consummate our initial business combination with the proposed target business.

We may be required by the Sarbanes-Oxley Act to have our internal control over financial reporting audited for the year ending December 31, 2022. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of their internal control over financial reporting. The development of the internal control over financial reporting of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such initial business combination.

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 10 years preceding the date of this prospectus.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

The NASDAQ rules provide that at least 90% of the gross proceeds from this offering and the sale of the private units be deposited in a trust account. $200,000,000 of the net proceeds of this offering and the sale of the private units will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company, acting as trustee.

Approximately $170,100,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, underwriting expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$200,000,000 of the net offering proceeds and proceeds from the sale of the private units held in trust will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	NASDAQ rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable) at the time of the agreement to enter into the initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. We expect the shares of common stock, rights and warrants comprising the units will begin separate trading on the 30th day following the date of this prospectus unless Chardan Capital Markets, LLC informs us of its decision to allow earlier separate trading(based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering.	No trading of the units or the underlying shares of common stock, rights and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the completion of a business combination and, accordingly, will be exercised only after the trust account has been terminated and distributed	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will either (i) give our stockholders the opportunity to vote on the business combination or (ii) provide our public stockholders with the opportunity to sell their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes. If we hold a meeting to approve a proposed business combination, we will send each stockholder a proxy statement containing information required by the SEC. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement. Under Delaware law and our bylaws, we must provide at least 10 days’ advance notice of any meeting of stockholders. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether to exercise their rights to convert their shares into cash or to remain an investor in our company.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline

Pursuant to our certificate of incorporation, if we are unable to complete our initial business combination within 12 months (or up to 18 months if our time to complete a business combination is extended as described herein) from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Interest earned on the funds in the trust account	There can be released to us, from time to time, any interest earned on the funds in the trust account that we may need to pay our tax obligations.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Release of funds	Except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations the proceeds held in the trust account will not be released until the earlier of the completion of our initial business combination and our liquidation upon failure to effect our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and officers

Our current directors, director nominees and executive officers are as follows:

Name	Age	Title
Shibasish Sarkar	49	Chairman of the Board and Chief Executive Officer
Vishwas Joshi	56	Chief Financial Officer
Sanjay Wadhwa	54	Director
David M. Taghioff	49	Director Nominee
Deepak Nayar	61	Director Nominee
Gregory R. Silverman	48	Director Nominee
Paul F. Pelosi, Jr.	52	Director Nominee
Suresh Ramamurthi	53	Director Nominee

Upon consummation of this offering, our directors and officers will be as follows:

Shibasish Sarkar has served as our Chairman of the Board of Directors and Chief Executive Officer since our inception. Mr. Sarkar has extensive experience of over 27 years in the media industry. Mr. Sarkar has been handling multiple verticals across films, television, animation, gaming content and operations of digital and new media platforms. Since January 2019, Mr. Sarkar has been the Group CEO at Reliance Entertainment and was Group COO from September 2015 to December 2018. Reliance Entertainment is a part of the Reliance ADA Group, a leading private sector business serving over 250 million customers across financial services, infrastructure, power, telecommunications, media and entertainment, and healthcare sectors. Mr. Sarkar is also a member of the senior leadership team of Reliance ADA Group and serves as a director on the board of various Reliance ADA Group companies. Mr. Sarkar has hands-on experience and domain expertise within geographic markets of India, UK, and China, having helmed the distribution and production of hundreds of films having collaborated with the leading filmmakers & actors of Indian film industry. Mr. Sarkar has been a pioneer in producing digital content with clients across major OTT and TV Video-On-Demand platforms like Netflix, Amazon Prime Video, Disney+ Hotstar and SonyLIV. Mr. Sarkar has set up a marquee roster of showrunners and directors, delivering shows worth $22 million in the preceding 24 months through multiple shows contracted with streaming platforms with an aggregate value in the pipeline of approximately $80 million. Mr. Sarkar’s significant experience in the media and entertainment industry makes him well qualified to serve as a member of our board of directors.

Sanjay Wadhwa has served as a member on our Board of Directors since our inception. Since 1993, Mr. Wadhwa has been the Managing Partner of AP International Group, established in 1958, now one of the oldest film studios in southern India. AP International Group has been involved in film financing, acquisition, distribution, and handling of over 1000 films since its inception. Mr. Wadhwa, with over 35 years of experience in the field of Indian media and entertainment industry, has expertise in film financing, international distribution and syndication, digital media services platform and content production. Mr. Wadhwa is a well-known media personality in Southern India and within the Tamil, Telugu, and Malayalam speaking markets in Middle East, North America and South-East Asia, with notable contribution to trade and film exporting organizations. Mr. Wadhwa has been a member of the Entrepreneurs Organization, Chennai since 2000 and was the second Indian to be on the global board of Entrepreneurs Organization, Alexandria, Virginia, USA (2014 to 2017). Mr. Wadhwa also serves as a director on the board of Phonographic Digital Limited and was also the former director in Recorded Music Performance Ltd. We believe that Mr. Wadhwa’s extensive experience in the Indian media and entertainment industry makes him qualified to serve as a member of our board of directors.

Vishwas Joshi has served as our Chief Financial Officer since our inception. Mr. Joshi is a certified cost accountant having over 28 years of experience in the fields of media and entertainment, consumer goods and manufacturing services. Until recently, Mr. Joshi was associated with Walt Disney Company India in the capacity of executive director and head of studio finance from June 2007 to September 2020. Mr. Joshi has also worked with Sahara One Media and Entertainment, Capital Foods, Tata Oil Mills, CEAT and Batliboi accounting firm. Mr. Joshi’s expertise is spread across finance, accounts (India and US standards), treasury, audits, business planning and strategy and general management. Mr. Joshi has expertise in M&A transactions and post-merger integrations. Mr. Joshi was employed with UTV during the time Disney acquired 100% stake in UTV, and he was extensively involved in the transaction. After the aforesaid acquisition, Mr. Joshi continued as head of studio finance for UTV Studio and Walt Disney Studio India. Subsequently, he was also involved in the transaction relating to Disney acquiring Fox Star Studio and continued as head of studio finance for UTV/ Disney/Fox.

David M. Taghioff will become a member our Board of Directors at the closing of this offering. Mr. Taghioff has lead Library Pictures International, LLC, a global local-language content financier, since May 2019. Library was launched in May 2019 to support industry-leading filmmakers across the globe by investing in local production slates. From August 2011 to April 2020, Mr. Taghioff served at leading entertainment and sports agency Creative Artists Agency (CAA) and finally in the capacity of Co-Head of Global Client Strategy where he worked across the agency identifying new business opportunities for the agency’s clients, with an emphasis on the international marketplace. He advised corporate clients on their international initiatives, and he also worked with film and television clients on cross-border opportunities, brokering multiple film slate deals as well as packaging episodic content and film deals for Netflix and Amazon in India. From April 2010 to August 2011, he was Chief Operating Officer of Octagon, Inc.’s entertainment division. Prior to Octagon, from August 2006 to January 2010, Mr. Taghioff served as the Co-Head of William Morris Agency’s London office. Mr. Taghioff graduated with a Bachelor of Science in Urban Planning (Economics) from the University of Southern California. He received his Juris Doctorate from Santa Clara University School of Law and is a member of the California State Bar. We believe that Mr. Taghioff’s talent management and film financing experience make him well qualified to serve as a member of our board of directors.

Deepak Nayar will become a member our Board of Directors at the closing of this offering. Based in Los Angeles, Mr. Nayar has worked as a film and television producer since 1996 and is known for his association with films like Lost Highway, Buena Vista Social Club, Bend It Like Beckham, Bride and Prejudice, Vampire Academy, Dredd, Partition 1947, and The Mistress of Spices. Mr. Nayar has won awards from the Imagen Foundation and the Online Film and Television Association. He has also been nominated for Grammy Awards, BAFTA Award and European Film Awards. He completed his Bachelor’s degree in English Literature from Hindu College, University of Delhi. We believe that Mr. Nayar’s extensive experience as a film and television producer makes him well qualified to serve as a member of our board of directors.

Greg Silverman will become a member our Board of Directors at the closing of this offering. Mr. Silverman has been the CEO and Founder of Stampede Ventures, LLC since April 2018. Stampede Ventures is a premiere entertainment company sitting at the intersection of Hollywood and Silicon Valley and wholly focused on creating the next generation of blockbuster franchises across four divisions: Film, TV, Alternative, and International. Prior to founding Stampede, from 1997 to March 2017, Mr. Silverman served at Warner Bros. Pictures and finally in the capacity of President, Creative Development and Worldwide Production where he had full oversight of Warner Bros. Pictures’ development activities, global production and budget and worked on new opportunities to diversify and build upon the success of the company. While at Warner Bros., he was responsible for such box office hits as The Hangover, The Dark Knight, Gravity, Batman Vs. Superman: Dawn Of Justice, Suicide Squad, The Lego Movie, Sully, The Accountant, Fantastic Beasts And Where To Find Them, Wonder Woman, Crazy Rich Asians, A Star Is Born, Christopher Nolan’s Dunkirk and Steven Spielberg’s Ready Player One. Mr. Silverman serves on the Executive Committee of The Oakwood School and is a board member of both the Art Center College of Design and the Time Warner Foundation. He holds a Bachelor of Arts in Communications from Stanford University. We believe that Mr. Silverman’s media and entertainment experience makes him well qualified to serve as a member of our board of directors.

Paul Pelosi Jr. will become a member our Board of Directors at the closing of this offering. Mr. Pelosi is an experienced advisor to emerging growth and Fortune 500 companies in the areas of finance, infrastructure, sustainability and public policy. From March 2020 to the present, Mr. Pelosi has provided business development management services to ST Biosciences. From January 2021 to the present, he has also provided sales services to St. Georges Eco-Mining. From January 2002 to the present, Mr. Pelosi has advised clients on real estate transactions as a registered broker. He has been a member of the California State Bar since 1996. From March 2006 to October 2008, Mr. Pelosi served as Vice President of Corporate Strategy at InfoUsa, where he identified and executed mergers, acquisitions, and business partnerships. Mr. Pelosi’s previous experience includes working in a variety of positions in sales, corporate finance, loan origination, and institutional sales at Bank of America Securities from 1996 to 2001, JP Morgan Chase from 2001 to 2003, Bank of America Countrywide from 2003 to 2008, and at WR Hambrecht from 2009 to 2012. Mr. Pelosi is a graduate of Georgetown University with a BA in History (Cum Laude) and graduate of the Georgetown Law Center with a joint JD/MBA with an emphasis in International Business. We believe that Mr. Pelosi’s financial and business development experience makes him well qualified to serve as a member of our board of directors.

Suresh Ramamurthi will become a member our Board of Directors at the closing of this offering. Mr. Ramamurthi has been Chairman of CBW Bank since 2013 and has also served as the bank’s CTO. Mr. Ramamurthi leads CBW Bank’s initiatives to support and foster innovation including working with financial services start-ups. In 2009, the current ownership acquired the struggling Citizens Bank in Weir, Kansas and transformed the 123-year-old single-branch institution through the use of disruptive financial technology. Mr. Ramamurthi was named American Banker’s Innovator of the Year for 2015. Mr. Ramamurthi served on the Board of Trustees for the Kansas Public Employees Retirement System (KPERS) from July 2013 to June 2021, having served as Chairman of the investment committee and Chairman of the Board of Trustees. KPERS has more than $23 billion AUM and serves more than 281,000 retirees. Previously, Mr. Ramamurthi served as a Board Member of Kansas Film Commission. He has a Bachelor’s degree in Electronics and Communication Engineering from Anna University, Guindy, India, a Master’s degree in Computer Science from the Rutgers-NJIT Joint Program and an MBA in Finance from the University of Chicago. We believe that Mr. Ramamurthi’s investment and financial experience makes him well qualified to serve as a member of our board of directors.

Number, terms of office and appointment of officers and directors

Upon consummation of this offering, our board of directors will have seven members, five of whom will be deemed “independent” under SEC and NASDAQ rules. Our board of directors will be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Deepak Nayar and Greg Silverman, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of David M. Taghioff and Paul Pelosi Jr., will expire at the second annual meeting. The term of office of the third class of directors, consisting of Shibasish Sarkar, Sanjay Wadhwa and Suresh Ramamurthi, will expire at our third annual meeting of stockholders. We may not hold an annual meeting of stockholders until after we consummate our initial business combination.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our directors may consist of a chairman of the board, and that our officer may consist of chief executive officer, president, chief financial officer, executive vice president(s), vice president(s), secretary, treasurer and such other officers as may be determined by the board of directors.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the completion of our initial business combination with a target business, we will pay to Content Creation Media LLC, a fee of $10,000 per month for providing us with office space and certain office and secretarial services. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination. Other than the $10,000 per month administrative fee, no compensation or fees of any kind, including finder’s fees, consulting fees and other similar fees, will be paid to our insiders or any of the members of our management team, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

Director independence

NASDAQ listing standards require that within one year of the listing of our securities on the NASDAQ Capital Market we have at least three independent directors and that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors had determined that David M. Taghioff, Deepak Nayar, Greg Silverman, Paul Pelosi Jr. and Suresh Ramamurthi are “independent director” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We will only enter into a business combination if it is approved by a majority of our independent directors. Additionally, we will only enter into transactions with our officers and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must be approved by our audit committee and a majority of disinterested directors.

Audit Committee

Effective as of the date of this prospectus, we will establish an audit committee of the board of directors, which will consist of Suresh Ramamurthi, David M. Taghioff and Deepak Nayar, each of whom is an independent director. Mr. Ramamurthi will serve as chairman of the audit committee.

The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent registered public accounting firm the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent registered public accounting firm;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

•	appointing or replacing the independent registered public accounting firm;

•	determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the NASDAQ listing standards. The NASDAQ listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to NASDAQ that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Ramamurthi qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors consisting of David M. Taghioff, Suresh Ramamurthi and Greg Silverman, each of whom is an independent director. Mr. Taghioff will serve as chairman of the compensation committee.

We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

•	reviewing and approving the compensation of all of our other executive officers and reviewing and making recommendations with respect to all non-executive officer compensation;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC

Director nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or NASDAQ rules. In accordance with Rule 5605(e)(2) of the NASDAQ rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. David M. Taghioff, Deepak Nayar, Greg Silverman, Paul Pelosi Jr. and Suresh Ramamurthi will participate in the consideration and recommendation of director nominees. In accordance with Rule 5605(e)(1)(A) of the NASDAQ rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders

Director Compensation

No director will receive cash compensation for serving on our board. Prior to the closing of the offering, the sponsor will transfer 30,000 insider shares to each of the independent directors.

Compensation Committee Interlocks and Insider Participation

We may not have a compensation committee in place prior to the completion of our initial business combination. Any executive compensation matters that arise prior to the time we have a compensation committee in place will be determined by our independent directors. None of our directors who currently serve as members of our compensation committee is, or has at any time in the past been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee of any other entity that has one or more executive officers serving on our board of directors. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors of any other entity that has one or more executive officers serving on our compensation committee.

Code of ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of interest

Investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Thus, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•	Unless we consummate our initial business combination, our officers, directors and other insiders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account.

•	The insider shares beneficially owned by our officers and directors will be released from escrow only if our initial business combination is successfully completed. Additionally, if we are unable to complete an initial business combination within the required time frame, our officers and directors will not be entitled to receive any amounts held in the trust account with respect to any of their insider shares or private units. Furthermore, Content Creation Media LLC has agreed that the private units will not be sold or transferred by it until after we have completed our initial business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effect our initial business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. In order to minimize potential conflicts of interest which may arise from multiple affiliations, our officers and directors (other than our independent directors) have agreed to present to us for our consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of: (1) our consummation of an initial business combination and (2) 12 months (or up to 18 months if our time to complete a business combination is extended as described herein) from the date of this prospectus. This agreement is, however, subject to any pre-existing fiduciary and contractual obligations such officer or director may from time to time have to another entity. Accordingly, if any of them becomes aware of a business combination opportunity which is suitable for an entity to which he or she has pre-existing fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the pre-existing fiduciary duties or contractual obligations of our officers and directors will materially undermine our ability to complete our business combination because in most cases the affiliated companies are closely held entities controlled by the officer or director or the nature of the affiliated company’s business is such that it is unlikely that a conflict will arise.

The following table summarizes the current material pre-existing fiduciary or contractual obligations of our officers, directors and director nominees:

Individual(1)(2)	Entity	Entity’s Business	Affiliation
Shibasish Sarkar	Big Synergy Media Limited	Television Production Company	Director
	Big Animation (India) Private Limited	Animation	Director
	Wishberry Online Services Private Limited	Crowdfunding Platform	Director
	Phantom Films Private Limited	Film Production and Distribution Company	Director
	Reliance Entertainment Holdings Private Limited	Media and Entertainment Company	Director
	Tectonic Media Acquisition Private Limited	Film Production and Distribution Company	Director
	Global Cinemas LLP	Media and Entertainment	Designated Partner Nominee
	Rohit Shetty Picturez LLP	Media and Entertainment	Designated Partner Nominee
	Entropy Digital LLP	Digital Marketing and Imaging	Designated Partner Nominee
	Film Hanger LLP	Recreational, Cultural and Sporting Activities	Designated Partner Nominee
	Window Seat Films LLP	Media and Entertainment	Designated Partner Nominee

Sanjay Wadhwa	AP International	Film Producer, Film Distributor & Digital Distributor	Partner
	Golden Cinema LLC -Dubai	Running Theatres, Theatrical & Digital Distributor in Gulf Region	Partner
	Y-Not Films LLP	Film Producer	Partner
	Anak Exports Private Limited	Film Distributor & Digital Distributor	Director
	Music Masters Audio Video LLP	Audio Company	Partner
	Phonographic Digital Limited	Copyright Exploitation Company	Director
	Global Smart Chip Solutions Private Limited	SIM Card Manufacturing	Director
	EO Link Forum	Guarantee and Association Company	Director
Deepak Nayar	Bella Luce	Production Lighting Service	Director
	Atlantic Music Publishing	Music Publishing	Director
	JRKT Enterprises	Subway Franchises	Director
	Riverstone Pictures	Financing Independent films	Director
	Motion Picture Capital	Financing Independent films	Director
	Zaak Properties	Property development	Director
	Kintop Pictures	Film & T.V	President - Owner
Gregory R. Silverman	Stampede Entertainment, Inc.	Entertainment Production	President, CEO
	Stampede Ventures, LLC	Entertainment Company	Director
	Riot Games	Game Development Company	Director
	Ficto	Streaming Service	Director
Paul F Pelosi, Jr.	St Bioscience	Healthcare	Manager
	St Georges Eco Mining	Recycling	Director
	Freedom Leaf	Media	Board member
	EVSX, Inc.	Recycling	Director
	San Francisco - Shanghai Sister Cities Partnership	Bilateral Trade, Commerce & Culture	Director
Suresh Ramamurthi	CBW Bank	Banking	Board member
	Kansas Public Employee Retirement System	Retirement plans for state and local public employees	Chairperson
David M. Taghioff	Library Pictures International, LLC	Content Financing	Chief Executive Officer

(1)	Each of the entities listed in this table has priority and preference relative to our company with respect to the performance by each individual listed in this table of his obligations and the presentation by each such individual of business opportunities.
(2)	Each individual listed has a fiduciary duty with respect to each of the listed entities opposite from his name.

Our insiders, including our officers and directors, have agreed to vote any shares of common stock held by them in favor of our initial business combination. In addition, they have agreed to waive their respective rights to receive any amounts held in the trust account with respect to their insider shares and private shares if we are unable to complete our initial business combination within the required time frame. If they purchase shares of common stock in this offering or in the open market, however, they would be entitled to receive their pro rata share of the amounts held in the trust account if we are unable to complete our initial business combination within the required time frame, but have agreed not to convert such shares in connection with the consummation of our initial business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our officers, directors or other insiders, unless we have obtained (i) an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view and (ii) the approval of a majority of our disinterested and independent directors (if we have any at that time). In no event will our insiders or any of the members of our management team be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).

Limitation on Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. Notwithstanding the foregoing, as set forth in our certificate of incorporation, such indemnification will not extend to any claims our insiders may make to us to cover any loss that they may sustain as a result of their agreement to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us as described elsewhere in this prospectus. We will enter into indemnity agreements with each of our officers and directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the date of this prospectus and upon completion of the sale of our shares of common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers, directors and director nominees; and

•	all of our officers, directors and director nominees as a group.

Amounts shown in the “After Offering” column are calculated assuming no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 750,000 shares of common stock held by our insiders. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Before Offering		After Offering
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Shares of common stock	Number of Shares Beneficially Owned(3)	Approximate Percentage of Outstanding Shares of common stock
Shibasish Sarkar(4)	5,600,000	97.4%	5,564,400	21.6%
Vishwas Joshi	—	—	—	—
Sanjay Wadhwa	—	—	—	—
David M. Taghioff(5)	30,000	*	30,000	*
Deepak Nayar	30,000	*	30,000	*
Gregory R. Silverman	30,000	*	30,000	*
Paul F. Pelosi, Jr.	30,000	*	30,000	*
Suresh Ramamurthi	30,000	*	30,000	*
All officers, directors and director nominees as a group (8 individuals)	5,750,000	100.0%	5,714,400	22.2%

Holders of 5% or more of our common stock
Content Creation Media LLC(6)	5,600,000	97.4%	5,564,400	21.6%

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the following entities or individuals is c/o Content Creation Media LLC, 1604 US Highway 130, North Brunswick, NJ 08902.
(2)	Interests shown consist solely of insider shares, classified as shares of common stock. Reflects the transfer of 30,000 insider shares to each of the independent directors prior to the consummation of the offering.
(3)	Does not include beneficial ownership of any shares of common stock underlying outstanding private rights and private warrants as such shares are not issuable within 60 days of the date of this prospectus
(4)	Consists of shares owned Content Creation Media LLC, over which Shibasish Sarkar has voting and dispositive power. Mr. Sarkar disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.
(5)	Consists of shares owned by RAAD Revocable Trust, for which Mr. Taghioff is trustee.
(6)	Our Chairman and Chief Executive Officer has voting and dispositive power over the shares owned by Content Creation Media LLC.

Immediately after this offering, our insiders will beneficially own 20% of the then issued and outstanding shares of common stock (not including the private units and underlying securities and assuming our insiders do not purchase any units in this offering).

Because of the ownership block held by our insiders, such individuals may be able to effectively exercise influence over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, an aggregate of up to 750,000 insider shares will be forfeited in amounts as determined amongst the holders of such insider shares and not proportional to their ownership percentages in our shares of common stock. Only a number of shares necessary to maintain our insiders’ collective 20% ownership interest in our shares of common stock after giving effect to the offering (not including the shares underlying the private units) and the exercise, if any, of the underwriters’ over-allotment option will be forfeited.

All of the insider shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. Subject to certain limited exceptions, 50% of these shares will not be transferred, assigned, sold or released from escrow until the earlier of six months after the date of the consummation of our initial business combination and the date the closing price of our common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and the remaining 50% of the insider shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of our initial business combination or earlier in either case if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Up to 750,000 of the insider shares may also be released from escrow earlier than this date for cancellation if the over-allotment option is not exercised in full as described above.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (1) transfers among the insiders or their respective affiliates or members or to our officers, directors, advisors and employees, (2) transfers to an insider’s affiliates or its members upon its liquidation, (3) transfers to relatives and trusts for estate planning purposes, (4) transfers by virtue of the laws of descent and distribution upon death, (5) transfers pursuant to a qualified domestic relations order, (6) private sales made at prices no greater than the price at which the securities were originally purchased or (7) transfers to us for cancellation of up to 750,000 shares of our common stock subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part or in connection with the consummation of an initial business combination, in each case (except for clause 7) where the transferee agrees to the terms of the escrow agreement and forfeiture, as the case may be, as well as the other applicable restrictions and agreements of the holders of the insider shares. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the insider shares.

Our sponsor has committed to purchase an aggregate of 714,400 private units (or 796,900 private units if the over-allotment option is exercised in full) at a price of $10.00 per unit ($7,144,000 in the aggregate, or $7,969,000 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. The private units are identical to the units sold in this offering except as described in this prospectus. Additionally, our sponsor agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of our initial business combination.

In order to meet our working capital needs following the consummation of this offering, our insiders may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. Our stockholders have approved the issuance of the private units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. If we do not complete a business combination, any outstanding loans from our insiders or their affiliates, will be repaid only from amounts remaining outside our trust account, if any.

Our sponsor and our officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Registration rights

The holders of the insider shares, the private units and any units that may be issued upon conversion of working capital loans or extension loans (and any securities underlying the private units or units issued upon conversion of the working capital loans or extension loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale. The holders of these securities are entitled to make up to two demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On February 9, 2021, our insiders purchased an aggregate of 5,750,000 shares of our common stock for an aggregate purchase price of $25,000, or approximately $0.004 per share. We refer to these shares throughout this prospectus as the “insider shares”. The number of insider shares issued was determined based on the expectation that such insider shares would represent 20% of the outstanding shares upon completion of this offering (not including the shares underlying the private units).

If the underwriters do not exercise all or a portion of their over-allotment option, our insiders will forfeit up to an aggregate of 750,000 insider shares in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we will record the forfeited shares as treasury stock and simultaneously retire the shares. Upon receipt, such forfeited shares would then be immediately cancelled which would result in the retirement of the treasury shares and a corresponding charge to additional paid-in capital.

If the underwriters determine the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our insiders’ ownership at a percentage of the number of shares of common stock to be sold in this offering. Our insiders may purchase from us at a price of $10.00 per unit the number of private units that is necessary to maintain in the trust account an amount equal to $10.00 per share sold to the public in this offering.

Our sponsor has committed to purchase an aggregate of 714,400 private units (or 796,900 private units if the over-allotment option is exercised in full) at a price of $10.00 per unit ($7,144,000 in the aggregate, or $7,969,000 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. The private units are identical to the units sold in this offering. Additionally, our sponsor has agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of our initial business combination.

As of the date of this prospectus, our sponsor has agreed to loan us up to an aggregate of $500,000 to be used for a portion of the expenses of this offering. As of March 31, 2021, we had borrowed $296,737 under the promissory notes with our sponsor. These loans are non-interest bearing, unsecured and are due at the closing of this offering. The loans will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account. The value of our sponsor’s interest in this transaction corresponds to the principal amount issued and outstanding under any such loan.

In order to meet our working capital needs following the consummation of this offering, our insiders, officers and directors may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. Our stockholders have approved the issuance of the private units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. If we do not complete a business combination, any outstanding loans from our insiders or their affiliates, will be repaid only from amounts remaining outside our trust account, if any.

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the private units and any units our insiders or their affiliates may be issued upon conversion of working capital loans or extension loans made to us (and any securities underlying the private units or units issued upon conversion of the working capital loans or extension loans), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private units and any units issued upon conversion of working capital loans or extension loans made to us can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our sponsor has agreed that, commencing on the date of this prospectus through the earlier of our consummation of our initial business combination or our liquidation, it will make available to us certain general and administrative services, including office space, utilities and administrative support, as we may require from time to time. We have agreed to pay $10,000 per month for these services. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination. We believe that the fee charged by our sponsor is at least as favorable as we could have obtained from an unaffiliated person.

Other than the fees described above, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our insiders or any of the members of our management team, for services rendered to us prior to, or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, board, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested independent directors, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related party policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position

We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our insiders, officers or directors unless we have obtained an opinion from an independent investment banking firm and the approval of a majority of our disinterested and independent directors (if we have any at that time) that the business combination is fair to our unaffiliated stockholders from a financial point of view. In no event will our insiders, or any of the members of our management team be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).

Management Consulting Agreement

We have engaged Ontogeny Capital L T D (“Ontogeny”) to act as a management consulting and corporate advisor in the preparation of corporate strategies, management support and business plans for us. We were obligated to pay Ontogeny $40,000 at the time of signing the engagement agreement and $35,000 upon the filing the registration statement of which this prospectus forms a part. We are obligated to pay Ontogeny up to approximately $1,650,000 payable in installments, contingent on certain milestone events. In addition, upon the consummation of our initial business combination, we have agreed to pay Ontogeny $2,875,000 for certain management consulting and corporate advisory services.

DESCRIPTION OF SECURITIES

General

As of the effective date of the registration statement of which this prospectus forms a part, our certificate of incorporation will authorize the issuance of 500,000,000 shares of common stock, par value $0.0001. As of the date of this prospectus, 5,750,000 shares of common stock are outstanding. The following description summarizes all of the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Units

Each unit has an offering price of $10.00 and consists of one share of common stock, one right and one redeemable warrant. Each right entitles the holder thereof to receive one-twentieth (1/20) of a share of common stock upon consummation of our initial business combination. We will not issue fractional shares in connection with an exchange of rights. As a result, you must hold rights in multiples of 20 in order to receive shares for all of your rights upon closing of a business combination. Each redeemable warrant entitles the registered holder to purchase three-fourths (3/4) of one share of common stock at a price of $11.50 per full share, subject to adjustment as described in this prospectus, and shall expire five years after the completion of an initial business combination, or earlier upon redemption. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. This means that only warrants in multiples of four may be exercised at any given time by a warrant holder. For example, if a warrant holder holds one warrant to purchase three-fourths (3/4) of one share, such warrant shall not be exercisable. If a warrant holder holds four warrants, such warrants will be exercisable for one share. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Delaware law.

We expect the common stock, rights and warrants comprising the units will begin separate trading on the 30th day after the date of this prospectus unless Chardan Capital Markets, LLC determines that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of common stock, rights and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock, rights and warrants.

In no event will the common stock, rights and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering, which is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option

Private Units

The private units are identical to the units sold in this offering except that (a) the private units and their component securities will not be transferable, assignable or salable until 30 days after the consummation of our initial business combination except to permitted transferees, and (b) the private warrants, so long as they are held by our sponsor or its permitted transferees, (i) will not be redeemable by us, (ii) may be exercised by the holders on a cashless basis, and (iii) will be entitled to registration rights.

Common Stock

Our holders of record of our common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve our initial business combination, our insiders, officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering, including both the insider shares and the private shares, and any shares acquired in this offering or following this offering in the open market, in favor of the proposed business combination.

We will consummate our initial business combination only if public stockholders do not exercise conversion rights in an amount that would cause our net tangible assets to be less than $5,000,001 and, assuming a quorum is present at the meeting, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting are voted in favor of the business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our certificate of incorporation, if we do not consummate our initial business combination within 12 months (or up to 18 months if our time to complete a business combination is extended as described herein) from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our insiders have agreed to waive their rights to share in any distribution with respect to their insider shares and private shares.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to sell their shares to us in any tender offer or have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote on the proposed business combination and the business combination is completed. If we hold a stockholder vote to amend any provisions of our certificate of incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, in connection with any such vote. In either of such events, converting stockholders would be paid their pro rata portion of the trust account promptly following consummation of the business combination or the approval of the amendment to the certificate of incorporation. If the business combination is not consummated or the amendment is not approved, stockholders will not be paid such amounts

Preferred Stock

There are no shares of preferred stock outstanding. No shares of preferred stock are being issued or registered in this offering. Our certificate of incorporation provides will provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we reserve the right to do so in the future.

Rights included as part of Units

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-twentieth (1/20) of a share of common stock upon consummation of our initial business combination, even if the holder of a public right converted all shares of common stock held by him, her or it in connection with the initial business combination or an amendment to our certificate of incorporation with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-twentieth (1/20) of a share underlying each right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional shares of common stock upon consummation of an initial business combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis.

The rights will be issued in registered form under a rights agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding rights in order to make any change that adversely affects the interests of the registered holders.

We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Delaware law. As a result, you must hold rights in multiples of 20 in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the rights agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Each of our rights agreement and warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights and holders of our warrants, which could limit the ability of rights holders and warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. We note, however, that there is uncertainty as to whether a court would enforce these provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Warrants

No warrants are currently outstanding. Each whole warrant entitles the registered holder to purchase three-fourths of a share of common stock at a price of $11.50 per full share, subject to adjustment as discussed below, at any time commencing on the later of the completion of an initial business combination and 12 months from the date of this prospectus. However, except as set forth below, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within 90 days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years after the completion of an initial business combination at 5:00 p.m., Eastern time, or earlier upon redemption or liquidation.

In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per share (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of our shares of common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Price”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $16.50 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 165% of the Market Price.

The private warrants will be identical to the public warrants underlying the units being offered by this prospectus except that such private warrants will be exercisable for cash (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by our sponsor or its permitted transferees.

We may call the warrants for redemption (excluding the private warrants), in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the warrants are exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $16.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders (the “Force-Call Provision”), and

•	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price that is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the volume weighted average trading price of our common stock for the 20 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors, including the price of our shares of common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalizations, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the shares of common stock issuable upon the exercise of the warrants is not current or if the shares of common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder (and his, her or its affiliates) would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.99% of the shares of common stock issued and outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying shares of common stock and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share capitalizations payable in shares of common stock, or by a split up of the shares of common stock or other similar event), we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Each of our rights agreement and warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights and holders of our warrants, which could limit the ability of rights holders and warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. We note, however, that there is uncertainty as to whether a court would enforce these provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Contractual Arrangements with respect to the Certain Warrants

We have agreed that so long as the private warrants are still held by the sponsor or its permitted transferees, we will not redeem such warrants and we will allow the holders to exercise such warrants on a cashless basis (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective). However, once any of the foregoing warrants are transferred from the sponsor or their affiliates, these arrangements will no longer apply. Furthermore, because the private warrants will be issued in a private transaction, the holders and their transferees will be allowed to exercise the private warrants for cash even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective and receive unregistered shares of common stock.

Accounting Treatment

Due to certain provisions contained in our warrant agreement, the private warrants will be treated as a derivative liability, and we will be required to record the fair value of each private warrant as a liability in accordance with the guidance contained in ASC 815-40. As a result, each quarter, we will be required to determine the fair value of each private warrant and record the change on the value of the private warrants from the prior quarter as a gain or a loss on our income statement, which will change the value of the liability for the private warrants on our balance sheet.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in such amount as to maintain the number of insider shares at 20.0% of our issued and outstanding shares of our common stock upon the consummation of this offering (assuming our insiders do not purchase units in this offering). Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent, Rights and Warrant Agent

The transfer agent for our common stock, rights agent for our rights and warrant agent for our warrants is Continental Stock Transfer & Trust Company, One State Street, 30th Floor, New York, New York 10004.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and By-Laws

We will be subject to the provisions of Section 203 of Delaware General Corporation Law, or the DGCL, regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 10% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Staggered board of directors

Our certificate of incorporation provides that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by resolution of the board of directors, or by the Chairman or the Chief Executive Officer.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Exclusive forum for certain lawsuits

Our amended and restated certificate of incorporation will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (1) derivative action or proceeding brought on behalf of our company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of our company to our company or our stockholders, or any claim for aiding and abetting any such alleged breach, (3) action asserting a claim against our company or any director or officer of our company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our bylaws, or (4) action asserting a claim against us or any director or officer of our company governed by the internal affairs doctrine except for, as to each of (1) through (4) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) arising under the federal securities laws, including the Securities Act as to which the Court of Chancery and the federal district court for the District of Delaware shall concurrently be the sole and exclusive forums. Notwithstanding the foregoing, the inclusion of such provision in our amended and restated certificate of incorporation will not be deemed to be a waiver by our stockholders of our obligation to comply with federal securities laws, rules and regulations, and the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Furthermore, the enforceability of choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 25,714,400 shares of common stock outstanding, or 29,546,900 shares of common stock if the over-allotment option is exercised in full. Of these shares, the 20,000,000 shares of common stock sold in this offering, or 23,000,000 shares of common stock if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

A person who has beneficially owned restricted shares of common stock, rights or warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock, rights or warrants for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares then outstanding, which will equal approximately 257,144 shares of common stock immediately after this offering (or approximately 295,469 shares of common stock if the over-allotment option is exercised in full); and

•	the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our insiders will be able to sell their insider shares freely without registration one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Registration Rights

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the private units and any units our insiders or their affiliates may be issued upon conversion of working capital loans or extension loans made to us (and any securities underlying the private units or units issued upon conversion of the working capital loans or extension loans), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private units and any units issued upon conversion of working capital loans or extension loans made to us can elect to exercise these registration rights at any time commencing on the date that we consummate our initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of our Securities

We expect our units, common stock, rights and warrants to be quoted on NASDAQ under the symbols “IMAQU,” “IMAQ,” “IMAQR” and “IMAQW,” respectively. We anticipate that our units will be listed on NASDAQ on or promptly after the effective date of the registration statement. Following the date the shares of our common stock, rights and warrants are eligible to trade separately, we anticipate that the shares of our common stock, rights and warrants will be listed separately and as a unit on NASDAQ. We cannot guarantee that our securities will be approved for listing on NASDAQ or that they will continue to be listed on NASDAQ after this offering.

UNDERWRITING

We intend to offer our securities described in this prospectus through the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters, through their representative and sole book-running manager of the offering, Chardan Capital Markets, LLC, have severally agreed to purchase from us, on a firm commitment basis, the following respective number of units at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus.

Underwriter	Number of Units
Chardan Capital Markets, LLC	[•]
B. Riley Securities, Inc.	[•]
Total	20,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

A copy of the form of underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of the Offering

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus.

Prior to this offering there has been no public market for our securities. The public offering price of the units and the terms of the rights and warrants were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units include:

•	the history of other similarly structured blank check companies;

•	prior offerings of those companies;

•	our prospects for consummating our initial business combination with an operating business at attractive values;

•	our capital structure;

•	securities exchange listing requirements;

•	market demand;

•	expected liquidity of our securities; and

•	general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-allotment Option

We have granted the underwriters an option to buy up to 3,000,000 additional units. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional units approximately in proportion to the amounts specified in the table above. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per Unit	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$200,000,000	$230,000,000
Discount(1)	$0.55	$11,000,000	$12,650,000
Proceeds before expenses	$9.45	$189,000,000	$217,350,000

(1)	Includes $0.35 per unit, or $7,000,000 (or up to $8,050,000 if the over-allotment option is exercised in full) in the aggregate payable to the underwriters for deferred underwriting discounts to be placed in a trust account located in the United States as described herein. The deferred discounts will be released to the underwriters only on completion of an initial business combination, in an amount equal to $0.35 multiplied by the number of public shares sold as part of the units in this offering, as described in this prospectus.

In addition to the underwriting discount, we paid Chardan $75,000, upon the execution of the engagement letter, as an advance against out-of-pocket accountable expenses actually anticipated to be incurred by the underwriters. We estimate that our portion of the total expenses of this offering payable by us will be $2,344,000 (or $2,569,000 if the size of the initial public offering is greater than $230 million), excluding underwriting discounts.

No discounts or commissions will be paid on the sale of the private units.

We have agreed to reimburse the underwriters for certain of their expenses relating to this Offering in an amount up to $200,000. The underwriters will pay for their other expenses in connection with the offering.

Right of First Refusal

Subject to certain conditions, we granted Chardan, for a period of 18 months after the date of the consummation of our business combination, a right of first refusal to act as book-running manager, with at least 30% of the economics, for any and all future public and private equity and debt offerings. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which this prospectus forms a part.

Deferred Underwriting Discounts

If we do not complete our initial business combination and subsequently liquidate, the trustee and the underwriters have agreed that (i) they will forfeit any rights or claims to their deferred underwriting discounts, including any accrued interest thereon, then in the trust account upon liquidation, and (ii) that the deferred underwriting discounts will be distributed on a pro rata basis, including interest earned on the funds held in the trust account, and not previously released to us to pay our taxes, to the public stockholders.

Regulatory Restrictions on Purchase of Securities

In connection with the offering, the underwriters may purchase and sell units in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of units than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional units for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional units or purchasing units in the open market. In determining the source of units to cover the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase additional units pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional units for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of units made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because an underwriter has repurchased units sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the units, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the units. As a result, the price of the units may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on The NASDAQ Stock Market, in the over-the-counter market or otherwise.

In connection with this offering, the underwriters may engage in passive market making transactions in the units on The NASDAQ Stock Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of the units and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of the units to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and may end passive market making activities at any time.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Other Terms

We estimate that our portion of the total expenses of this offering payable by us will be $2,344,000 (or $2,569,000 if the size of the initial public offering is greater than $230 million), excluding underwriting discounts. We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We have not entered into any understanding or arrangement to engage, and are under no contractual obligation to engage, the underwriters to provide any services for us after this offering, but we may do so at our discretion. However, the firms acting as underwriters for this offering (or their affiliates) may introduce us to potential target businesses or assist us in raising additional capital in the future, including by acting as a placement agent in a private offering or underwriting or arranging debt financing. We may also pay the firms acting as underwriters for this offering (or their affiliates) a finder’s fee or other compensation for services rendered to us in connection with the completion of the business combination contemplated in this prospectus. Any compensation paid to the firms acting as underwriters for this offering (or their affiliates) for services provided to us after this offering will be fair and reasonable and determined at that time in an arm’s length negotiation. Any such compensation that is paid to, or any arrangement with respect to the payment of such compensation that is entered into with, such firms (or their affiliates) within 60 days from the date of this prospectus, may be considered by FINRA to be compensation with respect to this offering unless otherwise excluded from such characterization under applicable FINRA rules. Because the underwriters for this offering are entitled to the deferred portion of their underwriting compensation only if an initial business combination is completed within the specified timeframe, and any additional compensation to such firms (or their affiliates) for the other services described above may also be conditioned on closing of a business combination transaction, these firms (and their affiliates) may have a potential conflict of interest in connection with the provision of such services.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, including in connection with acting in an advisory capacity or as a potential financing source in conjunction with our potential acquisition of a company. In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area the Prospectus Regulation lays down requirements for the drawing up, approval and distribution of the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market situated or operating within a member state. An offer of units described in this prospectus may not be made to the public in that member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Regulation, except that, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or

•	in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 1(4) of the Prospectus Regulation;

provided that no such offer of units referred to in the bullet points above shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.

For the purpose of this provision, the expression an “offer of units to the public” in any member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Canada

The units may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Resale Restrictions

We intend to distribute our units in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our units in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our units. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our units will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase our units without the benefit of a prospectus qualified under those securities laws;

•	where required by law, that the purchaser is purchasing as principal and not as agent;

•	the purchaser has reviewed the text above under Resale Restrictions; and

•	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our units to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our units, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our units. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our units. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our units were offered to the purchaser and, if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our units as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	shares, debentures and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notification under Section 309B(1)(c) of the Securities and Futures Act:    Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are (A) prescribed capital markets products (as defined in the CMP Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

The units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the units or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of units.

LEGAL MATTERS

Loeb & Loeb LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. Certain legal matters will be passed upon on behalf of the underwriters by Latham & Watkins LLP.

EXPERTS

The balance sheet of International Media Acquisition Corp. as of February 9, 2021 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from January 15, 2021 (inception) through February 9, 2021 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of International Media Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INTERNATIONAL MEDIA ACQUISITION CORP.

Index to Financial Statements

Page
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of March 31, 2021 (unaudited) and February 9, 2021 (audited)	F-3
Statements of Operations for the period from January 15, 2021 (inception) through March 31, 2021 (unaudited) and for the period from January 15, 2021(inception) through February 9, 2021 (audited)	F-4
Statements of Changes in Stockholder's Equity for the period from January 15, 2021 (inception) through February 9, 2021 (audited) and for the period from February 9, 2021 through March 31, 2021 (unaudited)	F-5
Statements of Cash Flows for the period from January 15, 2021 (inception) through March 31, 2021 (unaudited) and for the period from January 15, 2021 (inception) through February 9, 2021 (audited)	F-6
Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and Board of Directors of

International Media Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of International Media Acquisition Corp. (the “Company”) as of February 9, 2021, the related statement of operations, changes in stockholder’s equity and cash flows for the period from January 15, 2021 (inception) through February 9, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 9, 2021, and the results of its operations and its cash flows for the period from January 15, 2021 (inception) through February 9, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficiency as of February 9, 2021 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

We have served as the Company’s auditor since 2021.

Tampa, FL

February 24, 2021, except for Note 8 regarding "Rights", as to which the date is June 25, 2021

INTERNATIONAL MEDIA ACQUISITION CORP.

BALANCE SHEETS

	March 31, 2021	February 9, 2021
	(Unaudited)	(Audited)
ASSETS
Current asset - cash	$6,975	$—
Deferred offering costs	351,877	209,392
TOTAL ASSETS	$358,852	$209,392

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accrued expenses	1,000	1,000
Accrued offering costs	37,640	7,500
Promissory note - related party	296,737	176,892
Total Current Liabilities	335,377	185,392

Commitments (Note 6)

Stockholder’s Equity
Common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 issued and outstanding (1)	575	575
Additional paid-in capital	24,425	24,425
Accumulated deficit	(1,525)	(1,000)
Total Stockholder’s Equity	23,475	24,000
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$358,852	$209,392

(1) Includes up to 750,000 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 6).

The accompanying notes are an integral part of the financial statements.

INTERNATIONAL MEDIA ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	For the Period from January 15, 2021 (Inception) Through
	March 31, 2021	February 9, 2021
	(Unaudited)	(Audited)
Formation and operating costs	$1,525	$1,000
Net Loss	$(1,525)	$(1,000)

Weighted average shares outstanding, basic and diluted (1)	5,000,000	5,000,000
Basic and diluted net loss per common share	$(0.00)	$(0.00)

(1) Excludes up to 750,000 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 6).

The accompanying notes are an integral part of the financial statements.

INTERNATIONAL MEDIA ACQUISITION CORP.

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

	Common Stock		Additional	Accumulated	Total Stockholder’s
	Shares	Amount	Paid-in Capital	Deficit	Equity
Balance at January 15, 2021 (inception)	—	$—	$—	$—	$—

Issuance of Common stock to Sponsor (1)	5,750,000	575	24,425	—	25,000

Net loss	—	—	—	(1,000)	(1,000)

Balance at February 9, 2021 (audited)	5,750,000	$575	$24,425	$(1,000)	$24,000

Net loss	—	—	—	(525)	(525)

Balance at March 31, 2021 (unaudited)	5,750,000	$575	$24,425	$(1,525)	$23,475

(1) Includes up to 750,000 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 6).

The accompanying notes are an integral part of the financial statements.

INTERNATIONAL MEDIA ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	For the Period from January 15, 2021 (Inception) Through
	March 31, 2021	February 9, 2021
	(Unaudited)	(Audited)
Cash Flows from Operating Activities:
Net loss	$(1,525)	$(1,000)
Changes in operating assets and liabilities
Accrued expenses	1,000	1,000
Net cash provided by (used in) operating activities	(525)	—

Cash Flows from Financing Activities:
Proceeds from promissory note - related party	165,000	—
Repayment of promissory note - related party	(50,000)	—
Offering costs paid	(107,500)	—
Net cash provided by financing activities	7,500	—

Net Change in Cash	6,975	—
Cash - Beginning of period	—	—
Cash - End of period	$6,975	$—

Non-cash investing and financing activities:
Deferred offering costs paid by Sponsor in exchange for issuance of common stock	$25,000	$25,000
Deferred offering costs included in promissory note - related party	$181,737	$176,892
Deferred offering costs included in accrued offering costs	$37,640	$7,500

The accompanying notes are an integral part of the financial statements.

INTERNATIONAL MEDIA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS, AND GOING CONCERN

International Media Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on January 15, 2021. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”).

The Company is not limited to a particular industry or geographic region (excluding China) for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of March 31, 2021, the Company had not commenced any operations. All activity for the period from January 15, 2021 (inception) through March 31, 2021 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 20,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 23,000,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 714,400 warrants (or 796,900 warrants if the underwriters’ over-allotment option is exercised in full) (the “Private Units”), at a price of $10.00 per Private Unit, in a private placement to Content Creation Media LLC (the “Sponsor”), that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Units, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s rights or warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval and assuming a quorum is present at the meeting, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or don’t vote at all.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within 12 months (or up to 18 months if the Company extends the period of time) from the closing of the Proposed Public Offering and (c) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 12 months (or up to 18 months if the Company extends the period of time) from the closing of the Proposed Public Offering, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment. However, if the Sponsor acquires Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period.

The Company will have until 12 months (or up to 18 months if the Company extends the period of time) from the closing of the Proposed Public Offering to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares for a pro rata portion of the funds held in the Trust Account, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining holders of common stock and the board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s rights and warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per Public Share due to reductions in the value of the trust assets, in each case less taxes payable, provided that such liability will not apply to any claims by a third-party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

At March 31, 2021, the Company had $6,975 in cash and a working capital deficit of $328,402. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. In the opinion of management, the accompanying unaudited financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2021 and February 9, 2021.

Deferred Offering Costs

Deferred offering costs consist of legal, accounting and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, Income Taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 and February 9, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be de minimis for the period from January 15, 2021 (inception) through March 31, 2021.

Net Loss Per Common Share

Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Weighted average shares were reduced for the effect of an aggregate of 750,000 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 7). At March 31, 2021 and February 9, 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, Fair Value Measurement (“ASC 820”), approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer for sale 20,000,000 Units (or 23,000,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one share of common stock, one right (“Public Right”) and one redeemable warrant (“Public Warrant”). Each Public Right will entitle the holder to receive one-twentieth of one share of common stock at the closing of a Business Combination (see Note 8). Each whole Public Warrant will entitle the holder to purchase three-fourths of one share of common stock at an exercise price of $11.50 per whole share (see Note 7).

NOTE 4. PRIVATE PLACEMENT

The Sponsor has agreed to purchase an aggregate of 714,400 Private Units (or 796,900 units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per Private Unit, for an aggregate purchase price of $7,144,000 (or $7,969,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Unit consists of one share of common stock, one right and one warrant. Each right will entitle the holder to receive one-twentieth of one share of common stock at the closing of a Business Combination (see Note 8).

The proceeds from the Private Units will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Units and all underlying securities will be worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the rights and warrants included in the Private Units.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On February 9, 2021, the Sponsor paid an aggregate of $25,000 to cover certain expenses on behalf of the Company in exchange for the issuance of 5,750,000 shares of common stock (the “Founder Shares”). The Founder Shares include an aggregate of up to 750,000 shares of common stock subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Sponsor will own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering).

The Sponsor has agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of six months after the date of the consummation of an initial Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following the consummation of an initial Business Combination and, with respect to the remaining 50% of the Founder Shares, six months after the date of the consummation of an initial Business Combination, or earlier in each case if, subsequent to an initial Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Notes—Related Party

On February 1, 2021, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2021 or (ii) the consummation of the Proposed Public Offering. As of March 31, 2021 and February 9, 2021, there was $296,737 and $176,892 outstanding under the Promissory Note, respectively (see Note 9).

Administrative Support Agreement

The Company intends to enter into an agreement pursuant to which the Company will pay the Sponsor a total of $10,000 per month for office space, administrative and support services. Upon completion of a Business Combination or liquidation, the Company will cease paying these monthly fees.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the initial stockholders or an affiliate of the initial stockholders or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into units of the post-Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Units.

NOTE 6. COMMITMENTS

Registration and Stockholder Rights Agreement

The holders of the Founder Shares, the Private Units and any units that may be issued upon conversion of Working Capital Loans or extension loans (and any securities underlying the Private Units or units issued upon conversion of the working capital loans or extension loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of these securities are entitled to make up to two demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of an initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the date of the Proposed Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of $0.20 per Unit, or $4,000,000 in the aggregate (or $4,600,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, the underwriters will be entitled to a deferred fee of $0.35 per Unit, or $7,000,000 in the aggregate (or $8,050,000 in the aggregate if the underwriters’ over-allotment option is exercised in full). Subject to the terms of the underwriting agreement, (i) the deferred fee will be placed in the Trust Account and released to the underwriters only upon the completion of a Business Combination and (ii) the deferred fee will be waived by the underwriters in the event that the Company does not complete a Business Combination.

Management Consulting Agreement

The Company has engaged Ontogeny Capital L T D (“Ontogeny”) to act as a management consulting and corporate advisor in the preparation of corporate strategies, management support and business plans for the Company. At the time of signing the agreement, the Company was obligated to pay $40,000, which is a component of the Promissory Note (see Note 5) and $35,000 upon the initial confidential filing of the Company’s registration statement. The Company is obligated to pay Ontogeny approximately $1,650,000 payable in installments, contingent on additional milestone events that have not yet occurred at March 31, 2021. In addition, upon the consummation of the Company’s initial business combination, the Company has agreed to pay Ontogeny $2,875,000 for certain management consulting and corporate advisory services.

NOTE 7. WARRANTS

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination or (b) one year from the closing of the Proposed Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within 90 days from the consummation of an initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration the Securities Act.

No Public Warrants will be exercisable and the Company will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, the Company cannot guarantee that it will be able to do so and, if the Company does not maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and the Company will not be required to settle any such warrant exercise. If the prospectus relating to the shares of common stock issuable upon the exercise of the warrants is not current or if the shares of common stock are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the Company will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

The Company may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the warrants are exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $16.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the warrants for redemption as described above, management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The fair market value shall mean the volume weighted average trading price of our common stock for the 20 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether the Company will exercise its option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors, including the price of the Company’s shares of common stock at the time the warrants are called for redemption, the Company’s cash needs at such time and concerns regarding dilutive share issuances.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.50 per share (with such issue price or effective issue price to be determined in good faith by the board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of an initial Business Combination, and (z) the volume weighted average trading price of the Company’s shares of common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates an initial Business Combination (such price, the “Market Price”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $16.50 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 165% of the Market Price.

The Private Units and their component securities will not be transferable, assignable or salable until 30 days after the completion of an initial Business Combination, subject to certain limited exceptions. Except as described above, the Private Units are identical to the Units being offered in the Proposed Public Offering. The warrants underlying the Private Units (the “Private Warrants”) will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the Units being sold in the Proposed Public Offering.

The Company will account for the 20,714,400 warrants to be issued in connection with the Proposed Public Offering (including 20,000,000 Public Warrants and 714,400 Private Warrants assuming the underwriters’ over-allotment option is not exercised) in accordance with the guidance contained in ASC 815-40. The Public Warrants qualify for equity treatment under ASC 815-40. Such guidance provides that because the Private Warrants do not meet the criteria for equity treatment thereunder, each Private Warrant must be recorded as a liability at fair value.

The accounting treatment of derivative financial instruments requires that the Company record the Private Warrants as derivative liabilities at fair value upon the closing of the Proposed Public Offering and subsequently at the end of each reporting period. With each such re-measurement, the warrant liability will be adjusted to its current fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

NOTE 8. STOCKHOLDER’S EQUITY

Preferred stock—At March 31, 2021 and February 9, 2021, the Company had no authorized, issued, or outstanding shares of preferred stock. The Company intends to file an Amended and Restated Certificate of Incorporation prior to the closing date of the Proposed Public Offering such that the Company will be authorized to issue 5,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors.

Common stock—The Company is authorized to issue 10,000,000 shares of common stock with a par value of $0.0001 per share. Holders of common stock are entitled to one vote for each share. At March 31, 2021 and February 9, 2021, there were 5,750,000 shares of common stock issued and outstanding, of which an aggregate of up to 750,000 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Sponsor will collectively own 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering).

The Company intends to file an Amended and Restated Certificate of Incorporation prior to the closing date of the Proposed Public Offering such that the Company will be authorized to issue 500,000,000 shares of common stock with a par value of $0.0001 per share.

Rights—Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-twentieth (1/20) of one share of common stock upon consummation of a Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-twentieth (1/20) of a share underlying each right upon consummation of the Business Combination.

The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware law. As a result, the holders of the rights must hold rights in multiples of 20 in order to receive shares for all of the holders’ rights upon closing of a Business Combination. If the Company is unable to complete an initial Business Combination within the Combination Period and the Company redeems the Public Shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On April 6, 2021 and June 17, 2021, the Company issued additional unsecured promissory notes to the Sponsor (the “Additional Promissory Notes” and, together with the “Promissory Note”, the “Promissory Notes”), pursuant to which the Company may borrow up to an additional aggregate principal amount of $200,000. The Additional Promissory Notes are non-interest bearing and payable on the earlier of (i) December 31, 2021 or (ii) the consummation of the Proposed Public Offering. Collectively, the Company may now borrow up to an aggregate principal amount of $500,000 under the Promissory Notes. In April, May, and June 2021, the Company borrowed an additional $113,559 under the Promissory Notes.

$200,000,000

20,000,000 Units

International Media Acquisition Corp.

Preliminary prospectus

Sole Book-Running Managers

Chardan

        , 2021

Until         , 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade our shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information not required in prospectus

Item 13. Other expenses of issuance and distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Advisory fees	$1,500,000
Legal fees and expenses	300,000
Accounting fees and expenses	89,025
SEC registration fee	26,348
FINRA registration and listing fees	36,725
NASDAQ listing and filing fees	75,000
Printing and engraving expenses	35,000
Miscellaneous	281,902
Total offering expenses (excluding underwriting commissions)	$2,344,000

(1)	This amount represents the approximate amount of annual director and officer liability insurance premiums the registrant anticipates paying following the completion of its initial public offering and until it completes a business combination.

Item 14. Indemnification of directors and officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)           A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)           A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)           (1) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. For indemnification with respect to any act or omission occurring after December 31, 2020, references to “officer” for purposes of this paragraphs (c)(1) and (2) of this section shall mean only a person who at the time of such act or omission is deemed to have consented to service by the delivery of process to the registered agent of the corporation pursuant to § 3114(b) of Title 10 (for purposes of this sentence only, treating residents of this State as if they were nonresidents to apply § 3114(b) of Title 10 to this sentence).

(2) The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein.

(d)           Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination:

(1)       By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

(2)       By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(3)       If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(4)       By the stockholders.

(e)           Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)            The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)           A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)           For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)            For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)            The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)           The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL unless they violated their duty of loyalty to the company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition; provided, however, that, if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our certificate of incorporation.

Our bylaws, which we intend to adopt immediately prior to the closing of this offering, include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnity agreements with each of our officers and directors a form of which is filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent sales of unregistered securities.

On February 9, 2021, our sponsor purchased an aggregate of 5,750,000 insider shares for an aggregate purchase price of $25,000, or approximately $0.004 per share. The per share purchase price of the insider shares was determined by dividing the amount of cash contributed to the company by the aggregate number of insider shares issued. The number of insider shares issued was determined based on the expectation that the insider shares would represent 20% of the outstanding shares after this offering (not including the shares underlying the private units). As such, our insiders will collectively own 20% of our issued and outstanding shares after this offering. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as they were sold to accredited investors.

Our sponsor has committed to purchase an aggregate of 714,400 private units (or 796,900 private units if the over-allotment option is exercised in full) at a price of $10.00 per unit ($7,144,000 in the aggregate, or $7,969,000 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. This purchase will take place on a private placement basis simultaneously with the completion of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1*	Certificate of Incorporation.
3.2*	Form of Amended and Restated Certificate of Incorporation.
3.3*	Bylaws.
3.4*	Form of Amended and Restated Bylaws.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Common Stock Certificate.
4.3*	Specimen of Right Certificate
4.4*	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant.
4.5*	Specimen Warrant Certificate.
4.6*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Loeb & Loeb LLP, counsel to the Registrant.
10.1*	Form of Insider Letter Agreement among the Registrant, Chardan Capital Markets LLC and the Registrant’s officers, directors and stockholders.
10.2*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3*	Form of Stock Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the initial stockholders.
10.4*	Form of Registration Rights Agreement between the Registrant and certain security holders.
10.5*	Form of Subscription Agreement between the Registrant and Content Creation Media LLC.
10.6*	Form of Indemnity Agreement.
10.7*	Form of Administrative Services Agreement between the Registrant and Content Creation Media LLC.
10.8*	Management Consulting & Corporate Advisory Services Engagement Letter, dated May 5, 2021, between the Registrant and Ontogeny Capital L T D
10.9*	Management Consulting & Corporate Advisory Services Supplemental Engagement Letter, dated May 5, 2021, between the Registrant and Ontogeny Capital L T D
14*	Form of Code of Ethics.
23.1	Consent of Marcum LLP.
23.2*	Consent of Loeb & Loeb LLP (included on Exhibit 5.1).
99.1*	Form of Audit Committee Charter.
99.2*	Form of Compensation Committee Charter.
99.3*	Consent of David M. Taghioff.
99.4*	Consent of Deepak Nayar.
99.5*	Consent of Gregory R. Silverman.
99.6*	Consent of Paul F. Pelosi, Jr.
99.7*	Consent of Suresh Ramamurthi.

*	Filed previously.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Brunswick, on July 26, 2021.

International Media Acquisition Corp.

By:	/s/ Shibasish Sarkar
Name: Shibasish Sarkar
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2021.

Name	Position

/s/ Shibasish Sarkar	Chairman of the Board of Directors and Chief Executive Officer
Shibasish Sarkar	(Principal Executive Officer)

/s/ Vishwas Joshi	Chief Financial Officer
Vishwas Joshi	(Principal Financial and Accounting Officer)

/s/ Sanjay Wadhwa	Executive Director
Sanjay Wadhwa